UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Quantum Corporation

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QUANTUM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

November 13, 2019

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) of Quantum Corporation (the “Company” or “Quantum”), a Delaware corporation, will be held on November 13, 2019 at 11:30 a.m., Eastern Time, at the law offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders or until their successors are elected and duly qualified;

2.	To ratify the appointment of Armanino LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2020;

3.	To adopt a resolution approving, on an advisory basis, the compensation of the Company’s named executive officers;

4.	To approve an amendment to the Company’s 2012 Long-Term Incentive Plan;

5.	To approve an amendment to the Company’s Employee Stock Purchase Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on October 11, 2019 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Meeting, you are urged to submit your proxy via the Internet or telephone or vote, sign, date and return your proxy card as promptly as possible in the postage-prepaid envelope provided for that purpose.

By Order of the Board of Directors,

San Jose, California	J. Michael Dodson
October 16, 2019	Senior Vice President, Chief Financial Officer and Secretary

QUANTUM CORPORATION

QUANTUM CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

These proxy materials are provided on behalf of the board of directors (the “Board”) of Quantum Corporation (“Quantum” or the “Company”) in connection with the Board’s solicitation of your proxy for use at the annual meeting of stockholders (the “Annual Meeting”) of Quantum for the purposes set forth herein. The Annual Meeting will be held on November 13, 2019 at 11:30 a.m., Eastern Time, at the law offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York. The Company’s telephone number is 408-944-4000 and the Internet address for its website is http://www.quantum.com. These proxy materials are being mailed on or around October 18, 2019

Record Date; Outstanding Shares

Stockholders of record at the close of business on October 11, 2019 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the Record Date, 36,925,240 shares of the Company’s Common Stock were issued and outstanding. Other than the Common Stock, the Company has no other voting securities entitled to vote at the Annual Meeting.

Voting

With respect to matters other than the election of directors, each share of Common Stock is entitled to one vote, as provided in the Company’s Amended and Restated Certificate of Incorporation. Accordingly, a total of 36,925,240 votes may be cast at the Meeting with respect to matters other than the election of directors. For voting with respect to the election of directors, stockholders may cumulate their votes. Cumulative voting means that a stockholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the stockholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the stockholder may wish. For example, if you own 100 shares of Common Stock, and there are five directors to be elected at the Annual Meeting, you could cast a total 500 “FOR” votes (five times one hundred) among as few or as many of the five nominees to be voted on at the Meeting as you choose.

Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions or may vote by telephone by following the “Vote by Phone” instructions on the proxy card accompanying these proxy materials. You can also elect to complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Stockholders who hold shares beneficially in street name may vote by the methods specified on the voting instruction card provided by their broker, bank or nominee. Stockholders may also vote by attending the Annual Meeting and voting in person while the polls are open.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (currently J. Michael Dodson) at or before the taking of the vote at the Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (iii) voting on a later date by telephone or via the Internet, or (iv) attending the Annual Meeting and voting in person while the voting polls are open (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy must be delivered to the Secretary of the Company before the Meeting.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

While there is no definite statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote at the Annual Meeting with respect to a proposal. Abstentions are treated as “votes cast” with respect to proposals requiring stockholder approval under applicable rules. Thus, an abstention has the effect of a vote against Proposal Four regarding the amended and restated 2012 Long-Term Incentive Plan and Proposal Five regarding the amended and restated Employee Stock Purchase Plan. For proposals requiring approval of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote, as well as the proposal requiring approval of a majority of our outstanding shares of Common Stock, abstentions will count as votes against the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

Under rules that govern brokers, banks and other agents that are record holders of Company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may vote on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. All matters on the agenda for the Annual Meeting, other than the ratification of the Company’s auditors, are non-discretionary. It is important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.

Voting Requirements

For Proposal One, election of directors, approval by a majority of votes cast is required, and stockholders may cumulate their votes. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director. If the number of shares voted “for” a director nominee in an uncontested election does not exceed the number of shares voted “against” such director nominee, then this director nominee shall not be elected, and a vacancy on the Board of Directors shall be created. Following the meeting, the Board of Directors, in consultation with the Corporate Governance and Nominating Committee, may address this vacancy in accordance with the Company’s Bylaws. Please see the sections entitled “Voting” above and “Additional Information on the Mechanics of Cumulative Voting” below for a description of cumulative voting.

For Proposals Two and Three, the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020 (“Fiscal 2020”) and the adoption of a resolution approving, on an advisory basis, the compensation of our named executive officers, respectively, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required. Proposal Three is advisory only; however, the Board and the Leadership and Compensation Committee of the Board consider the input of the Company’s stockholders important and will take into account the outcome of the vote when evaluating our future executive compensation programs. For Proposal Four and Five, the approval of an amended and restated 2012 Long-Term Incentive Plan and an amended and restated Employee Stock Purchase Plan, approval of a majority of the votes cast is required.

Board of Directors’ Voting Recommendations

The Board recommends that you vote your shares “FOR” each of the Board’s five nominees that are standing for election to the Board (Proposal One in this Proxy Statement), “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Two in this Proxy Statement), “FOR” the approval of the advisory vote on executive compensation (Proposal Three in this Proxy Statement), “FOR” the approval of an amended and restated 2012 Long-Term Incentive Plan (Proposal Four in this Proxy Statement), and “FOR” the approval of an amended and restated Employee Stock Purchase Plan (Proposal Five in this Proxy Statement). As of the date of this Proxy Statement, the Company is not aware of any other matter that may be voted on at the Annual Meeting. The proxy solicited for the Annual Meeting by the Board grants the proxy holders discretionary authority to vote on any other matter (other than Proposals One through Five) that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholder Proposals for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8

Stockholders may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting for the fiscal year ending March 31, 2021 (the “Next Annual Meeting”), the Secretary of the Company must receive the written proposal at the Company’s principal executive offices no later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the Annual Meeting (see Section 2.4(i)(a) of the Company’s Bylaws); provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Company mailed the proxy materials in connection with this annual meeting on or about October 15, 2019. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and with the notice procedures set forth in the Company’s Bylaws. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.

Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8

Proposals Other than for Nominees to the Board of Directors

Proposals of stockholders of the Company which are to be presented at the Next Annual Meeting may be made by a stockholder of the Company who is a stockholder at the time of submitting such proposal and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such proposals must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the Annual Meeting (see Section 2.4(i)(a) of the Company’s Bylaws); provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Company mailed the proxy materials in connection with this annual meeting on or about October 15, 2019. The stockholder’s submission must include the information specified in Section 2.4(i)(b) of the Company’s Bylaws. The Company’s Bylaws are available on the Corporate Governance – Governance Documents section of the About Us / Investor Relations portion of our website at www.quantum.com.

Proposals not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the Next Annual Meeting. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.

As of the date of this Proxy Statement, we are not aware of any stockholder intending to present a stockholder proposal from the floor at this year’s Annual Meeting. The proxy solicited for the Annual Meeting by the Board grants the proxy holders discretionary authority to vote on any other matter (other than Proposals One through Five) that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Proposals for Nominees to the Board of Directors

Nominations of persons for election to the Board may be made by a stockholder of the Company who is a stockholder at the time of submitting such nomination and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for this year’s Annual Meeting); provided, however, that in the event that the date of the Next Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to the Next Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the Next Annual Meeting, or (ii) the tenth day following the day on which public announcement of the date of the Next Annual Meeting is first made (see Sections 2.4(i)(a) and (ii)(a) of the Company’s Bylaws). The Company mailed the proxy materials in connection with this annual meeting on or about October 15, 2019. The stockholder’s submission must include the information specified in Section 2.4(ii)(b) of the Company’s Bylaws. The Company’s Bylaws are available on the Corporate Governance – Governance Documents section of the About Us / Investor Relations portion of our website at www.quantum.com.

Proposals for nominees to the Board not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the Next Annual Meeting. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.

Householding and Requesting Paper or Email Copies of Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to such stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Quantum and some brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please so indicate by (i) contacting Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-866-540-7095 (have your proxy card in hand when you call and then follow the instructions), or (ii) writing to Broadridge at Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or (iii) contacting Quantum’s Investor Relations Department by telephone at (646) 809-4048 if you are a registered stockholder and contacting your broker if you hold shares beneficially in street name. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

The proxy card provides you with instructions about how to: view our proxy materials for the Annual Meeting via the Internet; and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials via the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Solicitation

The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of this Proxy Statement, the proxy card and any other proxy materials furnished to stockholders by the Company in connection with the Annual Meeting. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company’s directors and officers, without additional compensation, personally or by telephone, email or otherwise.

If You Receive More than One Proxy Card

If you hold your shares of Common Stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares of Common Stock are voted, please vote and sign, date and return the proxy card for each account. You should vote all of your shares of Common Stock.

Attending the Annual Meeting

All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to submit your proxy via the Internet or telephone or vote, sign, date and return your proxy card as promptly as possible in the postage-prepaid envelope provided for that purpose. If you attend the Annual Meeting, are a holder of record, and vote by ballot you will revoke any previous vote you submitted. If you hold your shares through a bank or broker (or other financial intermediary) and wish to attend the Annual Meeting for purposes of voting, you will need to obtain a proxy from your bank or broker in order to do so.

Additional Information on the Mechanics of Cumulative Voting

In the election of directors, you may choose to cumulate your vote. Cumulative voting applies only to the election of directors and allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are five directors to be elected at the Annual Meeting, you may allocate 500 “FOR” votes (5 times 100) among as few or as many of the five nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.

If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. You will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the Internet, thus, if you wish to cumulate your votes, you should request a paper proxy card.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, James J. Lerner and J. Michael Dodson as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

BOARD OF DIRECTORS AND COMMITTEES

The Board’s key roles include, but are not limited to: (i) the selection and evaluation of the Company’s Chief Executive Officer (“CEO”), and overseeing CEO succession planning; (ii) advising the CEO and management on the Company’s fundamental strategies; (iii) reviewing and approving the CEO’s objectives; (iv) approving acquisitions, divestitures and other significant corporate actions; (v) advising the CEO on the performance of senior management, and significant organizational changes, including succession planning; and (vi) approving the annual operating financial plan.

The names of our current directors and the nominees for election as directors and certain information about them as of August 6, 2019, are set forth below. There are no family relationships between any directors or executive officers of the Company.

Name of Director	Age	Director Since		Principal Occupation
John A. Fichthorn(2)(3)	46	2019	(4)	Head of Alternative Investments for B. Riley Capital Management, LLC
James J. Lerner	49	2018		President & Chief Executive Officer of Quantum
Raghavendra Rau(1)	70	2017		Management Consultant
Marc E. Rothman(1)(2)	54	2017		Executive Vice President and Chief Financial Officer, VeriFone Inc.
Eric B. Singer(2)(3)	45	2017		Founder and Managing Member of VIEX Capital Advisors, LLC

(1)	Member of the Audit Committee.
(2)	Member of the Leadership and Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.
(4)	Mr. Fichthorn was appointed to the Board on April 4, 2019, the start of the Company’s fiscal 2020.

Director Nominees

Mr. John A. Fichthorn has served since April 2017 as Head of Alternative Investments for B. Riley Capital Management, LLC, which is an SEC-registered investment advisor and wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”). Prior to joining B. Riley, Mr. Fichthorn was a Co-Founder of Dialectic Capital Management, LLC, an investment management firm, and has been a portfolio manager of the firm since 2003. Mr. Fichthorn served as a Director of California Micro Devices from September 2009 until its sale in February 2010. From 2000 to 2003, Mr. Fichthorn was employed by Maverick Capital, most recently as Managing Director of the technology group. From 1999 to 2000, Mr. Fichthorn was an analyst at Alliance Capital working across multiple hedge fund products and as a member of the technology team. From 1997 to 1999, Mr. Fichthorn was an Analyst at Quilcap Corporation, a hedge fund where he covered all sectors, with a focus on technology. From 1995 to 1997, Mr. Fichthorn worked at Ganek & Orwicz Partners where his responsibilities included small cap research, international closed-end fund arbitrage and operations. Mr. Fichthorn has served on the board of directors of Health Insurance Innovations, Inc., a publicly traded health insurance and technology platform company, since December 2017, and the Maven, a publicly traded online media company, since September 2018, where he also serves as chairman of the board. Mr. Fichthorn has significant experience in accounting and financial matters, the unique perspective of representing the interests of a major stockholder, and experience serving on other public company boards.

Mr. James J. Lerner was appointed as President and CEO of the Company, effective July 1, 2018. He also serves as the Chairman of the Company’s Board of Directors. Mr. Lerner has previously served as Vice President and Chief Operating Officer at Pivot3 Inc. from March 2017 to June 2018, and Chief Revenue Officer from November 2016 to March 2017. Prior to Pivot3, from March 2014 to August 2015, Mr. Lerner served as

President of Cloud Systems and Solutions at Seagate Technology Public Limited Company. Prior to Seagate, Mr. Lerner served in various executive roles at Cisco Systems, Inc., including most recently as Senior Vice President and General Manager of the Cloud & Systems Management Technology Group. Before beginning his career as a technology company executive, Mr. Lerner was a Senior Consultant at Andersen Consulting. Mr. Lerner earned a Bachelor of Arts in Quantitative Economics and Decision Sciences from U.C. San Diego. We believe Mr. Lerner’s extensive experience in our industry combined with his executive-level experience at large, well-established companies contributes significantly to our Board.

Mr. Raghavendra Rau has served as a member of our Board since March 2017 currently serves as a member of the Board of Directors and Vice Chairman of TiVo Corporation, a creator of personalized and data-driven ways for viewers to discover the right entertainment and for providers to discover the right audiences, a position he has held since May 2015. He also served as Interim President and CEO of Tivo from July 5, 2018 to May 30, 2019. From November 2011 until October 2014, Mr. Rau served as the Chief Executive Officer of SeaChange International Inc., a provider of digital video systems, software and related services to cable, telecommunications and broadcast television companies worldwide, where he also served as a director from July 2010 until October 2014 and as a member of the Compensation Committee. From November 2010 until December 2014, Mr. Rau served as a director of Aviat Networks, Inc., a global supplier of microwave networking solutions, backed by an extensive suite of professional services and support, where he also served as a member of the Audit Committee. Mr. Rau also previously served as a director of Microtune, Inc., a global leader in RF integrated circuits and subsystem modules, from May 2010 until its acquisition by Zoran Corporation in December 2010, where he also served as a member of the Audit Committee. Mr. Rau served as Senior Vice President of the Mobile TV Solutions Business of Motorola, Inc. from May 2007 until January 2008, and as Senior Vice President of Strategy and Business Development, Networks & Enterprise of Motorola from March 2006 to May 2007. Mr. Rau served as Corporate Vice President of Global Marketing and Strategy for Motorola from 2005 to 2006, and as Corporate Vice President, Marketing and Professional Services, from 2001 to 2005. From October 1992 to 2001, Mr. Rau served in various positions within Motorola, including as Vice President of Strategic Business Planning and Vice President of Sales and Operations and held positions in Asia and Europe. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance, and was a director of the Center for Telecom Management at the University of Southern California. Mr. Rau also served on the Marketing Advisory Board of Cleversafe Inc. which was acquired by IBM. Mr. Rau holds a Bachelor’s degree in Engineering from the National Institute of Technology (India) and an MBA from the Indian Institute of Management. Mr. Rau joined the Board on March 31, 2017. He serves as a member of the Audit Committee and the Leadership and Compensation Committee. We believe that Mr. Rau possesses specific attributes that qualify him to serve as a member of the Board, including his executive and board experience.

Mr. Marc E. Rothman has served as a member of our Board since May 2017. He is currently Executive Vice President and Chief Financial Officer at VeriFone Systems Inc., which designs, markets and services electronic payment systems for consumers, merchants and financial institutions, a position he has held since February 2013. Before joining VeriFone, Mr. Rothman served as Senior Vice President and Chief Financial Officer of Motorola Mobility Inc. from 2010 to 2012, and also played a central role in Motorola Mobility’s spinoff from its former parent company, Motorola Inc., as well as its sale to Google in 2012. Mr. Rothman also served in a number of executive finance positions at Motorola throughout his tenure, beginning in January 2000, including its Chief Financial Officer of its Broadband Communications, Public Safety, Networks and Enterprise and Mobile Devices global business segments, as well as Motorola’s Senior Vice President, Corporate Controller and Chief Accounting Officer. From 1995 to 2000, Mr. Rothman served in a number of leadership finance roles at General Instrument, which developed integrated and interactive broadband access solutions, including its Vice President and Corporate Controller. Prior to that, Mr. Rothman was employed eight years at Deloitte & Touche, Audit Advisory Services. He graduated with a Bachelor’s degree in Business from Stockton University (formerly Richard Stockton College) with Distinction, and is a Certified Public Accountant in California (inactive). We believe that Mr. Rothman possesses specific attributes that qualify him to serve as a member of the Board, including his executive experience and his deep financial expertise, including corporate finance, accounting, restructuring, mergers and acquisitions and capital markets.

Mr. Eric B. Singer, 45, has served as a member of our Board since November 2017. Mr. Singer has served as the managing member of each of VIEX GP and VIEX Capital since May 2014. He served as chairman of the board of RhythmOne PLC from February 2018 (after its acquisition of YuMe, Inc. (NYSE: YUME), a provider of brand video advertising software and audience data) until the sale of RhythmOne in April 2019. Mr. Singer was a director of YuMe, Inc. from June 2016 to February 2018, including as chairman of its board since November 2016. Mr. Singer served on the board of Support.com (Nasdaq:SPRT), a leading provider of tech support and turnkey support center services, from June 2016 to March 2019. From March 2012 until September 2014, Mr. Singer served as co-managing member of Potomac Capital Management III, L.L.C., the general partner of Potomac Capital Partners III, L.P. (“PCP III”), and Potomac Capital Management II, L.L.C., the general partner of Potomac Capital Partners II, L.P. (“PCP II”) and served as an advisor to Potomac Capital Management, L.L.C. and its related entities from May 2009 until September 2014. The principal business of PCP III and PCP II is investing in securities. Mr. Singer previously served as a director of Numerex Corp. (Nasdaq: NMRX), a provider of managed machine-to- machine (M2M) enterprise solutions enabling the Internet of Things (IoT), from March 2016 until its sale in December 2017; TigerLogic Corporation (Nasdaq: TIGR), a global provider in engagement solutions, including Postano social media aggregation, display and fan engagement platform; IEC Electronics from February 2015 to August 2017; Meru Networks, Inc. (Nasdaq:MERU), a Wi-Fi network solutions company, from January 2014 until January 2015; PLX Technology, Inc. (Nasdaq:PLXT), a semiconductor company, from December 2013 until its sale in August 2014; Sigma Designs, Inc. (Nasdaq:SIGM), a semiconductor company, from August 2012 until December 2013, including as its Chairman of the Board from January 2013 until December 2013. Mr. Singer holds a B.A. from Brandeis University. We believe Mr. Singer’s extensive public company board experience and his perspective as one of our largest stockholders enables him to contribute significantly to our Board.

Board Composition

Our board of directors (the “Board”) currently consists of five directors. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board can be filled by resolution of our Board. Our Board met a total of 22 times and took action by unanimous written consent nine times in fiscal 2018 and met a total of 31 times and took action by unanimous written consent six times in fiscal 2019. During fiscal 2018 and fiscal 2019, all of our directors attended at least 75% of the meetings of our Board held during their tenure and at least 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. All of our directors are expected to attend each meeting of the Board and the committees on which they serve and in fiscal 2020 will be expected to attend our annual stockholder meeting absent extraordinary circumstances. An annual stockholder meeting was not held in fiscal 2019.

Mr. Lerner, our current President and Chief Executive Officer currently presides as Chairman of the Board. Prior to Mr. Lerner’s appointment as Chairman of the Board, Mr. Rau served as our Chairman of the Board in fiscal 2019. We currently do not have a lead independent director, but intend to appoint a lead independent director in the near future.

Board Independence

We determined that Messrs. John Fichthorn, Raghu Rau, Marc Rothman and Eric Singer are “independent directors” as defined under the rules of the Nasdaq National Market (“Nasdaq”). Beyond the listing standards and the SEC’s independence requirements, each of our directors going forward will be deemed independent only if he or she has met certain additional criteria as set forth in the Stipulation of Settlement, or Settlement Agreement, dated April 11, 2019 that we entered into in the settlement of the stockholder derivative action captioned In re Quantum Corp. Derivative Litigation, Lead Case No. 18CV328139, including that:

•	he or she has neither been employed by us or by any of our direct or indirect subsidiaries in any capacity within the last five (5) calendar years, other than in an interim capacity as an officer;

•

he or she has not received, during the current calendar year or any of the three (3) immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration (less than $5,000) as a result of service as: (i) an advisor, consultant, or legal counsel to us or to a member of the our senior management; (ii) a significant supplier of us; or (iii) a significant customer of us; and

•	he or she is not employed by a private or public company at which an executive officer of ours serves as a director.

The Nasdaq Marketplace Rules provide that a majority of the Board shall consist of independent directors, but we require that approximately three-fourths of the Board be independent directors. Currently, four of our five directors are independent under applicable SEC regulations, the Nasdaq Marketplace Rules and the heightened independence standard described above.

Board Committees

The standing committees of the Board in fiscal 2019 include an Audit Committee, a Leadership and Compensation Committee, and a Corporate Governance and Nominating Committee. From time to time, the Board may form committees for other purposes.

Audit Committee

The Company has a standing Audit Committee which currently consists of Mr. Rothman, Chair of the committee, and Mr. Rau, each of whom are independent directors, including all applicable enhanced independence requirements for audit committee members under the Nasdaq Marketplace Rules and SEC rules, and are financially literate, as defined in the applicable Nasdaq Marketplace Rules and SEC rules and regulations. Our Board has determined that Mr. Rothman is an audit committee financial expert as defined by SEC rules. During fiscal 2019, the members of the Audit Committee were Mr. Rothman, Chair of the committee, Mr. Rau and Adalio Sanchez, who resigned from his position on the Board on April 11, 2019. Clifford Press was appointed to the Audit Committee effective April 30, 2019, and served until his resignation from the Board on October 14, 2019. The Board intends to appoint a third member to this committee to fill the vacancy created by Mr. Press’ resignation. The Audit Committee appoints our independent registered public accounting firm and is responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and its systems of internal accounting controls.

In addition to meetings at which our management is present, the Audit Committee regularly meets separately with our independent registered public accounting firm outside the presence of management, as well as with our management and with our Internal Audit department. The Audit Committee held a total of 17 meetings during fiscal 2019.

Leadership and Compensation Committee

The Leadership and Compensation Committee of the Board is currently composed of Mr. Singer, Chair of the committee, Mr. Rothman and Mr. Fichthorn, all of whom are independent directors, including all applicable enhanced independence requirements for compensation committee members under the Nasdaq Marketplace Rules. During fiscal 2019, the members of the Leadership and Compensation Committee were Mr. Sanchez, Chair of the committee, Mr. Singer, Alex Pinchev and Mr. Rothman. Messrs. Sanchez and Pinchev resigned from their positions on the Board on April 11, 2019. Messrs. Sanchez, Singer, Pinchev and Rothman were independent directors, including all applicable enhanced independence requirements for compensation committee members under the Nasdaq Marketplace Rules during the period that they served on the Leadership and Compensation Committee. The Leadership and Compensation Committee’s primary mission is to ensure the Company provides appropriate leadership and compensation programs to enable the successful execution of our corporate strategy and objectives and to ensure our programs and practices are market competitive and consistent with corporate governance best practices. The Leadership and Compensation Committee’s primary objectives are to (i) review and approve our compensation philosophy, strategy and practices, (ii) review and approve executive compensation for all executive officers (other than for the CEO) and make recommendations to the Board regarding CEO and non-employee director compensation, (ii) review our strategy and practices relating to the attraction, retention, development, performance and succession of our leadership team, and (iv) develop guidelines to be used by our management for establishing and adjusting the compensation of all non-executive vice presidents. The Leadership and Compensation Committee held a total of eight meetings during fiscal 2019.

The Leadership and Compensation Committee has the power to delegate its authority to our management or to a subcommittee (subject to limitations of applicable law and provided that the Leadership and Compensation Committee may not delegate its authority as it relates to the compensation of the CEO and the other executive officers), but did not do so during fiscal 2019. The Leadership and Compensation Committee is also empowered to hire outside advisors in connection with performing its duties.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is currently composed of Mr. Fichthorn and Mr. Singer, each of whom are independent directors, as defined in the applicable Nasdaq Marketplace Rules. During fiscal 2019, the members of the Corporate Governance and Nominating Committee were Messrs. Press, Singer and Rothman. Mr. Press served on the committee as its chairman until his resignation from the Board on October 14, 2019. The Board will appoint a chairman of this committee and a third member in the near future. The Corporate Governance and Nominating Committee assists the Board by identifying and recommending prospective director nominees, develops corporate governance principles for Quantum, advises the Board on corporate governance matters, including Board and committee composition, roles and procedures, recommends to the Board a Chair of the Board and lead director, oversees the evaluation of the Board, considers questions of possible conflicts of interest of Board members and of senior executives, and oversees and reviews the process for succession planning of our Chief Executive Officer. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures outlined in our Bylaws. The Corporate Governance and Nominating Committee held four meetings during fiscal 2019.

Each of our standing committees is governed by a written charter, copies of which are posted on our website. The Internet address for our website is http://www.quantum.com, where the charters may be found by clicking “About Us” from the home page, selecting “Investor Relations” and then “Governance Documents.” A free printed copy of the charters also is available to any stockholder who requests it from Quantum’s Investor Relations Department at 224 Airport Parkway, Suite 550, San Jose, California. In addition, we have committed to implementing a number of corporate governance related changes in connection with the Settlement Agreement, including instituting director term limits, requiring a lead independent director when the Chairman of the Board is not an independent director, adopting additional independent director criteria, and creating a disclosure and controls committee. The Settlement Agreement containing these corporate governance commitments is also available on our website.

Code of Ethics and Business Conduct – The High Road

We have adopted a code of business conduct and ethics that applies to each of our directors, officers, employees, consultants and agents. We refer to this code as “The High Road – Quantum’s Code of Business Conduct and Ethics,” which we adopted in March 2019 to replace our prior code of business conduct and ethics. The code addresses various topics, including:

•	compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

•	conflicts of interest;

•	insider trading;

•	antitrust and fair competition;

•	record keeping;

•	confidentiality;

•	giving and accepting gifts;

•	compensation or reimbursement to customers;

•	protection and proper use of company assets; and

•	payment to government personnel and political contributions.

We have formed an Ethics Committee, comprised of leadership from our finance, HR and legal organizations. Our Ethics Committee is available to address any questions about our code of business conduct and ethics policy as well as to review, investigate and respond to reported concerns.

The code of business conduct and ethics is posted on our website. The code of business conduct and code of ethics can only be amended by the approval of a majority of our Board. Any waiver to the code of business conduct and ethics may only be granted by our Board or our Corporate Governance and Nominating Committee and must be timely disclosed as required by applicable law. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website. The Internet address for our website is: http://www.quantum.com, and the code of ethics may be found by clicking on “About Us” from the home page and then choosing “Investor Relations” and then “Corporate Governance.” Copies of the code are available free upon request by a stockholder.

We also have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. We maintain an email box for reporting complaints and also contract with a third-party service that allows for confidential and anonymous reporting of ethics or compliance concerns. Any concerns regarding accounting or auditing matters reported under these procedures are communicated promptly to our Audit Committee.

Board’s Role in Risk Oversight

The Company faces a wide spectrum of risks, including financial, strategic, operational and regulatory exposures. On behalf of the Board, our Audit Committee has primary responsibility for the oversight of those risks. In accordance with its charter, the Audit Committee oversees our policies and processes for risk assessment and management, including discussions of our major risk exposures, the associated risk mitigation activities, and the practices under which risk management is implemented throughout the Company. The Board’s other committees also oversee risks associated with their respective areas of responsibility, such as the Leadership and Compensation Committee’s review of risks arising from compensation practices. The full Board is updated regarding its committees’ risk oversight and other activities through its regular reporting and discussion practices.

While the Board is responsible for risk oversight, risk management accountability lies with our management team. Our general counsel, who also serves as our Chief Compliance Officer, has executive responsibility for the majority of our risk management practices, including maintenance of our enterprise risk management practices, completion of the annual risk assessment, and management and promotion of our ethics and compliance program. Formal risk management reports are provided by the general counsel to the Audit Committee on a periodic basis, with ongoing updates and discussions occurring as appropriate at Board meetings. In addition, other appropriate risk assessment and mitigation techniques are implemented and applied throughout our operations and functional teams, with the involved management representatives providing updates to the Board as needed.

Leadership Structure

The Board is committed to strong, independent Board leadership and oversight of management’s performance. In addition to having substantially all of its members be independent under applicable listing standards and SEC standards, our current Board includes affiliates of our two largest stockholders as of July 31, 2019. The Board believes that whether to have the same person occupy the offices of Chairman of the Board and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interests of our stockholders. The Board has evaluated whether the positions of Chair and Chief Executive Officer should be held by two individuals, and has determined that Mr. Lerner, our current Chief Executive Officer, should also serve as the Chair. However, if the Chair is an employee, the Board may appoint a lead independent director to help ensure robust independent leadership on the Board. If there is no lead independent director, the Chair performs the duties of the lead independent director as well. We currently do not have a lead independent director; however, the Board intends to appoint a lead independent director who can provide additional independent oversight of the Board and our management team. In addition, the Settlement Agreement requires us to appoint a lead independent director if our Chair is not an independent director.

Throughout fiscal 2019, our independent directors met in executive session, outside the presence of management, including Mr. Lerner, on a regular basis. In the future and pursuant to the terms of the Settlement Agreement, the independent directors of the Board are required to meet in executive session at each regularly scheduled meeting of the Board, with a minimum requirement to meet at least four times annually outside the presence of any director who serves as an officer of Company. The independent directors have the power to call for reporting from any business unit at the executive session, including without limitation, from audit and compliance personnel.

The Chair focuses on the leadership, management and effective functioning of the Board. The Chair’s specific roles and responsibilities, which are described in the Company’s Corporate Governance Principles, include:

•

The Chair plans and organizes the activities of the Board, including the agenda for, frequency of, preparation for, and the conduct of, the Board meetings. If there is a lead independent director, the Chair works with the lead independent director on these matters.

•

The Chair may call meetings of the Board or of the non-management directors. The Chair leads Board meetings and, if not an employee of the Company, generally presides at sessions of the independent directors.

•

The Chair ensures, in conjunction with the Corporate Governance and Nominating Committee, that processes that govern the Board’s work are effective to enable the Board to exercise oversight and due diligence in the fulfillment of its mandate, including its oversight responsibilities in Company strategy and risk.

•	The Chair promotes effective communication among the directors on developments occurring between Board meetings.

•

Where Board functions have been delegated to committees, the Chair works with the respective committee chairs to ensure that each committee functions effectively and keeps the Board apprised of actions taken.

•	The Chair helps ensure that action items established by the Board are tracked and appropriate follow-up action is taken as necessary.

•	The Chair should promote an environment that encourages all directors to express their views on key Board matters.

•	The Chair provides advice to the Chief Executive Officer and senior management on important issues.

The role of lead independent director is also outlined in our Corporate Governance Principles. The lead independent director assists in optimizing the effectiveness of the Board, including:

•	The lead independent director presides at any Board meeting when the Chair is not present, including meetings or executive sessions of the non-management directors.

•

The lead independent director calls meetings of the non-management directors, as appropriate, and provides feedback from executive sessions of the non-management directors to our Chief Executive Officer and members of senior management, as appropriate.

•	The lead independent director serves as a liaison and facilitator between the non-management directors and the Chief Executive Officer.

•

The lead independent director advises the Chair regarding Board meeting agenda items and the Board’s calendar, including the number and frequency of Board meetings, to ensure that there is sufficient time for discussion of all agenda items.

•	The lead independent director collaborates with Board committee, including the Corporate Governance and Nominating Committee on the appointment of committee chairs and members for Board committees.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur.

Stockholder Recommendations and Nominations

Recommendations

It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board from stockholders. A stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Quantum Corporation, attention: Company Secretary, 224 Airport Parkway, Suite 550, San Jose, CA 95110. The letter must include the candidate’s name, contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and the Company, a statement from the recommending stockholder in support of the candidate, references and a written indication by the candidate of her or his willingness to serve, if elected.

Nominations

Stockholders also have a right to nominate director candidates for election to the Board. A stockholder that desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 2.5 of our Bylaws, and the rules and regulations of the Securities and Exchange Commission. Our Bylaws can be found at the corporate governance section of our website.

The Corporate Governance and Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Corporate Governance and Nominating Committee reasonably may require to determine the person’s eligibility to serve as an independent director or that could be material to a stockholder’s understanding of the person’s independence or lack thereof.

Identifying and Evaluating Nominees for Director

The Corporate Governance and Nominating Committee uses the following procedures to identify and evaluate individuals recommended or offered for nomination to the Board:

•	The committee regularly reviews the current composition and size of the Board.

•

The committee annually evaluates the performance of the Board as a whole and the performance and qualifications of individual members of the Board eligible for reelection at the annual meeting of stockholders.

•

In evaluating and identifying candidates, the committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•

The committee reviews the qualifications of any candidate who has been properly recommended or nominated by a stockholder, as well as any candidate who has been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper, including the retention of third parties to review potential candidates.

•	The committee evaluates each candidate in light of the general and specific considerations that follow.

•	After reviewing and considering all candidates presented to the committee, the committee will recommend a slate of director nominees to be approved by the full Board.

•	The committee endeavors to promptly notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board.

General Considerations

A candidate will be considered in the context of the current perceived needs of the Board as a whole. Generally, the Corporate Governance and Nominating Committee believes that the Board should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. No person is permitted to serve on the Board for more than ten (10) years.

Specific Considerations

Specific considerations include the following:

•	The current size and composition of the Board and the needs of the Board and its committees.

•	Previous experience serving on a public company board or as a member of the senior management of a public company.

•	Whether the candidate would be an independent director as defined under all applicable regulations, including the rules of the Nasdaq and the SEC.

•	The possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company.

•	Key personal characteristics such as strategic thinking, objectivity, independent judgment, integrity, intellect and the courage to speak out and actively participate in meetings.

•	Knowledge of, and familiarity with, information technology.

•	The absence of conflicts of interest with the Company’s business.

•

A willingness to devote a sufficient amount of time to carry out his or her duties and responsibilities effectively, including, at a minimum, a commitment to attend at least six Board meetings per year and to serve on a committee.

•	Commitment to serve on the Board for an extended period of time.

•	Diversity of thinking or background.

•	Such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

The Board has not historically maintained a formal diversity policy for its members. However, in evaluating the overall composition of the Board, the Board and the Nominating and Corporate Governance Committee consider diversity of knowledge, experience, cultural background, race, gender, and age. The Board believes that a Board comprising directors with a diverse range of perspectives, skills and experiences enables the Board to more effectively oversee all aspects of the Company’s business. For future nominations, the Company will consider underrepresented populations when seeking candidates for nomination to the Board and ensure each pool of candidates considered for nomination to the Board includes at least one (1) woman and one (1) member of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the Board with appropriate consistency.

Majority Voting Policy

The Board believes a majority voting policy with respect to uncontested elections of directors is in the best interest of the Company and its stockholders. This provides additional accountability of directors to our stockholders. In an uncontested election, a nominee for director shall only be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives notice that a stockholder has nominated a person for election to the Board in compliance with our Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten calendar days in advance of the date we file our definitive proxy statement for such meeting with the Securities and Exchange Commission. “Votes cast” shall include votes to withhold authority in each case but shall exclude abstentions with respect to that director’s election.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our Chief Executive Officer and each of our directors. We believe this more closely aligns the interest of our Chief Executive Officer and Board with those of our stockholders. Our Chief Executive Officer and each director is expected to hold our common stock in an amount equal to at least three-times annual base salary for our Chief Executive Officer and three times annual Board cash retainer for each director. Share ownership includes stock purchased on the open market, stock acquired through exercise of stock options, stock acquired through purchases under our Employee Stock Purchase Plan, vested restricted stock and restricted stock units, stock beneficially owned in a trust and stock held by a spouse and/or minor children. However, outstanding stock options (vested and unvested), unvested restricted stock and restricted stock units and unearned performance shares and performance share units do not count for purposes of share ownership under our policy. Our Chief Executive Officer and each director have a period of time in which they are to comply with these stock ownership guidelines, which is five years from the date a director or Chief Executive Officer first becomes subject to these stock ownership guidelines. If the dollar value requirement increases due to base salary or director cash compensation increases, the incremental value increase must be met within five years of the date of such increase. The compliance with these guidelines is measured at the end of each fiscal year.

Evaluation of the Board

In accordance with our corporate governance principles and the rules of the Nasdaq, a self-evaluation of our Board, its committees, and individual directors are performed annually. The purpose of the self-assessment is to help build a strategic Board that contributes to long-term shareholder value. In connection with the evaluation process, the Board and selected executive staff members held ongoing discussions related to the Board and Committee composition, effectiveness, decision making and individual director performance.

Communications to the Board

Stockholders, employees and other interested parties may contact the Board, the Chairman of the Board, the independent directors as a group or any of our directors by writing to them c/o Quantum Corporation, attention: Company Secretary, 224 Airport Parkway, Suite 550, San Jose, CA 95110, or by email to BoardofDirectors@Quantum.com. Communications that are intended specifically for the Chairman or the independent directors should be sent to the email address or street address noted above, to the attention of the Chairman. If any such interested party wishes to contact the Board, a member of the Audit Committee, the Chairman of the Board, our independent directors as a group or any of our directors to report a concern about Quantum’s conduct or about questionable accounting, internal accounting controls or auditing matters, such party may do so anonymously by using the address above and designating the communication as “confidential.” Alternatively, concerns may be reported anonymously by phone or via the Internet to the following toll-free phone number or Internet address 1-866-ETHICSP (1-866-384-4277); www.ethicspoint.com. These resources are operated by Ethicspoint, an external third-party vendor that has trained professionals to take calls in confidence, and to report concerns to the appropriate persons for proper handling. Communications raising safety, security or privacy concerns, or that otherwise relate to improper activities will be addressed in an appropriate manner.

Director Compensation

The Leadership and Compensation Committee, together with the full Board, are responsible for determining the amount and form of compensation for the Company’s non-employee directors. The Company’s management team provides information, analysis and recommendations to the Leadership and Compensation Committee on matters such as competitive market practices, target compensation levels and non-employee director compensation program design. In addition, the Leadership and Compensation Committee’s compensation consultant, as identified in the Compensation Discussion & Analysis, also provides analysis and advice on the market competitiveness of our non-employee directors’ compensation program (both in relation to the Company’s peer group and to the broader technology industry), as well as on current trends and developments, and specific non-employee director compensation program design recommendations. While the Leadership and Compensation Committee carefully considers all of the information and recommendations made by members of management and its compensation consultant, ultimate authority for all decisions relating to the non-employee director compensation program rests with the Board.

The Leadership and Compensation Committee conducts a comprehensive review of the compensation program for the Company’s non-employee directors every two years. This formal review was completed in fiscal 2018 with the start of our new directors. The committee engaged Compensia to complete an independent review of the Company’s non-employee director compensation program. The guidance provided to the committee compared the Company’s current compensation program, design and practices to those of peer companies similar in industry and organizational revenue size. The Committee recommended to and the Board approved of the following changes in fiscal 2018:

Compensation Element	Quantum’s Board Compensation Program
Annual Retainer	$50,000 paid on a quarterly basis

Committee Chair Fees	Audit Committee Chair: $25,000 Leadership & Compensation Committee Chair: $17,500 Corporate Governance & Nominating Committee Chair: $15,000

Committee Member Fees	Audit Committee Member: $12,500 Leadership & Compensation Committee Member: $10,000 Corporate Governance & Nominating Committee Member: $7,500

Chairman of the Board (non-employee Director)	$40,000 per year

Newly Appointed Director	Shares valued at $125,000 pro-rated from the time of appointment to the next regular annual stockholder meeting 100% cliff vests on the date of the next regular annual Stockholder meeting.

Existing Director	Annual equity grant of shares valued at $125,000 100% cliff vests on the earlier of 1 year following the date of grant or the next regular annual stockholder meeting.

We also maintain a non-qualified deferred compensation plan which allows our non-employee directors to contribute some or all of their cash fees to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a pre-selected group of investment funds, which does not include shares of the Company’s Common Stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. During fiscal 2018 and fiscal 2019, none of our non-employee directors elected to defer any of their cash fees to the non-qualified deferred compensation plan.

Non-employee directors are also subject to stock ownership guidelines which require them to acquire and hold shares of the Company’s Common Stock with a value at least equal to three times the directors’ annual retainer. The measurement date for compliance with the stock ownership guidelines is the last day of each fiscal year. The stock ownership guidelines are required to be met by the later of five years from (i) the date the guidelines were adopted or (ii) the date an individual first becomes subject to the guidelines. All directors are on track to comply with the stock ownership guidelines in the relevant time frame.

Generally, the Board, in its discretion, but subject to the terms of the applicable equity compensation plan, determines the time or times at which equity awards may be granted, the form in which such awards are granted, the number of shares of the Company’s stock subject to each award and, in the case of stock options, the period over which such stock options become exercisable.

Employee directors receive no additional compensation for their service on the Board or on committees of the Board. Mr. Lerner, Chairman of the Board, is the only employee of the Company on the Board and he receives no additional compensation for his service.

Fiscal 2019 Director Compensation

For their services on the Company’s Board in fiscal 2019, the directors received annual cash retainers, fees for any committees they served, and Chair retainers. The Company does not pay meeting fees to our board members. During fiscal 2019, the Company continued to work through an on-going SEC investigation and during this time was prevented from trading or granting equity. The Board also aligns with the Company’s pay-for-performance philosophy and as the Company has not been performing, no equity grants were made to the directors including any grants to be made effective as of the first business day on which the Company becomes current in its filings under the Exchange Act, therefore, no equity grants of any kind were made during fiscal 2019.

Compensation paid to the non-employee directors during fiscal 2019 is set forth in the following table and include Messrs. Pinchev, Press, Rau, Rothman, Sanchez, and Singer. Mr. Fichthorn was appointed to the Board on April 4, 2019, the Company’s fiscal 2020 and was not a director during fiscal 2019.

Fiscal 2019 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(4)	Option Awards(3)(4)	Non Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Pinchev, Alex	$60,000	$0	$0	$0	$0	$0	$60,000
Press, Clifford	$65,000	$0	$0	$0	$0	$0	$65,000
Rau, Raghavendra	$76,722	$0	$0	$0	$0	$0	$76,722
Rothman, Marc E.	$92,500	$0	$0	$0	$0	$0	$92,500
Sanchez, Adalio T.	$80,000	$0	$0	$0	$0	$0	$80,000
Singer, Eric B.	$67,500	$0	$0	$0	$0	$0	$67,500

(1)	Amounts reflect compensation earned by each director during fiscal 2019. Fees earned or paid in cash include the following:

Name	Board Retainer	Committee Membership Retainer	Committee Chair Retainer	Chairman Retainer	Total Fees Paid in Cash
Pinchev, Alex	$50,000	$10,000	$0	$0	$60,000
Press, Clifford	$50,000	$0	$15,000	$0	$65,000
Rau, Raghavendra	$50,000	$12,500	$0	$14,222	$76,722
Rothman, Marc E.	$50,000	$17,500	$25,000	$0	$92,500
Sanchez, Adalio T.	$50,000	$12,500	$17,500	$0	$80,000
Singer, Eric B.	$50,000	$17,500	$0	$0	$67,500

(2)

Due to the Company’s inability to grant or trade stock during the Company’s on-going SEC investigation and later de-listing status on the NYSE, no equity grants were made to the Directors in fiscal 2019.

(3)	No stock options were granted to the non-employee directors in fiscal 2019.

(4)	Outstanding and unvested equity awards held by each of the non-employee directors as of March 31, 2019 were as follows:

Name	Restricted Stock Units Outstanding	Options Outstanding	Total Equity Awards Outstanding
Pinchev, Alex	1,840	0	1,840
Press, Clifford	0	0	0
Rau, Raghavendra	0	0	0
Rothman, Marc E.	1,905	0	1,905
Sanchez, Adalio T.	1,905	0	1,905
Singer, Eric B.	0	0	0

Fiscal 2018 Director Compensation

The Company agreed that non-employee directors elected at the fiscal 2018 Annual Meeting including Messrs. Auvil, Mutch, Rau, Powers, Press and Roberson were granted 6,250 restricted stock units of the Company’s Common Stock on April 1, 2017, which restricted stock units vested in full upon the election of directors at the Annual Meeting. Notwithstanding the foregoing, vesting for the grants to Messrs. Mutch and Roberson were accelerated to vest in full immediately upon the effectiveness of their resignations from the Board, which occurred on May 1, 2017 for Mr. Mutch, when he was replaced by Mr. Rothman and on May 31, 2017 for Mr. Roberson, when he was replaced by Mr. Pinchev.

Mr. Rothman and Mr. Sanchez were appointed to the Board on May 4, 2017, and each received a new hire grant on May 4, 2017, for 4,065 scheduled to vest at the anticipated August 2017 Annual Stockholders Meeting. Mr. Pinchev, appointed to the Board on May 31, 2017, was granted 14,723 shares vesting over two years as follows: 50% will vest one year after the vest begin date and the remainder will vest quarterly in equal installments. The Board approved a supplemental grant to Mr. Rothman and Mr. Sanchez to put them in an equivalent position to the grant received by Mr. Pinchev. The stock price was $8.20 on May 1, 2017, so equivalent grants at that time would have been 15,244 shares each with 50% vesting on May 1, 2019 and the remaining 50% vesting over the subsequent year. The Board approved the following: i) the vesting of the 4,065 shares granted on May 1, 2017, should be extended to vest on May 1, 2018, and ii) an additional grant of 11,179 shares each with 3,557 shares vesting on May 1, 2018, so that a total 7,622 shares or 50% of the 15,244 total shares vest after year one and the remaining 7,622 shares vest over the course of the following year from May 1, 2018 to May 1, 2019.

As part of the annual equity board grant following the Annual Stockholders Meeting on September 1, 2017, Mr. Auvil and Mr. Press received 22,482 shares equivalent to $125,000 in value. Messrs. Sanchez, Rothman, and Pinchev, having already received an annual grant equivalent to approximately $125,000 in value, received shares in the amounts of 7,404, 7,404, and 5,621, respectively, as pro-rated from the date of their hire to the date of the annual grant. The restricted stock units granted on September 1, 2017, cliff vest 100% on the earlier to occur i) the next annual shareholders meeting; and ii) the one-year anniversary of the grant (September 1, 2018). In addition, Mr. Rau received an annual grant of 80,935 restricted stock units as compensation for his additional responsibilities as Executive Chair. These shares were granted on September 1, 2017, in accordance with the annual equity board grant, however the vesting of these restricted stock units is as follows: cliff vest 100% on the earlier to occur of: i) the next annual shareholders meeting; and ii) the one-year anniversary of the grant (September 1, 2018). Mr. Singer was appointed to the Board on November 9, 2017 and was granted 16,681 time-based RSUs that cliff vest 100% on the earlier to occur of: i) the date of the 2018 Annual Stockholder Meeting; or ii) September 1, 2018.

Effective October 2015 and continuing through fiscal 2017, Mr. Auvil declined to receive any cash fees in connection with his service on the Company’s Board and this forgone compensation will not be made up to Mr. Auvil in any other form. Effective April 1, 2017, Mr. Auvil requested that his cash fee for his service to the Board be reinstated for fiscal 2018.

Compensation paid to the non-employee directors during fiscal 2018 is set forth in the following table.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(4)	Option Awards(3)(4)	Non Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Auvil III, Paul R.	$54,260	$168,500	$0	$0	$0	$0	$222,760
Mutch, John	$4,167	$43,500	$0	$0	$0	$0	$47,667
Pinchev, Alex	$62,839	$156,251	$0	$0	$0	$0	$219,090
Powers, Gregg J.	$24,375	$43,500	$0	$0	$0	$0	$67,875
Press, Clifford	$62,167	$168,500	$0	$0	$0	$0	$230,667
Rau, Raghavendra(5)	$78,305	$493,499	$0	$0	$0	$0	$571,804
Roberson, David E.	$23,125	$43,500	$0	$0	$0	$0	$66,625
Rothman, Marc E.	$79,899	$171,767	$0	$0	$0	$0	$251,665
Sanchez, Adalio T.	$56,777	$171,767	$0	$0	$0	$0	$228,544
Singer, Eric B.	$24,848	$93,747	$0	$0	$0	$0	$118,595

(1)	Amounts reflect compensation earned by each director during fiscal 2018. Fees earned or paid in cash include the following:

Name	Board Retainer	Committee Membership Retainer	Committee Chair Retainer	Chairman Retainer	Total Fees Paid in Cash
Auvil III, Paul R.	$30,299	$14,722		$9,239	$54,260
Mutch, John	$4,167				$4,167
Pinchev, Alex	$41,667	$12,449	$8,723		$62,839
Powers, Gregg J.	$12,500		$11,875		$24,375
Press, Clifford	$50,000	$2,833	$9,334		$62,167
Rau, Raghavendra	$40,897	$19,731		$17,677	$78,305
Roberson, David E.	$12,500		$10,625		$23,125
Rothman, Marc E.	$45,833	$7,804	$26,262		$79,899
Sanchez, Adalio T.	$36,274	$7,807	$12,696		$56,777
Singer, Eric B.	$19,837	$5,011			$24,848

(2)

The amounts reported were computed in accordance with ASC 718, excluding the effect of estimated forfeitures. See Note 7, Stock Incentive Plans and Stock-Based Compensation in the Company’s Annual Report on Form 10-K filed on August 6, 2019, regarding assumptions underlying the valuation of equity awards.

(3)	No stock options were granted to the non-employee directors in fiscal 2018.

(4)	Outstanding and unvested equity awards held by each of the non-employee directors as of March 31, 2018 were as follows:

Name	Restricted Stock Units Outstanding	Options Outstanding	Total Equity Awards Outstanding
Auvil III, Paul R.	0	0	0
Mutch, John	0	0	0
Pinchev, Alex	20,344	0	20,344
Powers, Gregg J.	0	0	0
Press, Clifford	24,435	0	24,435
Rau, Raghavendra	80,935	0	80,935
Roberson, David E.	0	0	0
Rothman, Marc E.	18,583	0	18,583
Sanchez, Adalio T.	18,583	0	18,583
Singer, Eric B.	16,681	0	16,681

(5)	The stock awards to Mr. Rau include 80,935 restricted stock units as compensation for his additional responsibilities as Executive Chair.

Leadership and Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Company’s Leadership and Compensation Committee are Mr. Singer, Chair of the committee, Mr. Rothman and Mr. Fichthorn. No member of the Leadership and Compensation Committee is currently, nor has any been at any time since the formation of the Company, an officer or employee of the Company or any of its subsidiaries. Likewise, no member of the Leadership and Compensation Committee has entered into a transaction, or series of similar transactions, in which they will have a direct or indirect material interest adverse to the Company. No interlocking relationships exist between any member of the Board or Leadership and Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Section 16 officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by the Company and on written representations from certain reporting persons, the Company believes that all required filings were timely made during the fiscal year ended March 31, 2018 and fiscal year ended March 31, 2019.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The Company has nominated five directors for election to the Board at the Annual Meeting: John Fichthorn, James J. Lerner, Raghavendra Rau, Marc E. Rothman and Eric Singer. All of the nominees were recommended for nomination by the Corporate Governance and Nominating Committee and the Board nominated such directors for election.

Required Vote

This is an uncontested election; therefore, directors are elected by a majority of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, then this director nominee will not be elected, and a vacancy on the Board of Directors shall be created. Following the meeting, the Board of Directors, in consultation with the Corporate Governance and Nominating Committee, may address this vacancy in accordance with the Company’s Bylaws.

Each stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder would like.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Armanino LLP (“Armanino”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2020. Armanino has served as the Company’s independent registered public accounting firm since January 21, 2019. The Board recommends that stockholders vote for ratification of such appointment. Although ratification is not required by our bylaws or otherwise, in the event of a vote against such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may select a different auditor if it determines that this would be in the best interests of the Company and our stockholders. A representative of Armanino is expected to be available telephonically at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Armanino LLP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2020.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Company’s annual meeting of stockholders held on March 31, 2017, a substantial majority of our stockholders voted in favor of holding an advisory vote to approve the compensation of our named executive officers on an annual basis. The Board of Directors considered this result and adopted a policy to provide for an annual advisory stockholder vote to approve the compensation of our named executive officers. Therefore, in accordance with that policy, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables, notes, and the narrative in this Proxy Statement.

Our executive compensation program aims to (i) enhance stockholder value by designing appropriate leadership and compensation programs to enable the successful execution of the Company’s corporate strategy and objectives, (ii) facilitate market competitiveness by attracting and retaining the best talent and (iii) promote meritocracy by recognizing individual contributions. While we kept these founding principles applied to our executive compensation practices, many changes occurred to our business over our last two fiscal years. We urge our stockholders to read the Compensation Discussion and Analysis which describes our executive compensation program in detail, including our executive compensation philosophy and the Fiscal 2019 and Fiscal 2018 compensation of our named executive officers.

The following summarizes the business developments that impacted our compensation programs and the actions we took for our named executive officers in fiscal 2019:

•

Following an SEC investigation that was initiated during our fiscal 2018, the Company made transformational changes internally including an overhaul of executive leadership. Throughout fiscal 2019, the Company made significant efforts to stabilize operations and work with auditors during a long and thorough investigation. In order to complete this due diligence, the Company was unable to comply with completing its filings with the SEC, the Company was de-listed from the NYSE on January 15, 2019 and began trading on the OTC Pink operated by OTC Market Group Inc., under the symbol “QMCO”.

•

The Company was prohibited from trading or issuing equity grants including awarding grants to new hires. In order to recruit a new leadership team, the Company made promises with the intent to grant stock once the Company was current with the SEC filings. The Committee reviewed and approved every new hire’s promise with the intent to grant equity awards and continued to apply strong governance and market competitive practices to these decisions as in the past. In addition, the Committee continued to govern executive compensation practices during fiscal 2019 such as the annual policy, committee charter, peer group review, and stock administration guidelines.

•

For fiscal 2019, a slight change was recommended to our current severance plan not in connection with a Change of Control, and the Committee approved, that any Officers would be provided six (6) months base severance and six (6) months COBRA premium payments outside any agreement in place for Mr. Lerner.

•

The business objectives throughout fiscal 2019 included stabilizing the leadership team, completing internal and external audit requests, getting the Company back in compliance with our SEC filings, strengthening our cash and profitability position, increase our products and service offerings to our customers, and increase stockholder value. To accomplish these objectives, the Company kept operating expenses flat which includes suspending cash compensation programs such as the Quantum Incentive Program. No formal bonus program was established with defined and approved goals in fiscal 2019 and no cash bonuses were earned or paid.

•

Mr. Lerner and Mr. Dodson continued to execute on the Company’s transformational strategy that included establishing a new leadership team and executive management. To establish the new executive leadership team for fiscal 2019, Mr. Lerner and Mr. Dodson used a mix of tactics that includes promoting top talent from within the Company and recruiting top talent from outside the Company.

•

Mr. Dodson joined the Company as Senior Vice President, Chief Financial Officer on May 31, 2018, and served as our Interim Chief Executive Officer from the time of his hire until July 1, 2018, when Mr. Lerner joined as our President & Chief Executive Officer.

•

May 25, 2018, Mr. Dennis, our President and Chief Executive Officer, separated from the Company followed by the separation of Fuad Ahmad, our Senior Vice President and Chief Financial Officer on May 30, 2019.

We believe that the information provided above and within the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables of this Proxy Statement demonstrate that our executive compensation program is designed appropriately, is performance-based and is working to ensure that the interests of our named executive officers are aligned with the interests of our stockholders to support long-term value creation.

The advisory vote to approve the compensation of our named executive officers occurs annually and the next advisory vote is therefore expected to occur at the Next Annual Meeting.

Required Vote

The adoption of a resolution approving, on an advisory basis, the compensation of our named executive officers, requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the proposal.

While this advisory vote to approve the compensation of our named executive officers is not binding on the Company, the Committee or our Board of Directors, it will provide valuable information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Leadership and Compensation Committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION AT THE ANNUAL MEETING:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation table and the supporting tabular and narrative disclosure on executive compensation.”

PROPOSAL FOUR:

APPROVAL OF AN AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

Reason for the Amendment

We are asking stockholders to approve an amended and restated 2012 Long-Term Incentive Plan (the “2012 Plan”). The Leadership and Compensation Committee of our Board of Directors (the “Committee”) approved the 2012 Plan, as amended and restated, subject to the approval of our stockholders at the 2019 Annual Meeting. The 2012 Plan was last approved by our stockholders at the 2017 annual meeting. In the high-technology industry, equity compensation awards are an important tool in recruiting, retaining, and motivating highly qualified technical and other key employees who will help the Company meet its goals. Consequently, the 2012 Plan is intended to be a program that is available not only to executives but will include a significant number of awards granted to non-executive key employees.

The amended and restated 2012 Plan includes the following changes (subject to stockholder approval of the 2012 Plan):

•	An additional 3.0 million shares of Common Stock (“Shares”) will be available for issuance under the 2012 Plan.

•	The term of the 2012 Plan will be extended by 2 years until August 14, 2024.

•

The provisions of the 2012 Plan regarding performance-based compensation under Section 162(m) of the Code (“Section 162(m)”) have been removed as they are no longer necessary due to the repeal of this exception under Section 162(m), but the annual award limits remain in the 2012 Plan for purposes of good governance.

Other than as described above, the 2012 Plan has not been changed in any material way since stockholders last approved the 2012 Plan in 2017. A full summary of the 2012 Plan is provided below.

In determining the number of additional shares to become available under our 2012 Plan and the appropriate term, the Committee considered the following factors:

•

Remaining Competitive. As described above, the 2012 Plan plays an important role in our effort to align the interests of employees and stockholders. Moreover, in our industry, equity compensation awards are an important tool in recruiting, retaining, and motivating highly qualified technical and other key employees, upon whose efforts our success is dependent.

•	Potential Dilution. The potential dilution from the additional 3.0 million Shares to be added to the 2012 Plan is 8.3%, based on total Shares outstanding as of September 12, 2019.

•

Past Usage of Shares. Over the past three fiscal years, the Company’s average annual dilution from grants under the 2012 Plan was 5.0% based on an annual average of 1.7 million Shares pursuant to such grants during the period. Dilution for this purpose was calculated as the number of equity awards granted, as a percentage of total outstanding shares.

•

Future Use of Shares. In determining projected Share usage, the Committee considered a forecast that included the following factors: (1) 4,128,369 unissued shares remained available under the 2012 Plan and all other outstanding plans as of September 12, 2019 (consisting of 3,680,446 restricted share units, performance shares, and stock options outstanding, and 447,923 Shares remaining for grant under the 2012 Plan); (2) the additional 3.0 million Shares that would be available for grant under the 2012 Plan, if the stockholders approve the amended and restated 2012 Plan; and (3) estimated cancellations that may return to the 2012 Plan in the future; (4) forecasted future grants which are “value-based” (meaning that share amounts granted will be determined based on the dollar value to be delivered to plan participants and company stock price).

•

Overhang. The Committee also considered “overhang,” which measures the number of shares subject to equity awards outstanding but unexercised, plus the number of shares available to be granted, as a percentage of total shares. As of September 12, 2019, our 3,680,446 outstanding grants, the 447,923 shares remaining available for future grant under the 2012 Plan, and the 3.0 million Shares to be added to the 2012 Plan would represent approximately 16.4% of our total outstanding common shares as of September 12, 2019, calculated on a fully diluted basis (43,361,567 Shares). Over the past three fiscal years, our overhang has averaged 14.5%.

After considering the foregoing factors, the Committee anticipates that the shares under the amended and restated 2012 Plan will be sufficient to grant Awards under the 2012 LTIP for approximately two to three more fiscal years. However, future circumstances and changes in our business needs may result in the Shares lasting being exhausted earlier or later than this date.

Description of the 2012 Long-Term Incentive Plan

The following is a summary of the principal features of the 2012 Plan, as approved by the Committee and subject to stockholder approval at the Annual Meeting. However, this summary is not a complete description of all of the provisions of the 2012 Plan and is qualified in its entirety by the specific language of the 2012 Plan. A copy of the amended and restated 2012 Plan is provided as Exhibit A to this Proxy Statement.

Background and Purpose of the 2012 Plan

The 2012 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, (5) performance shares and (6) restricted stock units (each, an “Award”). The 2012 Plan is intended to attract, motivate, and retain the best available (1) employees of Quantum and its subsidiaries, (2) consultants who provide significant services to Quantum and its subsidiaries, and (3) directors of Quantum who are employees of neither Quantum nor any subsidiary. The 2012 Plan also is designed to provide incentive to employees, directors, and consultants, to promote the success of the Company’s business.

Administration of the 2012 Plan

The 2012 Plan is administered by the Committee. It currently is expected that the Committee will continue to administer the 2012 Plan, but the Board has the authority to appoint one or more other committees to administer the 2012 Plan. The 2012 Plan requires that any committee that administers the 2012 Plan consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 to the extent desirable to qualify transactions under the 2012 Plan as exempt under Rule 16b-3.

Subject to the terms of the 2012 Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, interpret the provisions of the Plan and outstanding Awards, and make all determinations necessary or advisable for administering the 2012 Plan. The Committee may delegate any part of its authority and powers under the 2012 Plan unless prohibited by applicable law. The Committee’s decisions, determinations, and interpretations will be final and binding on all participants and other holders of Awards and will be given maximum deference permitted by law.

Number of Shares of Common Stock Available Under the 2012 Plan

If stockholders approve the amended and restated 2012 Plan at the Annual Meeting, then the total number of Shares available for issuance thereunder will be increased by a total of 3.0 million Shares. As a result, the maximum aggregate number of Shares that may be issued under the amended and restated 2012 Plan (assuming stockholder approval at the Annual Meeting) would be equal to 9,768,750. The maximum number of Shares that may be issued upon exercise of incentive stock options under the 2012 Plan is equal to the maximum aggregate number of Shares set forth above plus any Shares that become available under the 2012 Plan as described in the first full paragraph immediately following the table below, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The following table shows information regarding Awards that are outstanding under the 2012 Plan as of September 12, 2019 and the Shares that remain available for grant under the 2012 Plan as of the same date. Accordingly, the table excludes the 3.0 million Shares that are proposed to be added to the 2012 Plan.

Stock Options outstanding	1,207
Restricted Share Units and Performance Shares outstanding	3,679,239
Shares available for grant under the 2012 Plan	447,923
Common Stock Outstanding	36,233,198

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance units, performance shares, and restricted stock units, is forfeited to or repurchased by the Company due to failure to vest, the expired or unexercised (or forfeited or repurchased, as applicable) Shares that were subject to the Award will become available for future grant or sale under the 2012 Plan. Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the Award that is exercised will cease to be available under the 2012 Plan. Shares that actually have been issued under the 2012 Plan under any Award will not be returned to or become available for future distribution under the 2012 Plan; except that if unvested Shares of any full value awards or performance units are repurchased by Quantum or are forfeited to Quantum, those Shares will become available for future grant under the 2012 Plan. Shares used to pay the exercise or purchase price of an Award will not become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to Restricted Stock awards, Restricted Stock units, Performance Units, or Performance Shares will become available for future grant or sale under the 2012 Plan. Shares used to satisfy the tax withholding obligations under an Option or Stock Appreciation Right will not become available for future grant or sale under the 2012 Plan. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the 2012 Plan. Shares actually issued pursuant to Awards transferred under any awards transfer program will not become available for grant under the 2012 Plan. Shares purchased in the open market with proceeds from option exercises will not be added to the Share reserve under the 2012 Plan.

If Quantum experiences a dividend or other distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Quantum, or other change in corporate structure affecting the Shares, the Committee, in order to prevent the enlargement or diminution of benefits or potential benefits intended to be made available under the 2012 Plan, will adjust the number and class of Shares available for issuance under the 2012 Plan (including to take account of Awards granted under the prior version of the 2012 Plan), the number, class and price of Shares subject to outstanding Awards, and the per-person share limits on Awards.

No Repricing

The 2012 Plan prohibits the implementation of any program to exchange Awards or reduce the exercise price of options or stock appreciation rights, or otherwise implement certain programs under which participants can transfer Awards to a financial institution or other person or entity. These types of programs would be permitted only if, in the future, stockholders approve an amendment to the 2012 Plan to permit the implementation of such a program.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the 2012 Plan. Incentive stock options (also referred to as nonstatutory stock options) may be granted to employees of Quantum or any of its parent or subsidiaries. Nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, and performance units may be granted to employees and consultants of Quantum or any of its parent or subsidiaries and to members of Quantum’s board of directors. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants. As of March 31, 2019, approximately 10% of our employees and all our independent directors were eligible to participate in and received equity grants pursuant to the 2012 Plan.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2012 Plan, the Committee may grant nonqualified stock options and/or incentive stock options. (Under U.S. tax law, incentive stock options entitle employees, but not Quantum, to more favorable tax treatment.) The Committee will determine the number of Shares covered by each option, but during any fiscal year of Quantum, no employee or consultant may be granted options (and/or stock appreciation rights) covering more than 1 million Shares. However, during the fiscal year in which the participant first becomes an employee or consultant, he or she may be granted options (and/or stock appreciation rights) covering up to an additional 1 million Shares. A separate fiscal year grant limit applies to each participant who is a non-employee member of our Board. During any fiscal year of the Company, the maximum grant date fair value (calculated in accordance with generally accepted accounting principles) of all awards (as a combined limit) granted to an individual non-employee director may not exceed, in the aggregate, $500,000. In the fiscal year in which a non-employee director first joins the Board, this limit is increased to $750,000. These limits for non-employee directors are referred to below as the “non-employee director grant limits.” Currently, a continuing non-employee director receives an annual equity grant of restricted stock units with a value of $125,000 and, in the fiscal year in which a non-employee director first joins the Board, the non-employee director receives an equity grant of restricted stock units with a value of $125,000 pro-rated from the time of appointment to the date of the next regular annual stockholder meeting.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value on the date of grant of the Shares covered by the option. An exception may be made for any options that the Committee grants in substitution for options held by employees of companies that Quantum acquires (in which case the exercise price preserves the economic value of the employee’s canceled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Quantum or any of its subsidiaries or any Quantum parent. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means permitted by applicable law.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than seven (7) years after the grant date with respect to nonqualified stock options and incentive stock options. However, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Quantum or any of its subsidiaries or any Quantum parent may not be granted an incentive stock option that is exercisable after five (5) years from the option’s grant date.

Stock Appreciation Rights

Stock appreciation rights are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of Shares exercised, multiplied by (2) the amount by which Quantum’s stock price exceeds the exercise price.

Quantum may pay the appreciation in cash, in Shares or in a combination of both. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A stock appreciation right may be exercised only upon satisfying the vesting or other requirements established by the Committee. Stock appreciation rights expire under the same rules that apply to options, meaning that the Committee determines the time at which they expire but the expiration may not be later than seven (7) years after the grant date. Stock appreciation rights also are subject to the same aggregate stock option and stock appreciation rights per-person and per fiscal year combined limits that are described above under “Stock Options”. Thus, during any fiscal year of Quantum, no employee or consultant may be granted stock appreciation rights (and/or options) covering more than 1 million Shares. However, during the fiscal year in which the participant first becomes an employee or consultant, he or she may be granted stock appreciation rights (and/or options) covering up to an additional 1 million Shares. As explained above under “Stock Options,” the non-employee director grant limits place a combined limit on the dollar value of all awards that a non-employee director may receive during a single fiscal year.

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Quantum, no employee or consultant may be granted more than 750,000 Shares of restricted stock (and/or other full value awards). A participant may receive an additional 750,000 Shares of restricted stock (and/or other full value awards) in the fiscal year in which the participant first becomes an employee or consultant. As explained above under “Stock Options,” the non-employee director grant limits place a combined limit on the dollar value of all awards that a non-employee director may receive during a single fiscal year.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Any applicable vesting criteria (which may be solely continued employment) or performance goals will be determined by the Committee, and may be applied based on company-wide, departmental, divisional, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. The Committee may accelerate the time at which any restrictions will lapse or be removed.

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally may be entitled to receive all dividends and other distributions paid with respect to Shares, as determined by the Committee. Dividends and distributions may be made subject to the same vesting criteria and transferability restrictions as the Shares upon which the dividend or distribution was paid.

Performance Units and Performance Shares

Performance units and performance shares are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals or vesting criteria (which may be solely continued employment) will be determined by the Committee and may be applied based on company-wide, departmental, divisional, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. At any time after the grant of performance shares or performance units, the Committee may reduce or waive any vesting criteria.

During any fiscal year of Quantum, no participant may receive performance units having a value greater than $10 million. In the fiscal year in which a participant first becomes an employee or consultant, the participant may be granted additional performance units that have a value of up to $10 million. The Committee establishes the initial value of each performance unit on the date of grant. During any fiscal year of Quantum, no employee or consultant may be granted performance shares (and/or other full value awards) covering more than 750,000 Shares. In the fiscal year in which a participant first becomes an employee or consultant, the participant may be granted additional performance shares (and/or other full value awards) covering up to 750,000 Shares. Participants who are non-employee directors are subject to the separate non-employee director grant limits, as explained above.

Restricted Stock Units

Restricted stock units represent a right to receive Shares (and/or cash of equal value) at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the Shares issued in settlement of the Award (other than any applicable tax withholdings), the consideration for which is furnished in the form of the participant’s service to Quantum. In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Any applicable vesting criteria (which may be solely continued employment) or performance goals may be applied based on company-wide, departmental, divisional, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. At any time after the grant of restricted stock units, the Committee may reduce or waive any vesting criteria.

The Committee determines the number of Shares subject to restricted stock units granted to any participant, but during any fiscal year of Quantum, no participant may be granted more than 750,000 Shares subject to restricted stock units (and/or other full value awards) plus an additional 750,000 Shares subject to restricted stock units (and/or other full value awards) in the fiscal year in which a participant first becomes an employee, director, or consultant. Restricted stock units may be settled in Shares, cash, or a combination of both, as determined by the Committee. Participants who are non-employee directors are subject to the separate non-employee director grant limits, as explained above.

Limited Transferability of Awards

Awards granted under the 2012 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and may be exercised during a participant’s lifetime only by the participant. Notwithstanding the foregoing, subject to the terms of the 2012 Plan, the Committee may make an Award transferable on such terms and conditions as the Administrator deems appropriate, such as permitting an individual to transfer an Award to an individual or entity if the transfer is not for consideration and is for bona fide estate planning purposes.

Merger, Change in Control or Other Transactions

In the event of a merger of Quantum with or into another corporation or a change in control (as defined in the 2012 Plan), each outstanding Award will be treated as the Committee determines, including that each Award be assumed or substituted by the successor corporation (or its parent or subsidiary). The Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding Awards, the Awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the Awards will become fully exercisable. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the Committee will notify the participant that the Award will be exercisable for a specified period prior to the transaction, and the Award will terminate upon the expiration of such period. With respect to Awards granted to a non-employee director that are assumed or substituted for upon a merger or change in control, if the non-employee director’s status as a director is terminated other than upon voluntary resignation (unless resignation was required by the acquirer) on or after the assumption or substitution, then his or her Awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the Awards will become fully exercisable. In the event of a proposed dissolution or liquidation of Quantum, the

Committee will notify each participant as soon as practicable prior to the effective date of the proposed transaction. To the extent options and stock appreciation rights are not exercised or other Awards are not vested, the Awards will terminate immediately prior to the completion of the proposed transaction.

Amendment and Termination of the 2012 Plan

The Committee or our Board of Directors generally may amend or terminate the 2012 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. If not terminated earlier, the 2012 Plan will continue in effect for a term of ten (10) years from the date of the initial action by our Board of Directors in 2012 to adopt the 2012 Plan. If this amended and restated 2012 Plan is approved by stockholders, the 2012 Plan will continue in effect for an additional two years until August 14, 2024.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general U.S. federal income tax consequences to U.S. taxpayers and Quantum of equity awards granted under the 2012 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the portion of the option exercised. Any taxable income recognized in connection with an option exercise by an employee of Quantum is subject to tax withholding by Quantum. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the exercised Shares on the exercise date (or the sale price, if less) minus the exercise price of the portion of the option exercised.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the Award becomes either (1) freely transferable, or (2) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the Shares underlying the Award (less any cash paid for the Shares) on the date the Award is granted.

Tax Effect for Quantum. Quantum generally will be entitled to a tax deduction in connection with an Award under the 2012 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our Chief Executive Officer, Chief Financial Officer, and to our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer). Because the exception for performance-based compensation under Section 162(m) has been repealed, the annual compensation paid to any of these specified executives generally will be deductible only to the extent that it does not exceed $1 million.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2012 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND QUANTUM WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2012 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Participation in the 2012 Plan

The grant of Awards (if any) that any individual may receive under the 2012 Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive discretionary Awards under the 2012 Plan. The following table sets forth information regarding Awards that were approved under the 2012 Plan during fiscal 2019, our last completed fiscal year, to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, and to all other employees as a group and to our non-employee directors as a group:

Name and Principal Position	Securities Underlying Options Granted (#)	Full Value Awards (#)*
James J. Lerner President & Chief Executive Officer	0	1,000,000

J. Michael Dodson SVP Chief Financial Officer & Former Interim Chief Executive Officer	0	264,577

Patrick J. Dennis Former President & Chief Executive Officer	0	0

Fuad Ahmad Former Senior Vice President & Chief Financial Officer	0	0

Donald E. Martella Jr. Senior Vice President Engineering	0	0

Lewis W. Moorehead Chief Accounting Officer	0	100,000

Shawn D. Hall Senior Vice President & General Counsel	0	0

William C. Britts Former Senior Vice President, WW Sales and Mktg	0	30,000

All other current executive officers as a group	0	0

All non-employee directors as a group	0	0

All other employees (including all current officers who are not executive officers) as a group	0	335,000

*

The number of full value awards approved includes both time-based restricted stock units and performance-based restricted stock units. For more information about these awards, refer to the Summary Compensation Table and Grants of Plan Based Awards table.

As of September 12, 2019, the closing price of our stock was $6.10. Please see the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the equity awards approved in fiscal 2019 to the Company’s executive officers.

The total of all Awards approved in fiscal 2019 resulted in an annual “burn” rate (Shares covered by granted Awards) of 7.2% and a three-year average burn rate for the period fiscal 2017 – fiscal 2019 of 6.2%. This three-year burn rate was less than the 2019 three-year average burn rate cap of 6.4% established by a major proxy advisory service for the Company’s industry classification.

Summary

We believe strongly that the approval of the amended and restated 2012 Plan is essential to our continued success. Awards such as those provided under the 2012 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. The 2012 Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for the Company and to serve on our Board of Directors.

Required Vote

Approval of the amended and restated 2012 Plan requires the affirmative vote of the holders of a majority of votes cast on the proposal with abstentions counting as “Against” for this purpose. If stockholders approve the amended and restated 2012 Plan, it will replace the version of the 2012 Plan that was approved by stockholders at the 2017 Annual Meeting. If stockholders do not approve the amended and restated 2012 Plan, we will not use the amended and restated 2012 Plan but will continue to use the version of the 2012 Plan that was approved by stockholders at the 2017 Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN.

PROPOSAL FIVE:

APPROVAL OF AN AMENDED AND RESTATED QUANTUM CORPORATION EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve an amended and restated Employee Stock Purchase Plan (the “ESPP”) to (i) increase the number of shares made available for issuance under the ESPP by 900,000, (ii) increase the aggregate number of shares that may be acquired by participants on a purchase date from 250,000 to 300,000 shares, and (iii) provide additional flexibility and leverage in the ESPP by incorporating a maximum offering period of up to twenty-seven (27) months. We believe these changes will enable us to continue to use the ESPP to assist in recruiting, retaining, and motivating qualified personnel who help us achieve our business goals, including creating long-term value for stockholders. Our ESPP allows eligible employees to purchase shares of the Company’s common stock (“Shares”) at a price equal to 85% of the lower of the closing price of our common stock on the applicable established stock exchange or national market system on either the opening of an offering period or the purchase date.

The Leadership and Compensation Committee of the Board of Directors (the “Committee”) has approved the amended and restated ESPP, subject to the approval of our stockholders at the 2019 Annual Meeting. The ESPP last was approved by our stockholders at the 2017 Annual Meeting. Except for the proposed changes set forth above, the ESPP has not been amended in any other material way since the 2017 Annual Meeting.

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As of September 30, 2019, adjusted for the 1-for-8 reverse stock split (with cash paid for any fractional Shares) effective April 18, 2017, 8,329,154 Shares had been issued since the adoption of the ESPP, and 496,615 Shares remained available for issuance. Assuming approval of the amended and restated ESPP at the 2019 Annual Meeting, the total number of Shares remaining issuable under the ESPP would be 1,396,615 Shares.

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In determining to recommend that an additional 900,000 Shares be added to the ESPP, the Committee considered the number of Shares purchased under the ESPP on the prior two purchase dates. On August 4, 2017, 163,687 Shares were purchased, and on February 5, 2018, 152,198 Shares were purchased. After the February 5, 2018 purchase date, the Company ceased its operation of the ESPP due to the share trading restrictions that were implemented in early 2018 as the result of an SEC investigation initiated in January.

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Based on usage through February 5, 2018 and current participation estimates, we expect the increased Share reserve would meet the Company’s needs under the ESPP for a period of approximately four more years. We believe the addition of 900,000 Shares is prudent so that the ESPP does not run out of Shares in 2020.

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The Company’s total dilution under the ESPP resulting from the prior two purchase dates was 0.9% based on total common shares outstanding as of September 12, 2019. Dilution for this purpose represents the number of Shares purchased under the ESPP, as a percentage of the total outstanding Shares. The total dilution resulting from the Shares issuable under the ESPP, including the 900,000 additional Shares, would be 3.9% based on total outstanding Shares as of September 12, 2019.

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The actual number of Shares that will be purchased under the ESPP in any year will depend on a number of factors including, for example, the number of participants, each participant’s contribution rate, and our stock price.

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Without stockholder approval of the amended and restated ESPP, we believe our ability to attract and retain the individuals necessary to increase long-term stockholder value will be limited. We believe that the approval of the amended and restated ESPP is important to our continued success. If stockholders do not approve an increase in the number of Shares reserved for issuance under the ESPP, the ESPP’s goals of recruiting, retaining, and motivating talented employees will be more difficult to meet.

Description of the ESPP

The following is a summary of the principal features of the ESPP, as approved by the Committee and subject to stockholder approval at the Annual Meeting, and its operation. However, this summary is not a complete description of all of the provision of the ESPP and is qualified in its entirety by the specific language of the ESPP. A copy of the amended and restated ESPP is provided as Exhibit B to this Proxy Statement.

Purpose

The purpose of the ESPP, a broad-based stock purchase program, is to provide eligible employees of the Company and its participating affiliates with the opportunity to purchase Shares at a discount through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code (“Section 423”). In addition, the ESPP authorizes the grant of options that do not qualify under Section 423 pursuant to rules, procedures, or sub-plans adopted by the Company’s Board of Directors that are designed to achieve desired tax or other objectives.

Eligibility to Participate

Most employees of the Company and its participating affiliates are eligible to participate in the ESPP. However, an employee is not eligible if he or she has the right to acquire five percent (5%) or more of the voting stock of the Company or of any subsidiary of the Company. Also, the Committee has discretion to exclude employees who normally are scheduled to work less than or equal to twenty (20) hours per week or five months per calendar year, have worked for the Company for less than two years, or are officers or other highly compensated employees, provided that the exclusion of employees in such categories is not prohibited under applicable local law. As of September 12, 2019, approximately 770 of our 800 employees were eligible to participate in the ESPP.

Administration, Amendment and Termination

The Committee administers the ESPP. The members of the Committee serve at the pleasure of the Board of Directors. Subject to the terms of the ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP. The Committee also may establish a waiting period (not to exceed two years) before new employees may become eligible for the ESPP. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the ESPP that it considers appropriate to promote the Company’s best interests, and to ensure that the ESPP remains qualified under Section 423. The Committee may delegate one or more of the ministerial duties in the administration of the ESPP. All decisions of the Committee are conclusive and binding on all persons and will be given the maximum deference permitted by law.

The Committee or the Board of Directors may amend or terminate the ESPP at any time and for any reason. However, as required by Section 423, certain material amendments must be approved by the Company’s stockholders.

Number of Shares of Common Stock Available under the ESPP

Currently, a maximum of 8,825,769 Shares had been approved for issuance pursuant to the ESPP. If stockholders approve the amended and restated ESPP, the number of Shares issuable under the ESPP would be increased by 900,000 Shares, bringing the total that may be granted under the ESPP to 9,725,769 Shares. Shares sold under the ESPP may be newly issued shares or treasury shares. In the event of any stock split, stock dividend, or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind, and purchase price of the Shares available for purchase under the ESPP. As of September 30, 2019, the closing price of our common stock on the OTC Markets was $5.70 per share.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP. Assuming approval of the amended and restated ESPP at the 2019 Annual Meeting, Shares will be offered under the ESPP through a series of consecutive and/or overlapping offering periods, each to be of such duration (not to exceed twenty-seven (27) months per offering period) as determined by the Committee. Notwithstanding the flexibility to offer longer offering periods, it is presently expected that Shares will be offered under the ESPP through a series of consecutive six-month offering periods. Employees who join the ESPP participate during an initial offering period. Employees who have joined the ESPP automatically are re-enrolled for additional offering periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to ESPP rules).

Employees contribute to the ESPP through payroll deductions or, if payroll withholding is not permitted under local laws, through such other means as specified by the Committee. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the offering periods (but in no event may such periods exceed nine months). An employee later may increase or decrease his or her contribution percentage, subject to ESPP rules.

Purchase of Shares

On the last business day of each six-month offering period, the Company uses each participating employee’s payroll deductions or contribution to purchase Shares for the employee. The price of the Shares purchased will be determined under a formula established in advance by the Committee. However, in no event may the purchase price be less than 85% of the lower of (1) the stock’s market value on the first day of the offering period, or (2) the stock market’s value on the purchase date. Market value under the ESPP means the closing price of our common stock on the applicable established stock exchange or national market system for the day in question. In any single year, no employee may purchase more than $25,000 of common stock (based on market value on the applicable enrollment date(s)). Also, no more than 300,000 Shares may be issued under the ESPP on any purchase date. Finally, the maximum number of Shares that any participant may purchase on any purchase date shall not exceed 10,000 Shares. However, the Committee has discretion to set a different limit on the number of Shares that any participant may purchase on any purchase date, to set a lower (but not higher) limit on the dollar value of Shares that may be purchased, and to change the dates on which Shares are purchased.

Termination of Participation

Participation in the ESPP generally terminates when a participating employee’s employment with the Company or an affiliate ceases for any reason, the employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate.

New Plan Benefits

Given that the number of Shares that may be purchased under the ESPP is determined, in part, by the stock’s market value on the first and last day of the offering period and given that participation in the ESPP is voluntary on the part of employees, the actual number of Shares that may be purchased by any individual is not determinable, and due to the share trading restrictions that were implemented in early 2018 as the result of the SEC investigation, no Shares were purchased during fiscal 2019 under the ESPP.

Tax Aspects

Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of Shares under the ESPP are as follows.

An employee will not have taxable income when shares of our common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the ESPP.

For Shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), any gain up to the amount of the discount from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the ESPP within the holding period. The Company may not deduct any amount for Shares that are disposed after the holding period has been satisfied.

Required Vote

Approval of the amended and restated ESPP requires the affirmative vote of the holders of a majority of votes cast on the proposal with abstentions counting as “Against” for this purpose. If stockholders do not approve the amended and restated ESPP, the ESPP will continue under its current terms until it is terminated in accordance with the terms of the ESPP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the Company’s overall philosophy and criteria used to determine the executive compensation practices provided to the executive officers of the Company. Over the last two fiscal years, we experienced radical transformation to the executive leadership team including multiple changes at the chief executive and chief financial officer roles; however, the founding principles used to guide executive compensation decisions such as the overall philosophy, governance practices, and decision-making processes remained constant year over year. As illustrated in the following CD&A, the compensation disclosures are combined for our two most recent completed fiscal years, 2019 and 2018, for the principal executive officers, principal financial officers, and the three most highly-compensated executive officers for each fiscal year and includes combined descriptions of our executive compensation principles that have remained constant over the last two fiscal years.

Our named executive officers for fiscal 2019 are:

James J. Lerner	President & Chief Executive Officer
J. Michael Dodson	Chief Financial Officer, Former Interim Chief Executive Officer;
Patrick J. Dennis	Former President & Chief Executive Officer
Fuad Ahmad	Former Senior Vice President & Chief Financial Officer
Donald E. Martella Jr.	Senior Vice President Engineering
Shawn D. Hall	Senior Vice President & General Counsel
Lewis W. Moorehead	Chief Accounting Officer
William C. Britts	Former Senior Vice President WW Sales & Marketing

The stabilization of our leadership team continued from fiscal 2018 throughout fiscal 2019. We experienced the following changes to our leadership team during fiscal 2019:

•	May 25, 2018, Mr. Dennis, our President & Chief Executive Officer since January 16, 2018, separated from the Company.

•	May 30, 2018, Mr. Ahmad, our Senior Vice President & Chief Financial Officer separated from the Company.

•	May 31, 2018, Mr. Dodson, joined the Company as Interim Chief Executive Officer and Senior Vice President & Chief Financial Officer.

•	July 1, 2018, Mr. Lerner joined the Company as President and Chief Executive Officer.

In addition, Mr. Hall resigned from the Company in fiscal 2020.

Our named executive officers for fiscal 2018 were:

Patrick J. Dennis	President & Chief Executive Officer
Adalio T. Sanchez	Former Interim President & Chief Executive Officer
Jon W. Gacek	Former President & Chief Executive Officer
Fuad Ahmad	Senior Vice President & Chief Financial Officer
William C. Britts	Senior Vice President WW Sales and Marketing
Robert S. Clark	Senior Vice President Product Operations
Donald E. Martella Jr.	Senior Vice President Engineering

Our Company’s strategic transformation plan began in fiscal 2018, as we experienced changes to our leadership team that included turnover with some of our principal officers. The following time-line of events outlines the changes that occurred in fiscal 2018:

•	November 7, 2017, Mr. Gacek, our Former President & Chief Executive Officer, separated from the Company.

•	Mr. Sanchez, a current Board of Director, served as our Interim President & Chief Executive Officer from November 7, 2017, through January 16, 2018.

•	January 16, 2018, Mr. Dennis joined the Company as President & Chief Executive Officer.

•	May 11, 2018, Mr. Clark, our Senior Vice President, Product Operations, separated from the Company.

Executive Compensation Highlights for Fiscal 2019 and 2018

Our executive compensation program aims to (i) enhance stockholder value by designing appropriate leadership and compensation programs to enable the successful execution of the Company’s corporate strategy and objectives, (ii) facilitate market competitiveness by attracting and retaining the best talent and (iii) promote meritocracy by recognizing individual contributions. While we kept these founding principles applied to our executive compensation practices, many changes occurred to our business over our last two fiscal years. The following summarizes the business developments that impacted our compensation programs and the actions we took for our named executive officers for our two most recent and completed fiscal years beginning most recently with changes occurring fiscal 2019:

Fiscal 2019

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Following an SEC investigation that was initiated during our fiscal 2018, the Company made transformational changes internally including an overhaul of executive leadership. Throughout fiscal 2019, the Company made significant efforts to stabilize operations and work with auditors during a long and thorough investigation. In order to complete this due diligence, the Company was unable to comply with completing its filings with the SEC, the Company was de-listed from the NYSE on January 15, 2019 and began trading on the OTC Pink operated by OTC Market Group Inc., under the symbol “QMCO”.

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The Company was prohibited from trading or issuing equity grants including awarding grants to new hires. In order to recruit a new leadership team, the Company made promises with the intent to grant stock once the Company was current with the SEC filings. The Committee reviewed and approved every new hire’s promise with the intent to grant equity awards and continued to apply strong governance and market competitive practices to these decisions as in the past. In addition, the Committee continued to govern executive compensation practices during fiscal 2019 such as the annual policy, committee charter, peer group review, and stock administration guidelines.

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For fiscal 2019, a slight change was recommended on the current severance plan not in connection with a Change of Control, and the Committee approved, that any Officers would be provided six (6) months base severance and six (6) months COBRA premium payments outside any agreement in place for Mr. Lerner.

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The business objectives throughout fiscal 2019 included stabilizing the leadership team, completing internal and external audit requests, getting the Company back in compliance with our SEC filings, strengthening our cash and profitability position, increase our products and service offerings to our customers, and increase stockholder value. To accomplish these objectives, the Company kept operating expenses flat which includes suspending cash compensation programs such as the Quantum Incentive Program. No formal bonus program was established with defined and approved goals in fiscal 2019 and no cash bonuses were earned or paid.

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Mr. Lerner and Mr. Dodson continued to execute on the Company’s transformational strategy that included establishing a new leadership team and executive management. To establish the new executive leadership team for fiscal 2019, Mr. Lerner and Mr. Dodson used a mix of tactics that includes promoting top talent from within the Company and recruiting top talent from outside the Company.

•

Mr. Dodson joined the Company as Senior Vice President, Chief Financial Officer on May 31, 2018, and served as our Interim Chief Executive Officer from the time of his hire until July 1, 2018, when Mr. Lerner joined as our President & Chief Executive Officer.

•

May 25, 2018, Mr. Dennis, our President and Chief Executive Officer separated from the Company followed by the separation of Fuad Ahmad, our Senior Vice President and Chief Financial Officer on May 30, 2019.

Fiscal 2018

•

Prior to fiscal 2018, the Company’s most recent practice for granting equity consisted of a mix between time-based restricted stock units and performance-based restricted stock units for our executive officers. This practice continued throughout fiscal 2018 with the exception of reintroducing non-qualified stock options upon the hire of Mr. Dennis. For the performance-based restricted stock grants and based on actual fiscal 2018 results, the Company did not satisfy the established Earnings Per Share (“EPS”) or Revenue goals and no performance shares were earned with the exception of Mr. Gacek, whose performance-based equity was satisfied at the target levels in accordance with his CoC agreement.

•

The Company did not satisfy the operating income plan for the year; therefore, the bonus pool was not funded and no bonuses were allocated in fiscal 2018, with the exception of Mr. Gacek, who was paid $1.2 million in accordance with his CoC agreement. Mr. Gacek’s payment was subject to Section 409A, and actual payment was made six (6) months and one (1) day following the date of Mr. Gacek’s separation date. Mr. Sanchez also received a pro-rated bonus for his service as Interim President & Chief Executive Officer in the amount of $57,903 for satisfying his financial savings target as established by the Board.

•

The Company was unable to file the Form 10-Q by February 9, 2018, for the quarterly period that ended December 31, 2017, as a result from an investigation initiated by the Securities and Exchanges Commission (“SEC”) on January 11, 2018. The Company has not been able to grant stock to employees as of February 9, 2018, including any collection of funds for the Employee Stock Purchase Plan (“ESPP”). Any stock vesting following this date has been deferred until the Company is once again current with regular filings and in compliance with the SEC.

•

To align with market practices and upon the recommendation of both management and Compensia, the Board approved two additional changes impacting our executive compensation programs, (i) the Company’s severance plan was modified effective immediately to reduce the number of weeks paid to executives following an involuntary termination and (ii) the Company’s CoC policy, effective for fiscal 2019, was modified to reduce the number of positions eligible, align the compensation paid upon termination with market and peer group norms, and provide further clarification on what defines the first event under this policy.

•

As part of the Company’s transformational efforts to reduce costs, a temporary 15% pay reduction was implemented to all our executives and officers, including Mr. Dennis, during our fourth quarter and reinstated at the beginning of our new fiscal year.

•

Mr. Dennis joined the Company as our President & Chief Executive Officer on January 16, 2018. Upon his hire, the Company once again began using non-qualified stock options (in combination with time-based and performance-based full value shares) as an equity vehicle for attracting executive talent.

•

Our CEO transition took place on November 7, 2017, with the separation of Mr. Gacek whose departure occurred in connection with the Company’s Change of Control agreement. As a result, Mr. Sanchez temporarily resigned from his current position on the Board to serve as Interim President & Chief Executive Officer. As a result, Mr. Rau’s service as Executive Chair ended and he resumed to his prior position as Chairman of the Board.

•

Effective September 1, 2017, Mr. Rau, Chairman of the Board, temporarily resigned from his position on the Board to serve as an employee of the Company in the role of Executive Chairman. Mr. Rau’s responsibilities included a more active operational and strategic oversight of the Company on behalf of the Board, participation in investor meetings and engagement of key company stakeholders.

•

The Board engaged Alix Partners, an external consulting company, to evaluate the Company’s current structure and assist in developing a transformational plan that focused on cost reductions (including headcount), third party spend, restructuring, and make recommendations to stabilize operations.

•

The Board engaged the Company’s external Executive Compensation Consultant (“Compensia”), to address concerns about the existing peer group. Compensia reviewed and made recommendations to the current peer group that was approved by the Board on August 9, 2017. This revised peer group was used for any executive or board compensation decisions going forward for the remainder of our fiscal 2018.

•

Effective May 31, 2017, Mr. Pinchev was appointed to the Company’s Board of Directors per the terms of the Settlement Agreement and Mr. Roberson resigned from the Board in connection with the appointment of Mr. Pinchev.

•

Effective May 4, 2017, Mr. Rothman and Mr. Sanchez were appointed to the Company’s Board of Directors and pursuant to the terms of the Settlement Agreement between VIEX Capital Advisors, LLC and the Company dated as of March 2, 2017, Directors Mr. Mutch and Mr. Gacek resigned from the Board effective May 1, 2017. As a result of this change in composition to the Board of Directors, the first event under the Company’s Change of Control (“CoC”) policy was satisfied. Per the conditions of this policy and for those who have these agreements in place, any involuntary terminations occurring within 12 months of May 4, 2017, would satisfy the second event resulting in severance payments in connection with a CoC.

•	We continue to maintain responsible compensation programs guided by strong governance practices.

Governance Practices for Fiscal 2019 and 2018

We are committed to implementing compensation programs that are attractive to executive talent while maintaining effective governance practices that support our business strategies and serve our stockholders’ long-term interests. The Committee seeks the guidance of varying levels of management within Human Resources, Finance, and Legal as well as engages with external Legal counsel and other outside advisors to ensure proper governance protocols are in place and being executed. Our governance practices have remained consistent over our fiscal 2019 and 2018 years and include:

Independent Consultant	The Committee regularly engages with an Independent Executive Compensation Consultant that reports directly to the Committee.

Clawback Policy	In September 2019, the Committee approved, and the Company adopted an updated clawback policy for cash and equity incentive/bonus compensation to all Section 16 reporting officers, all officers who directly report to the Chief Executive Officer and the VP, Global Supply Chain (“covered employees”) if the Company is required to provide a material restatement of its financial statements due to the knowing misconduct by a covered employee. This policy entitles the Company to recover from the responsible covered employee any bonus or other incentive-based or equity-based compensation received by the responsible covered employee during the 12-month period following the first public issuance or filing of the financial document with the SEC embodying such error, and any net profits realized by the responsible covered employee from the sale of the Company’s securities during that

12-month period. This policy will be reviewed and modified, if necessary, once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO and for our non-employee directors. For our President and CEO, these stock ownership guidelines require him to acquire and hold shares of the Company’s Common Stock with a value at least equal to three times his annual base salary. For our non-employee directors, these stock ownership guidelines require them to acquire and hold shares of the Company’s Common Stock with a value at least equal to three times the directors’ annual retainer. The measurement date for compliance with the stock ownership guidelines is the last day of each fiscal year. The stock ownership guidelines are required to be met by the later of five years from (i) the date the guidelines were adopted or (ii) the date an individual first becomes subject to the guidelines.

Anti-Hedging and Anti-Pledging Policy

We maintain an insider trading policy which expressly prohibits buying Company shares on margin or using or pledging owned shares as collateral for loans and engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

Insider Trading Policy	Our insider trading policy prohibits any transactions involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possess inside information and ending at the beginning of the third full trading day following public disclosure of the information. All employees (including our executive officers) and members of the Board of Directors are subject to the Company’s insider trading policy.

No Single Trigger Change of Control	Our change of control policy maintains that a double trigger event must occur before an executive is entitled to specified compensation and benefits.

Annual Risk Assessment	Led by the efforts of our external Executive Compensation Consultant, the Committee annually reviews the Company’s Risk Assessment of our pay programs.

Pay Mix	We maintain pay programs that strike a balance between time-based and performance-based achievement.

Perquisites	We grant very few perquisites to our officers.

Executive Compensation Philosophy for Fiscal 2019 and 2018

Pay for Performance Compensation Philosophy and Objectives

The executive total compensation program is intended to encourage and reward the executives for significant contributions to the Company’s success and for the creation of stockholder value. The Company has established and maintains a competitive pay-for-performance executive total compensation program. The objectives of the Company’s total compensation program remained unchanged over fiscal years 2019 and 2018 and are aimed to:

•	provide a strong link between pay and performance on both an individual and Company level and encourage and reward executives for significant contributions to the Company’s success;

•	ensure that the interests of all executives are aligned with the success of the Company and the interests of the Company’s stockholders;

•	promote the achievement of the Company’s short-term and long-term strategic objectives;

•	provide compensation opportunities that will attract, motivate and retain the most qualified executive talent to accomplish these objectives;

•	provide executives with a total compensation package that strikes an appropriate balance between fixed and variable pay and between short-term and long-term incentives;

•	take into account relevant economic and market considerations;

•	and ensure that the total compensation levels of executives are externally competitive and internally consistent and fair.

Our executive total compensation program is designed to offer target cash and equity compensation opportunities at market-competitive levels and to reward superior Company and individual performance. Company performance, as measured by pre-established corporate performance metrics and share price, together with individual performance, as measured through the Company’s annual performance evaluation process, greatly affect annual and long-term compensation levels. Actual compensation is expected to be, and will be, below targeted market median levels if the Company and/or the executive officer does not achieve the designated Company and individual performance objectives. The Committee believes that this program aligns the interests of our executive officers with those of our stockholders in promoting the creation of long-term stockholder value.

Competitive Positioning

Market competitiveness is an important element of our executive compensation program. The Committee has established that market competitiveness for this purpose generally means the market median and has determined to generally target the market median with respect to each component of our executive compensation program. In assessing the market competitiveness of our executive compensation program, the individual elements, as well as the aggregate total compensation of each executive officer (which includes base salary, target annual incentive opportunity and annual equity awards), are compared to the corresponding market median for executive officers holding similar positions or who have similar levels of responsibility in technology companies of similar size. While our compensation philosophy is to generally target the market median for competitiveness purposes, the actual compensation paid to our executive officers may be above or below the competitive market based on individual and Company performance.

As its sources of data for identifying and establishing market median compensation levels, the Committee utilizes applicable compensation data from the Company’s Peer Group (as defined and discussed below), as well as from the Radford Global Technology and Radford Global Sales surveys (the “Radford Surveys”) of technology companies with annual revenue between $500M and $999.9M (collectively, the “Market Data”).

Peer Group

The Committee conducts an annual evaluation of the Peer Group for the purposes of identifying companies that are similar to ours in financial scope, size and industry that guide compensation decisions made for our executives. The peer group is reviewed and approved annually by the Committee typically in the third quarter of our current fiscal year. Once approved, this peer group is then used for our next fiscal year when we begin our executive compensation assessments and making recommendations to the Committee to address performance and any potential pay gaps.

For fiscal 2019, our peer group remained unchanged from the adjustments made in fiscal 2018 with the exception of one addition. The Committee approved the addition of Tintri, Inc., on April 30, 2018, but the peer was automatically removed following the Company’s announcement of Chapter 11 bankruptcy and therefore the fiscal 2019 peer group remained consistent with the previously amended group of Peer revised during fiscal 2018. For fiscal 2018, two peer groups were used to influence our executive compensation decisions throughout our performance year, however; the peers were not used simultaneously but rather one replaced the former peer group.

The first peer group (“Peer Group 1”) was established prior to the start of our fiscal 2018 as recommended by Compensia and the Committee approved as part of the annual peer group review and approval process. Peer Group 1 was the comparator group that was intended to support all compensation decisions made for our executives during fiscal 2018. This peer group was used for compensation decisions made for our executives at the beginning of our fiscal 2018, including those for our former President & Chief Executive Officer, Mr. Gacek. Peer Group 1 included the following companies:

Fiscal 2018 Peer Companies (Peer Group 1)
Avid Technology, Inc.	Electronics for Imaging, Inc.	Nimble Storage, Inc.
Barracuda Networks, Inc.	Extreme Networks, Inc.	ShoreTel, Inc.
Black Box Corporation	GlassBridge Enterprises, Inc.	Silicon Graphics International Corp.
Calix, Inc.	Harmonic, Inc.	Sonus Networks, Inc.
Cray, Inc.	Infinera Corporation
Datalink Corporation	Integrated Device Technology, Inc.

The second Peer Group (“Peer Group 2”) was established during our fiscal 2018, following the changes to our Board and Committee members. The new members of the Committee requested a reevaluation of the peer group to ensure the peer companies used were closely aligned with the Company’s new strategic direction. The following criteria were used:

•	Three Industry Sectors including: Technology hardware and storage companies, Communication Equipment and Software;

•	Companies that focused on data security and storage, hybrid software/appliance development, and network infrastructure software, hardware and services;

•	Comparability to the Company in terms of revenue (~0.5x - 3.0x) and market capitalization (~0.5x - 5.0x); and

•	Other factors, including, geography, revenue growth, profitability, valuation, number of employees and enterprise value.

Based on the above criteria, Compensia recommended and the Committee approved Peer Group 2 for compensation decisions being made throughout the remainder of fiscal 2018, superseding the former approved Peer Group 1. Compensation decisions including Director compensation and new executive hires including our President & Chief Executive Officer, Mr. Dennis, were based on the comparisons of the companies in Peer Group 2 which included:

Fiscal 2019 and 2018 Peer Companies (Peer Group 2)
A10 Networks, Inc.	Commvault Systems, Inc.	Hortonworks, Inc.
Avid Technology, Inc.	Comtech Telecommunications Corp.	Infinera Corporation
Barracuda Networks, Inc.	Cray, Inc.	Sonus Networks, Inc.
Black Box Corporation	Electronics for Imaging, Inc.	Varonis Systems, Inc.
Calix, Inc.	Extreme Networks, Inc.
Carbonite, Inc.	Harmonic Inc.

The three main objectives for selecting this peer group was to help address previous historical challenges including (i) identifying a group of peers that were a stronger fit in both revenue size and market cap (ii) identifying more peers expanding into the software technology industry and (iii) select peers that accounts for potential competitors where we compete with for talent.

At the time when Peer Group 2 was approved, the Company’s $505 million revenue and $269 million market capitalization was at the 49th percentile and the 22nd percentile, respectively. The following chart displays the Company’s position relative to Peer Group 2 with annual revenue and market capitalization shown based on the latest available public filings with the SEC at the time the Peer Group 2 was approved.

Executive Compensation Process and Decision-Making

Role of the Leadership and Compensation Committee and the Board of Directors – The Committee oversees and approves all compensation and benefit arrangements for our executive officers, other than for our CEO. In the case of the compensation of our CEO, the independent members of the Board of Directors, based on the recommendations of the Committee, review and approve his compensation. A substantial portion of the Committee’s work involves an annual review of our executive compensation program, including determining total compensation levels for our executive officers and evaluating Company and individual executive officer performance. The Committee considers a variety of factors when determining our executive compensation program and total compensation levels. These factors include the Company’s financial performance for the most recent fiscal year, the executive officers compensation in relation to the approved Peer Group, the recommendations from our CEO for all executive officers (other than for himself), the input from Compensia, and the results of competitive studies and analyses prepared by Compensia and Company management, the outcome of our annual say-on-pay vote, input we receive from stockholders and the individual performance of each executive. The Committee also considers shareholder dilution, burn rate, and other Company restrictions such as a limited share pool when examining executive officer compensation.

Role of the Executive Compensation Consultant – Through both fiscal 2019 and 2018, the Committee consulted with Compensia on a range of topics relating to executive compensation and engaged Compensia to review the results of executive compensation studies and analyses conducted by Company management. Compensia serves at the discretion of the Committee and provides services only to the Committee. Compensia regularly meets with the Committee both with and without management present. The Committee regularly reviews its advisers’ independence status against the specific independence factors contained in the rules of the Securities and Exchange Commission and the related New York Stock Exchange corporate governance listing standards and has determined that no relationship or conflict of interest exists that would preclude Compensia from independently advising the Committee.

Role of Management – The Committee reviews recommendations made by the CEO on various executive compensation matters, including executive compensation program design, annual corporate performance metrics, bonus funding target levels, and evaluations of corporate and executive officer performance. Other members of the Company’s management team provide the Committee with the market data as well as data and information relating to various executive compensation matters. In addition, our CEO makes individual compensation recommendations to the Committee for our executive officers (other than for himself). While the Committee considers all recommendations made by the CEO, ultimate authority for all compensation decisions regarding our executive officers (other than for our CEO), rests with the Committee and, in the case of our CEO, rests with the independent members of the Board of Directors. Certain members of the Company’s executive management team, including our CEO and CFO, attend Committee meetings and participate in the Committee’s discussions and deliberations. However, these individuals are not present when the Committee or the independent members of the Board of Directors discusses and determines their compensation. At each meeting, the Committee also may choose to meet in an executive session without members of management present and may meet without any members of management present at any time.

Role of the Peer Group – The Peer Group is reviewed and modified as needed on an annual basis. The purpose of the Peer Group is to establish a group of companies that are similar in size, industry, revenue, and market capitalization that serve as a benchmark for evaluating internal pay levels and comparing pay practices. The Committee examines the pay practices and programs of the Peer Group and how the total target compensation for our CEO and Officers compares to similar roles of these companies as market reference points. While it is the goal of the Committee to ensure our compensation practices are competitive and aligned with the Peer Group, the Committee must take into consideration other factors such as the financial position of the Company, budgetary guidelines, restrictions on the size of the equity pool, burn-rate and dilution, shareholder return, and the strategic goals of the Company. As such, the Committee relies on their own experience and judgment, recommendations from management, consultation from Compensia, as well as Peer Group benchmark data to make final decisions about the Company’s compensation practices.

Say on Pay – The Company held two Annual Meetings of Stockholders in 2017 with the first one on March 31, 2017; the Company’s 2016 Annual Meeting of Stockholders that was delayed until the last day of fiscal 2017. The second meeting was the Company’s official 2017 Annual Meeting of Stockholders held on August 23, 2017. At this meeting, approximately 88.4% of the vote cast on the non-binding advisory vote on our executive compensation program supported the compensation of our named executive officers.

Performance Evaluation Process

Our executive compensation program is guided by and reflects a “pay-for-performance” philosophy. While our normal practice for performance evaluation includes a formal review of our CEO and the Officers against pre-established and annual performance objectives, for fiscal 2019 and 2018, our goals were to establish and build a new leadership team that had performance-driven compensation packages.

Executive Compensation Review and Approval Process

In a typical fiscal year, the Committee evaluates in making recommendations of our CEO for our executive officers, including base salary adjustments, incentive awards and equity awards. In making these recommendations, our CEO would take into account the following factors:

•	The median target compensation levels from the market data for each element of total direct compensation (i.e., salary, short-term incentives and equity awards) for each of our executive officers;

•

The annual performance of each executive officer based on our CEO’s assessment of his or her contributions to our overall performance, including the ability of the executive officer to successfully lead his or her functional organization and to work effectively across the entire organization;

•	Internal compensation equity among our executive officers;

•	Our Company performance against the performance goals and objectives established by the Committee and the Board of Directors for the fiscal year; and

•	Our Company performance for the fiscal year against the Peer Group.

In making compensation recommendations to the Committee, our CEO considers each of the above factors and no single factor is determinative.

CEO Performance Evaluation

With respect to the performance evaluation and compensation for our CEO, the independent members of the Board of Directors conduct a review of our CEO’s performance against set objectives for the fiscal year that were previously reviewed and approved by the Committee and the independent members of the Board. The CEO generally provides a summary of results against objectives and the Committee is also provided with data regarding the Company’s performance as compared to the performance of the Peer Group. The Committee and the independent members of the Board of Directors then review the CEO’s performance results against his objectives and consider the CEO’s compensation in light of that performance evaluation. For fiscal 2019 and 2018, high attrition and turnover occurred on our leadership team including in the Chief Executive Officer role. The Committee in partnership with the Board worked to establish the appropriate total compensation targets for on-going and new hire Chief Executive Officers.

Compensation of the Chief Executive Officers for Fiscal 2019 and 2018

The Committee recognizes that special scrutiny is applied to the compensation of the Chief Executive Officer, as the most highly compensated of the named executive officers and the primary leader of the Company. For our two most recent completed fiscal years the Committee, in partnership with our Board of Directors, worked to stabilize our leadership team and drive a stronger alignment between our executive compensation practices and the Company’s performance.

Mr. Lerner, our current President & Chief Executive Officer joined the Company on July 1, 2018, at the start of the second quarter in fiscal 2019 and his total compensation opportunity was structured as follows (i) an annual base salary of $475,000, (ii) a bonus target equivalent to 100% of base salary starting for fiscal 2020 but is ineligible for a potential bonus payment in fiscal 2019, (iii) a promise of intent to grant equity the day the Company becomes current on the filings with the SEC in the form of 400,000 time-based restricted stock units vesting in equal installments over three years subject to Mr. Learner’s continued employment, (iv) a new hire grant in recognition for joining the Company with the promise of intent to grant 150,000 time-based restricted stock units that will vest in full on the first year anniversary date subject to Mr. Lerner’s continued employment, (v) a promise of intent to grant 400,000 performance-based restricted stock units vesting based on the achievement specified level of the 60-Day Average Share Price for the Company’s Common Stock between July 1, 2018, and June 30, 2022. On August 23, 2019, the date we became current with our SEC filing obligations, the above-described equity grants were made effective.

Mr. Dodson, our current Senior Vice President and & Chief Financial Officer joined the Company on May 31, 2018 and served as Interim Chief Executive Officer until Mr. Lerner joined the Company. Mr. Dodson’s total compensation opportunity was structured as follows: (i) an annual base salary of $400,000, (ii) a bonus target equivalent to 50% of base salary, (iii) a promise of intent to grant equity the day the Company becomes current on the filing with the SEC in the form of 125,000 time-based restricted stock units vesting in equal installments over three years subject to Mr. Dodson’s continued employment, (iv) a one-time grant in recognition of $50,000 worth of stock of his role as Interim Chief Executive Officer, (v) a promise of intent to grant 125,000 performance-based restricted stock units vesting based on the achievement specified level of the 60-Day Average Share Price for the Company’s Common Stock between June 1, 2018, and June 30, 2022. On August 23, 2019, the date we became current with our SEC filing obligations, the above-described equity grants were made effective.

Mr. Dennis served as our President & Chief Executive Officer from January 16, 2018, through the end of our fiscal 2018, and separated from the Company on May 25, 2018, at the start of our fiscal 2019. Mr. Dennis joined the Company during the fourth quarter of our fiscal 2018 and his target total compensation opportunity was structured as follows (i) an annual base salary of $475,000, (ii) a bonus target equivalent to 100% of his annual base salary beginning with the Company’s fiscal year ending March 31, 2019 (“FY 2019”), (iii) an opportunity to purchase 250,000 stock options of the Company’s Common Stock that vest in equal installments over four years subject to Mr. Dennis’ continued service with the Company, (iv) an equity grant covering 125,000 shares of time-based restricted stock units vesting in equal installments over three years subject to Mr. Dennis’ continued service with the Company, (v) an equity grant of 500,000 shares of performance-based restricted stock units vesting based on the achievement of specified levels of the average of the closing prices for the Company’s Common Stock as reported on the New York Stock Exchange during the highest of the four quarterly periods ended June 30, 2021 (the “Average Price”), and subject to Mr. Dennis’ continued service with the Company. Mr. Dennis was not eligible to participate in the Company’s Fiscal 2018 Short-term Incentive Plan. The Committee believes that the target total compensation structure established for Mr. Dennis accomplishes the following (i) is competitive with our peer group (ii) aligns with our pay-for-performance compensation philosophy and (iii) aligned with the interests of our stockholders.

Mr. Sanchez, one of our board members during fiscal 2019 and 2018, served as our Interim President & Chief Executive Officer from November 7, 2017, through January 16, 2018. In his role, Mr. Sanchez led the efforts in executing against goals that aligned with Company’s strategic transformational plan that included cost reductions (headcount and products), the reduction of 3rd party spend, and optimizing a plan to stabilize the business. Mr. Sanchez was actively involved with other members of the Board in the search for a permanent President & Chief Executive Officer. For his responsibilities as Interim President & Chief Executive Officer, Mr. Sanchez was compensated on a monthly basis and pro-rated for any partial months of service completed as follows (i) a base salary of $50,000 per month, (ii) a short-term cash incentive opportunity of $50,000 per month that may be earned for achievement of equally weighted performance goals relating to the Company’s EBITDA and cost reduction goals as of March 31, 2018, the last day of the Company’s fiscal year and (iii) 40,000 shares of time-based restricted stock units granted per month cliff vesting on November 30 2018. For fiscal 2018, in addition to his monthly salary, Mr. Sanchez satisfied one of two performance incentive goals and earned $57,903 in cash compensation. Specifically, Mr. Sanchez had 50% of his pro-rated bonus target on EBITDA with a goal of $28.6M and the other 50% weighted on organizational restructure cost savings of $9.8M. For both EBITDA and cost saving goals, no bonus is paid unless 100% of the financial goal has been met of which he satisfied the cost savings goal. No threshold or upside potential could be earned on the bonus payout. In addition, Mr. Sanchez was granted a total of 92,645 time-based restricted stock units for serving as Interim Chief Executive Officer. The Board believed the total compensation package set for Mr. Sanchez was competitive and appropriately rewarded him for serving in this role on short notice and for his achievement in satisfying aggressive goals.

Mr. Gacek served as our President & Chief Executive Officer until his separation from the Company on November 7, 2017. For fiscal 2018, Mr. Gacek’s total compensation opportunity was structured as follows (i) an annual base salary of $600,000, (ii) a bonus target equivalent to 100% of his annual base salary with a maximum payout at 200% of his target, (iii) an equity grant covering 51,975 time-based restricted stock units vesting in equal installments over three years subject to continued service with the Company, and (iv) an equity grant covering 63,525 shares of performance-based restricted stock units vesting over three years following the achievement of specified Company performance metrics. Mr. Gacek’s separation occurred in connection with the Company’s Change of Control Agreement dated December 3, 2015. Per this agreement, all of Mr. Gacek’s unvested and outstanding (i.e. unexpired) time-based and performance-based shares were accelerated including any awards granted in fiscal 2018. Including his fiscal 2018 grant, Mr. Gacek had a total of 210,191 shares outstanding (before taxes) subject to release six months and one day after his separation date in accordance with Section 409A. In addition to his equity grant acceleration, Mr. Gacek was also paid a cash lump sum award in the amount of $1.2 million as stated on the Summary Compensation Table.

Elements of Compensation

Consistent with our compensation philosophy and objectives, the Company provides a mix of compensation elements that emphasizes annual cash incentives and long-term equity incentives. Our executive compensation program consists of base salary, an annual incentive opportunity, equity awards with both time and performance-based vesting, minimal perquisites and certain other benefits including health and welfare benefits, change of control, and severance protection.

Base Salary Overview – Base salaries are set competitively to attract and retain executive talent while compensating our named executive officers for their day-to-day responsibilities. The base salaries are typically reviewed annually in June and may be adjusted in accordance with individual performance, market alignment, Company performance, promotions or an increased level of responsibility. As in previous years, the Committee continues to generally position the base salaries of our Chief Executive Officer and other executive officers at market median based on the Peer Group data and other benchmark data from other compensation surveys.

Quantum’s Executive Officer Incentive Plan Overview – All our executive officers participate in the Company’s Executive Officer Incentive Plan (“the Incentive Plan”). The Incentive Plan is structured to support our strategic business plan and reflects the Company’s underlying business conditions. It is intended to provide competitive annual incentive compensation opportunities to our executive officers while supporting our pay-for-performance philosophy by directly linking annual cash incentive compensation levels to both corporate and individual performance. Each Executive Officer has a target annual incentive award opportunity that is expressed as a percentage of his or her base salary. Target annual incentive awards are reviewed, set, and approved annually as part of our executive compensation review. Annual incentive targets are compared to our Peer Group pay levels in combination with other market data and set approximately at the market median.

The Incentive Plan provides for the funding of an annual incentive pool based upon the achievement of one or more pre-established financial or operational performance objectives. If the minimum level of performance is achieved, the Incentive Plan’s pool is funded with a pre-determined amount. As company performance levels increase over the minimum level, the pool’s funding increases incrementally until the maximum performance threshold is attained. Payouts are calculated based on the actual results of the Company performance measured as of the last day of our fiscal year and the threshold, target, and maximum achieved. The Committee may, in its discretion, reduce or prohibit the actual payout of the annual incentive plan.

Equity Awards Program Overview – Historically, the cash compensation of our executive officers has been supplemented with equity awards under the Company’s long-term incentive plan that tie their overall compensation to the performance of the Company’s Common Stock over a period of time. Equity awards are granted to our executive officers to (i) provide at-risk equity compensation consistent with our pay-for-performance philosophy and (ii) align the interests of our executive officers with those of our stockholders by providing them with significant equity stakes in the Company. The Committee determines, on a discretionary basis, whether an equity award should be granted, the form of any equity award and the number of shares of the Company’s Common Stock subject to the equity award.

Establishment of Stock Pool for Annual Equity Awards

Each fiscal year, as part of the development and approval of the Company’s annual compensation program, management recommends, and the Committee evaluates and approves, a stock pool for the purpose of granting annual equity awards to our executive officers and other eligible employees. In establishing the size of this stock pool, the following factors are considered:

•	The market data regarding the size of competitive equity pools;

•	The market data regarding the competitive size and fair value of equity awards provided to similar executive officers and other employees;

•

The resulting impact the stock pool would have on our annual and three-year average burn rates (“burn rate” is defined as the number of shares of the Company’s Common Stock subject to stock options granted during the fiscal year plus the number of shares of the Company’s Common Stock subject to restricted stock unit awards granted during the fiscal year, with the number of restricted stock units multiplied by the appropriate ISS burn-rate multiplier, divided by the average number of shares of the Company’s Common Stock outstanding during the fiscal year); and

•	The impact of the stock pool on the remaining shares of stock available for grant under the Company’s stockholder-approved long-term incentive plan.

Form of Annual Equity Awards

Prior to fiscal 2018, the use of stock options had been declining as part of our equity compensation program. Following the changes to our executive leaders and our Board members, the Committee believed the use of non-qualified stock options is an appropriate equity vehicle that served the following purposes (i) was attractive to new hires as a portion of their equity mix, (ii) is consistent with the equity practices of our Peer Group 2 that was established in the later part of our fiscal year, (iii) aligned our executive leaders with the strategic objectives of the company, (iv) aligned executive performance to the interests and values of our Shareholders. For fiscal 2018, the use of stock options was once again used as part of our equity compensation programs with the hire of Mr. Dennis. With recommendations from Management and our Executive Compensation Consultant, the Committee approves new hire and annual grants that consist of a strong mix of options, time-based restricted stock units and performance-based restricted stock units. The Committee continues to monitor the Company’s efforts to reduce the dilution, burn rate, overhang and financial accounting compensation expense resulting from the use of various equity awards. The Committee believes the strategic use of restricted stock units both in the forms of time-based and performance-based provides an additional incentive for our executives with some financial value regardless of stock price performance.

•

Time-Based RSUs: The Committee believes the use of time-based RSUs allows the Company to attract new executive talent, offer total compensation packages that are competitive, provide long-term retention interests to our current executive team, and align with our Shareholders’ values of maintaining a stable leadership team through retention.

•

Performance-Based RSUs: The industry-wide best practices among our peers and other technology companies has increased in the use of performance-based equity grants to strengthen the alignment between Executive compensation and Company performance. Starting in fiscal 2014, we used performance-based RSUs for our CEO and expanded this equity model to our senior leaders in fiscal 2015. The use of performance-based RSUs remains highly prevalent in fiscal 2018 among our vice presidents and executive officers.

•

Non-Qualified Stock Options: In fiscal 2018 and with the hire of our CEO, Mr. Dennis, the Committee believed that the use of stock options was not only attractive to new hires, the equity grants directly aligned the long-term compensation opportunity of our executives to the interests of our Shareholders. Mr. Dennis was the only executive during fiscal 2018 to receive an equity grant in the form of non-qualified stock options.

Vesting

Due to the low performance of the stock and in an effort to attract and retain executive talent, the Committee maintains three-year vesting schedules for both our time-based RSUs and performance-based RSUs but with the performance-based RSUs earned contingent upon the Company satisfying pre-established performance goals. Our non-qualified stock options, granted only to Mr. Dennis in fiscal 2018, vest on the anniversary date of the grant in equal installments over a four-year period and subject to continued employment.

Equity Awards Program Overview – Historically, the cash compensation of our executive officers has been supplemented with equity awards under the Company’s long-term incentive plan that tie their overall compensation to the performance of the Company’s Common Stock over a period of time. Equity awards are granted to our executive officers to (i) provide at-risk equity compensation consistent with our pay-for-performance philosophy and (ii) align the interests of our executive officers with those of our stockholders by providing them with significant equity stakes in the Company. The Committee determines, on a discretionary basis, whether an equity award should be granted, the form of any equity award and the number of shares of the Company’s Common Stock subject to the equity award.

Establishment of Stock Pool for Annual Equity Awards

Each fiscal year, as part of the development and approval of the Company’s annual compensation program, management recommends, and the Committee evaluates and approves, a stock pool for the purpose of granting annual equity awards to our executive officers and other eligible employees. In establishing the size of this stock pool, the following factors are considered:

•	The market data regarding the size of competitive equity pools;

•	The market data regarding the competitive size and fair value of equity awards provided to similar executive officers and other employees;

•

The resulting impact the stock pool would have on our annual and three-year average burn rates (“burn rate” is defined as the number of shares of the Company’s Common Stock subject to stock options granted during the fiscal year plus the number of shares of the Company’s Common Stock subject to restricted stock unit awards granted during the fiscal year, with the number of restricted stock units multiplied by the appropriate ISS burn-rate multiplier, divided by the average number of shares of the Company’s Common Stock outstanding during the fiscal year); and

•	The impact of the stock pool on the remaining shares of stock available for grant under the Company’s stockholder-approved long-term incentive plan.

Form of Annual Equity Awards

Prior to fiscal 2018, the use of stock options had been declining as part of our equity compensation program. Following the changes to our executive leaders and our Board members, the Committee believed the use of non-qualified stock options is an appropriate equity vehicle that served the following purposes (i) was attractive to new hires as a portion of their equity mix, (ii) is consistent with the equity practices of our Peer Group 2 that was established in the later part of our fiscal year, (iii) aligned our executive leaders with the strategic objectives of the company, (iv) aligned executive performance to the interests and values of our Shareholders. For fiscal 2018, the use of stock options was once again used as part of our equity compensation programs with the hire of Mr. Dennis. With recommendations from Management and our Executive Compensation Consultant, the Committee approves new hire and annual grants that consist of a strong mix of options, time-based restricted stock units and performance-based restricted stock units. The Committee continues to monitor the Company’s efforts to reduce the dilution, burn rate, overhang and financial accounting compensation expense resulting from the use of various equity awards. The Committee believes the strategic use of restricted stock units both in the forms of time-based and performance-based provides an additional incentive for our executives with some financial value regardless of stock price performance.

•

Time-Based RSUs: The Committee believes the use of time-based RSUs allows the Company to attract new executive talent, offer total compensation packages that are competitive, provide long-term retention interests to our current executive team, and align with our Shareholders’ values of maintaining a stable leadership team through retention.

•

Performance-Based RSUs: The industry-wide best practices among our peers and other technology companies has increased in the use of performance-based equity grants to strengthen the alignment between Executive compensation and Company performance. Starting in fiscal 2014, we used performance-based RSUs for our CEO and expanded this equity model to our senior leaders in fiscal

2015. The use of performance-based RSUs remains highly prevalent in fiscal 2018 among our vice presidents and executive officers.

•

Non-Qualified Stock Options: In fiscal 2018 and with the hire of our CEO, Mr. Dennis, the Committee believed that the use of stock options was not only attractive to new hires, the equity grants directly aligned the long-term compensation opportunity of our executives to the interests of our Shareholders. Mr. Dennis was the only executive during fiscal 2018 to receive an equity grant in the form of non-qualified stock options.

Vesting

Due to the low performance of the stock and in an effort to attract and retain executive talent, the Committee maintains three-year vesting schedules for both our time-based RSUs and performance-based RSUs but with the performance-based RSUs earned contingent upon the Company satisfying pre-established performance goals. Our non-qualified stock options, granted only to Mr. Dennis in fiscal 2018, vest on the anniversary date of the grant in equal installments over a four-year period and subject to continued employment.

Size/Value of Annual Equity Awards

In determining the size of the annual equity awards to be granted individually to our executive officers, the Committee does not establish specific target equity award levels for them. Instead, the Company develops annual equity award grant guidelines for the individual grants. The equity award grant guidelines are developed based on the number of shares of the Company’s Common Stock that are available for the granting of equity awards to our executive officers and incorporate a range that permits variation in the individual grants based on different levels of individual performance. Using these guidelines, the Committee reviews the recommendations by the CEO regarding the size of the equity award to be granted to each of our executive officers (other than with respect to his own award). The recommendations regarding the size of the equity award for each individual executive officer may vary within the established guidelines based on the following factors:

•	Individual performance of each executive officer for the prior fiscal year;

•	Company financial performance for the prior fiscal year;

•

The grant date fair value of equity awards granted to executive officers in similar positions in technology companies of similar size (the “grant date fair value” is equal to the number of restricted stock unit awards multiplied by the market price of the Company’s Common Stock on the date of grant);

•	Internal consistency and comparability in terms of the size of the equity awards among the executive officers; and

•	The number, type and current retentive value of the outstanding equity awards held individually by each of the executive officers.

Although our philosophy is to generally target the market median equity award value for our annual equity awards, based on the market data, when making equity awards to our executive officers, the value of the resulting equity awards may be above or below the market median award value depending upon the factors noted above as well as the Company’s stock price at the time the awards are granted.

The Committee reviews the recommendations of our CEO, including the application of the aforementioned factors to each of our executive officers and ultimately approves the equity awards for the executive officers. The independent members of the Board of Directors apply the same factors in determining the size and form of the equity award for our CEO.

Compensation for Fiscal 2019

Annual Base Salary Fiscal 2019

For the newly hired Officers in fiscal 2019, the Committee partnered with an external executive search firm and our compensation consultant, Compensia, to determine the appropriate market based annual salary amounts.

Named Executive Officer	Title	Fiscal 2018 Salary	Fiscal 2019 Salary
James J. Lerner(1)	President & Chief Executive Officer	—	$475,000
J. Michael Dodson(2)	Chief Financial Officer, Former Interim Chief Executive Officer	—	$400,000
Patrick J. Dennis(3)	Former President & Chief Executive Officer	$475,000	$475,000
Fuad Ahmad(4)	Former Senior Vice President & Chief Financial Officer	$375,000	$375,000
Donald E. Martella Jr.	Senior Vice President Engineering	$355,000	$355,000
Lewis W. Moorehead(5)	Chief Accounting Officer	—	$300,000
Shawn D. Hall(6)	Senior Vice President & General Counsel	$337,608	$337,608
William C. Britts(7)	Former Senior Vice President WW Sales & Marketing	$370,004	$370,004

(1)	Mr. Lerner joined the Company as President & Chief Executive Officer on July 1, 2018 and was not a Named Executive Officer in fiscal 2018.
(2)

Mr. Dodson was hired as the Chief Financial Officer and Interim Chief Executive Officer as which he served from May 31, 2018, to July 1, 2018, when Mr. Lerner joined the Company. Mr. Dodson was not a named executive officer in fiscal 2018.

(3)	Mr. Dennis joined the company as President and Chief Executive Officer on January 16, 2018, and separated from the Company on May 25, 2018.
(4)	Mr. Ahmad separated from the Company on May 30, 2018.
(5)	Mr. Moorehead was not a named executive officer in fiscal 2018.
(6)	Mr. Hall separated from the Company on June 17, 2019.
(7)	Mr. Britts separated from the Company on October 22, 2018.

Quantum Incentive Plan Fiscal 2019

While the objective of our short-term incentive plan is to reward senior leadership with cash incentives based on Company performance, fiscal 2019 continued to present challenges following increased expenses incurred as a result of the on-going SEC investigation and increased efforts on the transformational work to rationalize the Company’s cost structure. Because the Company was trying to stabilize and was not financially performing, no formal incentive program for fiscal 2019 was created or approved by the Committee to include set financial performance metrics.

Equity Awards Fiscal 2019

The Company’s inability to file the quarterly report ending December 31, 2017, due to a subpoena received by the SEC, resulted in Quantum’s inability to be compliant with our filings as of February 9, 2018, the end of our fiscal 2018. As a result of and per the guidance of our external legal advisors, the Company could no longer grant or issue stock (“black out period”) until all filings were current and in compliance with the SEC. This blackout period of granting equity awards continued throughout our fiscal 2019 performance year.

In order to attract and recruit a new leadership team including a new President & Chief Executive Officer as well as a Chief Financial Officer, equity awards were approved to be made effective as of the first business day on which the Company becomes current with respect to its filings under the Exchange Act.

The Committee approved the following equity awards:

Executive Officer	Title	Restricted Stock Units	Performance- based Restricted Stock Units
James J. Lerner(1)	President & Chief Executive Officer	550,000	450,000
J. Michael Dodson(2)	Senior Vice President & Chief Financial Officer, Former Interim Chief Executive Officer	139,577	125,000
Patrick J. Dennis	Former President & Chief Executive Officer	—	—
Fuad Ahmad	Former Senior Vice President & Chief Financial Officer	—	—
Donald E. Martella Jr.	Senior Vice President Engineering	—	—
Lewis W. Moorehead(3)	Chief Accounting Officer	50,000	50,000
Shawn D. Hall	Senior Vice President & General Counsel	—	—
William C. Britts(4)	Former Senior Vice President WW Sales & Marketing	30,000	—

(1)

For Mr. Lerner, the Committee approved an award of 400,000 time-based restricted stock units supplemented with a separate award of 150,000 time-based restricted stock units. In addition, the Committee approved an award of 450,000 performance-based restricted stock units as part of his new hire employment offer letter.

(2)

For Mr. Dodson, the Committee approved an award of 125,000 time-based restricted stock units supplemented with a separate award of time-based restricted stock units with a value of $50,000 based on the closing price of May 30, 2018. In addition, the Committee approved an award of 125,000 performance-based restricted stock units as part of his new hire employment offer letter.

(3)	For Mr. Moorehead, the Committee approved an award of 50,000 time-based restricted stock units and 50,000 performance-based restricted stock units as part of his new hire employment offer letter.
(4)	For Mr. Britts, the Committee approved an award of 30,000 time-based restricted stock units.

Compensation for Fiscal 2018

Annual Base Salary

Named Executive Officer	Title	Fiscal 2017 Salary	Increase %	Fiscal 2018 Salary
Patrick J. Dennis(1)	President & Chief Executive Officer	—	—	$475,000
Adalio T. Sanchez(2)	Former Interim President & Chief Executive Officer	—	—	$600,000
Jon W. Gacek(3)	Former President & Chief Executive Officer	$600,000	—	$600,000
Fuad Ahmad(4)	Senior Vice President & Chief Financial Officer	$360,000	4.17%	$375,000
William C. Britts	Senior Vice President, WW Sales & Marketing	$370,004	—	$370,004
Robert S. Clark(5)	Senior Vice President, Product Operations	$400,000	—	$400,000
Donald E. Martella Jr.(6)	Senior Vice President, Engineering	$355,000	—	$355,000

(1)	Mr. Dennis joined the Company as President & Chief Executive Officer on January 16, 2018, and separated from the Company on May 25, 2018.
(2)

Mr. Sanchez served as Former Interim President & Chief Executive Officer from November 7, 2017, through January 16, 2018. He was compensated $50,000 base salary for each full month of service and on a prorated, basis for any partial months of service. The annualized salary is displayed in the table above had Mr. Sanchez served in the interim role for 12 months.

(3)	Mr. Gacek served as President & Chief Executive Officer until his separation on November 7, 2017.
(4)

Per Mr. Ahmad’s employment agreement with the Company, Mr. Ahmad’s annual salary was structured as follows: For the first year of employment, his salary was a percentage of the “Total Fee Basis” of $400,000 subject to a 15% placement fee paid to FLG Partners, LLC, a leading CFO consulting and board advisory firm where Mr. Ahmad has been a partner since 2013. The Company paid this fee on behalf of Mr. Ahmad directly to FLG Partners, LLC. This placement fee was reduced to 10% of the “Total Fee Basis” for his second year of employment and further reduced to 5% of the “Total Fee Basis” where it would remain for his third year of employment and any continuing years of service thereafter. For fiscal 2018, Mr. Ahmad’s received an annual salary increase of 4.17% increasing his salary to $375,000, however, the Company only paid 10% of the $400,000 “Total Fee Basis” per the agreement.
(5)	Mr. Clark separated from the Company on May 11, 2018.
(6)	Mr. Martella was not a named executive officer in fiscal 2017.

For fiscal 2018, the Committee agreed that Mr. Gacek’s base salary was aligned with the median base salary of the Company’s Peer Group 1 (which was the only peer group that had been established at the time of this review and decision) and therefore Mr. Gacek did not receive a base salary increase. Mr. Gacek separated from the Company on November 7, 2017, and Mr. Sanchez served as our Interim President & Chief Executive Officer following Mr. Gacek’s departure. Mr. Sanchez was paid a monthly base salary of $50,000 for any full months of service and paid on a pro-rated basis for any partial months of service. Mr. Dennis joined the Company on January 16, 2018, as our President & Chief Executive Officer. The Committee partnered with our external Executive Compensation Consultant, Compensia, to determine a median base salary that was competitive and aligned to the Company’s Peer Group 2 (established and approved throughout our fiscal 2018).

Prior to his departure and as part of the annual review process, Mr. Gacek reviewed the salaries for his staff and made salary increase recommendations to the Committee based on the following considerations: (i) base salaries for each of these named executive officers is approximately at the market median for comparable executive officer positions within the Peer Group (Peer Group 1 used), (ii) is reflective of the role and contribution of each officer within the Company, (iii) provides each officer with a competitive base salary that will assist the Company in retaining executive talent, and (iv) maintains internal equity for comparable executive positions. As a result of this annual evaluation, Mr. Gacek recommended, and the Committee approved a 4.17% increase for Mr. Ahmad.

In the fourth quarter of fiscal 2018, in an effort to reduce expenses, Management recommended and implemented a temporary 15% salary reduction to all Vice Presidents and above including Mr. Dennis. The reduction in salaries were effected for nearly the entire fourth quarter and the amounts were reinstated on April 1, 2018, the start of fiscal 2019.

Quantum Incentive Plan Fiscal 2018

Named Executive Officer	Title	Fiscal 2018 Target
Patrick J. Dennis(1)	President & Chief Executive Officer	0%
Adalio T. Sanchez(2)	Former Interim President & Chief Executive Officer	100%
Jon W. Gacek(3)	Former President & Chief Executive Officer	100%
Fuad Ahmad	Senior Vice President & Chief Financial Officer	50%
William C. Britts	Senior Vice President WW Sales & Marketing	50%
Robert S. Clark	Senior Vice President Product Operations	50%
Donald E. Martella Jr.	Senior Vice President Engineering	50%

(1)

Mr. Dennis started with the Company in Q4 fiscal 2018 on January 16, 2018. Per his offer letter, Mr. Dennis was not eligible to participate in the Fiscal 2018 bonus program but would have a bonus target equal to 100% his base salary for the fiscal 2019 performance year.

(2)

Mr. Sanchez, the Former Interim President & Chief Executive Officer, was offered a $50,000 bonus target for every month of service and pro-rated for every partial month he served. If calculated on an annual basis, this equates to 100% target of his annual salary.

(3)

Mr. Ahmad’s annual incentive target is 50% of his “Total Fee Basis” of $416,667 inclusive of a 4.17% salary increases in fiscal 2018 and subject to a 10% placement fee based on the prior “Total Basis Fee” of $400,000 paid to FLG Partners, LLC.

The Committee determined that the target annual incentive award opportunities for all of the named executive officers were generally aligned with the market median. Although each named executive officer has an annual incentive target opportunity, actual incentive awards for our executive officers under The Incentive Plan may be above or below the established target opportunities and may be eliminated entirely, depending on actual Company and individual performance. For the CEO, Officers and direct reports to the CEO, the maximum payout opportunity remains 200% of the target opportunity.

Performance Metrics and Targets of The Executive Officer Incentive Plan for Fiscal 2018

For fiscal 2018, the Committee approved the use of one financial performance metric including non-U.S. GAAP Operating Income. While the Incentive Plan has a single metric, the focus on operating income is a critical measure of success for the fiscal year and is balanced by a focus on revenue growth in the long-term incentive plan. The Committee continues to believe that non-U.S. GAAP operating income is an appropriate measure of our financial performance, as it reflects the level of growth resulting from the successful execution of our annual operating plan consistent with producing an appropriate return for our stockholders and satisfying our obligations to our debt holders. (For purposes of the Incentive Plan, “non-U.S. GAAP operating income” is defined as operating income reduced by acquisition expenses, amortization of intangibles, Crossroads patent litigation costs, goodwill impairment, outsourcing transition costs, proxy contest and related costs, restructuring charges, share-based compensation charges and Symform expenses, net.)

The Incentive Plan provides for the funding of a single pool for all employees based upon the over-achievement of pre-established non-U.S. GAAP operating income target performance levels. The target performance levels for fiscal 2018 were set at the beginning of the fiscal year in conjunction with the approval of our annual operating plan. The annual operating plan is considered and discussed extensively by our Board and senior management before it is approved by the Board. The annual operating plan non-U.S. GAAP operating income target for fiscal 2018 was $28.0 million.

Funding of Executive Officer Incentive Plan

For fiscal 2018, following management recommendations, the Committee agreed to fund the Incentive Plan based on the over-achievement of certain levels of non-U.S. GAAP operating income performance. The incentive pool would not be funded until the threshold performance for non-U.S. GAAP operating income of $37.2 million or 133% annual operating plan had been achieved. If satisfied, the pool would fund $4.5 million with actual incentives earned at 27.8% of target. Provided the threshold performance is satisfied and an incentive pool is funded, an additional $5.5 million would fund following non-U.S. GAAP operating income performance of $47.2 million resulting in actual incentives earned at 62.5% of target. From there, the incentive pool would fund up to an additional $6.5 million for non-U.S. GAAP operating income performance of $57.2 million with actual incentives earned at 100% of target. While all incentives are capped at 150% of target for bonus eligible employees and 200% for our CEO, Officers and the CEO’s direct reports, this requires significant over achievement of company performance. For fiscal 2018, performance achievement of 204% annual operating plan on non-U.S. GAAP operating income must be satisfied to achieve 100% bonus target.

It is the responsibility of our CEO to recommend incentive awards for our executive officers (other than himself or herself) under the Incentive Plan, based on the total level of incentive funding, the individual target annual incentive award opportunities and based on the assessment of each individual performance for the fiscal year. The Committee ultimately approves all incentive awards to our executive officers under the Executive Officer Incentive Plan and is not bound by the recommendations of our CEO. The independent members of the Board of Directors determine the incentive award, if any, payable to our CEO under the Executive Officer Incentive Plan from the funded incentive pool.

Following the completion of fiscal 2018, the Committee compared our actual non-U.S. GAAP operating income results to the annual target performance levels. Since our reported fiscal 2018 non-U.S. GAAP operating income did not exceed the minimum performance levels necessary to begin funding the incentive pool, the Committee concluded that an incentive pool would not be funded for fiscal 2018. As a result, no annual incentives were paid to our CEO, executives, or any other employees under the Incentive Plan.

Given the special events that occurred in fiscal 2018 with the changes in leadership, Mr. Gacek and Mr. Sanchez received cash incentives as disclosed on the Summary Compensation Table. Specifically, Mr. Gacek who separated from the Company on November 7, 2017, was paid $1.2 million in accordance with the terms of his Change of Control agreement. Mr. Gacek’s payment was subject to Section 409A and the actual payment was made six (6) months and one (1) day following the date of Mr. Gacek’s separation date.

For Mr. Sanchez, our Former Interim President & Chief Executive Officer from November 7, 2017, until January 16, 2018, the Board approved a $50,000 per month bonus target pro-rated for any partial months of service. The Board set and approved two equally weighted financial goals for Mr. Sanchez structured as follows (i) 50% of his bonus target on EBITDA based on the achievement of $28.6 million as of March 31, 2018, the Company’s last day of the fiscal year (ii) 50% of his bonus target on organizational restructure cost savings goal of $9.8 million. No bonus is earned for partial attainment of the set goals and there is no upside opportunity for over achievement of these goals. For fiscal 2018, our reported EBITDA did not meet or exceed the performance target necessary for funding. Mr. Sanchez did exceed the restructuring cost savings goal and therefore earned $57,903 of his $115,806 incentive target.

Sales Compensation Plan for Fiscal 2018

Mr. Britts also participates in the Company’s Sales Compensation Plan. The Sales Compensation Plan is a standard commission plan in which all of the Company’s commissioned employees participate and provides commission payments based upon sales of the Company’s products and the attainment of specified individual quotas. For fiscal 2018, Mr. Britts’ quota was $484.1 million based on the sale of the Company’s branded products and services. During fiscal 2018, Mr. Britts earned total commissions of $73,445 which was below his annual commission target of $200,000. Commission targets for Mr. Britts were based on weightings between various strategic product groups and other revenue.

Equity Awards Fiscal 2018

The Committee approved the following annual equity awards to the named executive officers in fiscal 2018 (with the number of performance-based restricted stock units shown at target levels) using the factors described above for purposes of determining the size of the individual equity awards:

Executive Officer	Title	Non- Qualified Stock Options	Restricted Stock Units	Performance- based Restricted Stock Units
Patrick J. Dennis(1)	President & Chief Executive Officer	250,000	125,000	500,000
Adalio T. Sanchez(2)	Former Interim President & Chief Executive Officer		92,645
Jon W. Gacek(3)	Former President & Chief Executive Officer		51,975	63,525
Fuad Ahmad(4)	Senior Vice President & Chief Financial Officer		45,000	30,000
William C. Britts	Senior Vice President, WW Sales & Marketing		25,000	30,000
Robert S. Clark	Senior Vice President, Product Operations		20,000	25,000
Donald E. Martella Jr.	Senior Vice President, Engineering		20,000	25,000

(1)

Mr. Dennis was granted 125,000 time-based restricted stock units and 500,000 performance-based restricted stock units as part of his new agreement. In addition, Mr. Dennis was awarded 250,000 non-qualified stock options.

(2)

Mr. Sanchez was granted 40,000 shares per month and pro-rated for any partial months of service during his time as Former Interim President & Chief Executive Officer from November 7, 2017, until January 16, 2018.

(3)

Mr. Gacek was granted 51,975 time-based restricted stock units and 63,525 performance-based restricted stock units as part of the Company’s annual grant cycle as approved by the Board. Mr. Gacek separated from the Company on November 7, 2017, under the Company’s Restated Change of Control Agreement dated December 3, 2015. Per this Agreement, Mr. Gacek’s fiscal 2018 grant was fully accelerated along with any unvested and outstanding (i.e. unexpired) shares. Mr. Gacek had a total of 210,191 shares outstanding including his fiscal 2018 grant. These shares were subject to release to Mr. Gacek six months and one day after his separation date following the terms of the Agreement and in accordance with Section 409A.

(4)	Mr. Ahmad was awarded 20,000 time-based restricted stock units on December 1, 2017, in addition to his annual grant as recognition for his accomplishments on restructuring the Company’s debt.

Fiscal 2018 Equity Program Evaluation

When evaluating the equity program for fiscal 2018, the Committee took into consideration a number of factors when approving recommendations for the annual grant process including: the strategic direction for fiscal 2018, the size of the equity pool and the number of shares available in the 2012 Plan, impacts on burn rate and equity dilution, the appropriate pay mix on time-based awards vs. performance-based awards, and the value of the equity awards for our named executive officers in comparison to our Peer Group.

In the early part of our fiscal 2018, the Committee believed that to manage a competitive equity program that attracted, rewarded and retained executive talent while operating within the above factors, the Company should continue to offer a combination of time-based and performance-based RSUs. In the later part of our fiscal 2018 and following a steady decline in our stock price, the Committee believed that the use of non-qualified stock options was a preferred use equity tool to attract executive talent while strengthening the alignment between pay and performance. To that end, no changes were made to the time-based equity program from our prior fiscal year.

The performance-based RSUs for fiscal 2017 were aligned to one financial performance metric; an internal revenue target. Senior management and the Committee wanted to further the alignment between Company performance and the performance-based equity program for our executive officers. For fiscal 2018, the Committee approved the following performance-based RSU construct per the recommendations from senior management (i) an operating gate that no performance-based RSUs will be earned unless the actual fiscal 2018 Earnings Per Share (“EPS”) performance was greater than the actual fiscal 2017 EPS performance (ii) achievement of specific performance goals for an internal revenue metric. Once the EPS operating gate has been achieved, then 50% of the target performance-based RSUs are earned once the threshold revenue target has been satisfied. From there, additional performance-based RSUs are earned scaling linearly as the achievement of internal revenue performance increases until a maximum achievement of 150% of the target performance-based RSUs have been achieved. All of our executive officers were granted a 55/45 mix of performance-based and time-based equity awards with the same financial performance metrics except for Mr. Martella, who had an additional goal tied to a broad engineering project.

As our company performance and stock price continued to decline throughout our fiscal 2018, and with changes to our leadership team, the Committee felt it was important to consider the use of non-qualified stock options as seen with Mr. Dennis’ employment agreement.

Mr. Gacek

In determining the equity award for Mr. Gacek for fiscal 2018, the Committee reviewed the median grant date fair value of equity awards and mix of performance-based and non-performance-based based equity from the

Company’s Peer Group (for comparison purposes, Peer Group 1 was used as this was the only Peer Group established at the time and prior to our Peer Group revisions during the fiscal year). The Committee decided that a 55/45 mix consisting of 63,525 performance-based RSUs and 51,975 time-based RSUs was appropriate and consistent with market. At the time the Committee reviewed and recommended the equity awards for Mr. Gacek and our other named executive officers, the stock price was $6.96 as of the last day of our fiscal 2017, after adjusting for a 1-for-8 reverse stock split on April 18, 2017, the start of our fiscal 2018. Using this stock price value as reference, the size of Mr. Gacek’s target equity grant was less than the 25th percentile of the Peer Group and the Committee believed the size of this grant was appropriate given the Company’s financial performance and constraints with the number of available shares in the equity pool.

The time-based RSUs and performance-based RSUs vest in equal installments over three years on the anniversary of the grant date of July 1, 2017, subject to continued employment and the achievement of the fiscal 2018 EPS and revenue performance goals. Because Mr. Gacek’s departure from the Company on November 7, 2017, occurred in accordance with his Change of Control agreement, the time-based and equity awards granted in fiscal 2018 were accelerated and the performance-based awards deemed satisfied. In combination with Mr. Gacek’s fiscal 2018 grant, any outstanding equity was also accelerated for a total of 210,191 shares outstanding (before taxes) subject to release six months and one day after his separation date in accordance with Section 409A.

Mr. Sanchez

Following the departure of Mr. Gacek on November 7, 2017, Mr. Sanchez stepped down from his position on the Board to fill in as Interim President & Chief Executive Officer until a full-time replacement was found. With guidance from Compensia, the Board approved a monthly grant of 40,000 time-based restricted stock units for any full months of service completed and pro-rated for any partial months of service vesting on November 30, 2018, subject to continued service as employee or member of the Board. If for any reason Mr. Sanchez’s employment was terminated prior to the next annual meeting for any reason other than voluntary separation, the shares fully vest upon termination. For fiscal 2018, and for the duration of time as Interim President & Chief Executive Officer, Mr. Sanchez was granted a total of 92,645 time-based RSUs.

Mr. Dennis

In the search for a permanent Chief Executive Officer, the Committee partnered with Compensia for advisement on an executive new hire offer that was properly structured to attract top talent executives, was strongly aligned to Company performance, and targeted approximately the 50th percentile of our revised Fiscal 2018 Peer Group (Peer Group 2). As discussed in the Peer Group section of this analysis, Peer Group 2 was approved during fiscal 2018 replacing the prior Peer Group and was used for executive pay benchmarking comparisons beginning August 2017. Mr. Dennis joined the company on January 16, 2018, succeeding Mr. Sanchez as our President & Chief Executive Officer. For fiscal 2018 and per his offer letter agreement, Mr. Dennis’ equity compensation was structured as follows:

(1) Stock Options: Mr. Dennis was granted 250,000 non-qualified stock options vesting in equal installments over four years on the first, second, third, and fourth anniversary date of the grant and subject to Mr. Dennis’ continued services with the Company.

(2) Time-based RSUs: Mr. Dennis was granted 125,000 vesting in equal installments over three years on the first, second, and third anniversary date of the grant and subject to Mr. Dennis’ continued services with the Company.

(3) Performance-based RSUs: Mr. Dennis was granted a maximum of 500,000 shares of the Company’s Common Stock. The performance-based RSUs vest based on the achievement of specified levels of the average of the closing prices for the Company’s Common Stock as reported on the New York Stock Exchange during the highest of the four quarterly periods ending June 30, 2021 (the “Average Price”), and subject to Mr. Dennis’ continued service with the Company. Specifically, the performance criteria for the performance-based RSUs was established as follows:

(a) The Average Price be at least $8.00, otherwise no performance-based RSUs are earned.

(b) The maximum of 500,000 shares are earned if the Average Price is at least $13.00.

(c) If the Average Price is between $8.00 and $13.00, the number of shares earned will increase linearly from 0 shares to 500,000 shares with an increase of 100,000 shares for each $1.00 increase in the Average Price over $8.00.

(d) Shares that become eligible to vest based on the Average Price achievement vest upon the Committee’s certification of the Average Price achievement on June 30, 2021, subject to Mr. Dennis’ continued service with the Company.

(e) Upon the event of a Change of Control and per Mr. Dennis’ Change of Control Agreement, any performance-based RSUs that will become eligible to vest based on Average Price achievement will be determined based on the value or amount of the consideration payable to holders of Company’s Common Stock in connection with the Change of Control, provided that vesting will be subject to continued service with the Company (or its successor as applicable) through June 30, 2021, subject to any earlier vesting under the 2012 Plan, the award agreement governing the performance-based RSUs, or the Change of Control Agreement.

Mr. Dennis voluntarily separated from the Company on May 25, 2018, following the end of our fiscal 2018, forfeiting his fiscal 2018 equity grants.

Other Named Executive Officers

At the time the annual equity awards were being decided for our named executive officers, Mr. Gacek was our President and Chief Executive Officer. Mr. Gacek provided the Committee with target annual equity awards for the other named executive officers, which took into account (i) the leadership position of each named executive officer, (ii) the named executive officer’s level of individual performance, (iii) the role of each named executive officer and the scope of their responsibilities, (iv) the Company’s financial performance for the prior fiscal year, (v) the current equity holdings of each named executive officer, and (vi) restrictions on the size of the equity pool.

The Committee reviewed the recommendations from Mr. Gacek for the executive officers in combination with market data that compared the size of the internal equity awards to that of comparable positions in companies of similar size. While it is always the intention to keep the target value of internal equity comparable to market and Peer Group medians, the Committee took into consideration other factors including the current stock price performance, the financial performance of the Company for the prior year, and the number of shares remaining available for grant in the 2012 Plan. The guidelines for the annual equity mix target were 55% performance-based to 45% time-based for our named executive officers. All of the performance-based restricted stock units vest in equal installments over three-years on each anniversary of the grant date of July 1, 2017, subject to satisfying predetermined company financial goals.

The Company performance goals for all other executive officers were identical to that described for Mr. Gacek except for Mr. Martella who had an additional goal tied to a specific engineering project. For fiscal 2018, the officers were granted 50% of target performance-based RSUs upon the attainment of the meeting specific financial goals and can earn a maximum grant of 150% of their target performance-based RSUs for exceptional performance. Based on the Company’s financial results as of March 31, 2018, the financial metrics were not achieved and therefore no performance-based shares were earned with the exception of Mr. Gacek whose shares were accelerated per the conditions of his Change of Control Agreement.

Timing & Pricing of Equity Awards

Equity grants are made on an annual basis upon the review and approval of the Committee. Equity grants may occur outside the annual process for the following reasons: specific one-time events, new hire awards, recognizing and retaining key talent or for discretionary purposes. The Committee has instituted a policy that all equity awards will be approved either at a regularly scheduled Committee meeting, with the annual schedule of such meetings established prior to the beginning of the fiscal year, or by unanimous written consent on the first day of each month, or as close as reasonably possible to the first day of the month. The actual grant date for equity awards under this policy is the later to occur of the first day of the month or the day the last member of the Committee executes a written consent approving in writing the equity award grant.

As required by the Company’s long-term incentive plan, the exercise price for any stock option grants is set at not less than the closing market price of our Common Stock on the date of grant or, if the date of grant falls on a weekend or holiday, the closing price on the immediately preceding business day.

Perquisites and Other Benefits

Perquisites – We offer Company-paid financial counseling and tax preparation services to our executive officers and non-executive vice presidents. Our executive officers are entitled to receive up to $6,000 in their initial year of participation and an additional $3,500 per year thereafter to reimburse them for the cost of such services. The Committee considers this expense to be minimal and appropriate given the level of the executive officers’ responsibilities. Other than this perquisite and the non-qualified deferred compensation plan discussed below, we do not provide any other perquisites or personal benefits to our executive officers that are not available to all other full-time employees.

Employee Stock Purchase Plan – We offer all employees, including our executive officers, the ability to acquire shares of the Company’s Common Stock through a tax-qualified Employee Stock Purchase Plan (“ESPP”). This plan allows employees to purchase shares of the Company’s Common Stock at a 15% discount relative to the market price. The Committee believes that the ESPP is a cost-efficient method of encouraging employee stock ownership. For fiscal 2018, employee contributions for the ESPP were suspended shortly after the February 5, 2018, purchase following the pending Securities and Exchange Commission’s investigation limiting our ability to administer stock including collecting funds for the ESPP program.

Health and Welfare Benefits – We offer health, welfare, and other benefit programs to substantially all full-time employees. We share the cost of health and welfare benefits with our employees, the cost of which is dependent on the level of coverage an employee elects. The health and welfare benefits offered to our executive officers are identical to those offered to other full-time employees.

Qualified Retirement Benefits – All U.S.-based employees, including our executive officers, are eligible to participate in the Company’s tax-qualified 401(k) Savings Plan. Participants may defer cash compensation up to statutory IRS limits and may receive a discretionary matching Company contribution. The matching contribution for our executive officers is reported in a footnote to the Summary Compensation Table. Participants direct their own investments in the Company’s tax-qualified 401(k) Savings Plan, which does not include an opportunity to invest in shares of the Company’s Common Stock.

Non-Qualified Deferred Compensation Plan – We maintain a non-qualified deferred compensation plan which allows select employees, including our executive officers, to contribute a portion of their base salary and annual bonus payouts to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a pre-selected group of investment funds, which does not include shares of the Company’s Common Stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. Participants may change their investment elections on a daily basis, the same as they may under the Company’s 401(k) Savings Plan. We do not make employer or matching contributions to the deferred accounts under the non-qualified deferred compensation plan. We offer the non-qualified deferred compensation plan as a competitive practice to enable us to attract and retain top talent. During fiscal 2018, none of our executive officers participated in the non-qualified deferred compensation plan.

Change of Control Severance Policy, Employment Agreements and Severance Agreements

Change of Control Agreements

Our Change of Control (“CoC”) Agreements are designed to secure the best interests of the Company and our Stockholders by maintaining the continued dedication and objectivity of key Employees during the possibility, threat or occurrence of a Change of Control. The goal is to provide the Employee with the compensation arrangement and stock benefits upon an Involuntary Termination as defined within the CoC so that the Employee will have financial security and remain with the Company prior to a potential Change of Control.

Our CoC Agreements were last modified and became effective at the beginning of fiscal 2019. Details of these modification and current arrangements are described further in “Potential Payment Upon Termination or Change of Control.”

Employment Offer Letters

We have entered employment offer letters for all of our Chief Executive Officers and Chief Financial Officers including any individual serving as Interim for each of these roles. Our offer letters provides for certain severance benefits in the event of a qualifying termination of employment that is not associated with a change of control of the Company as described in “Potential Payments Upon Termination or Change of Control”. Each of our named executive officer’s employment is at will and the named executive officer may be terminated at any time and for any reason, with or without notice.

We entered into an offer letter with Mr. Britts at the time of his initial employment with Quantum. This offer letter provided for certain severance benefits in the event of a qualifying termination of employment that is not associated with a change of control of the Company, subject to Mr. Britts’ execution of a separation agreement and general release.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, does not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the Executive Officer Incentive Plan for fiscal 2018 was intended to comply with the exemption for performance-based compensation under Section 162(m). The Tax Cuts and Jobs Act repealed the exemption for performance-based compensation under Section 162(m) for tax years commencing after December 31, 2017. However, certain compensation is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based” as defined in Section 162(m) and subject to a written binding contract under applicable law in effect as of November 2, 2017 that is not later modified in any material respect.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event that an executive officer, director or other service provider receives deferred compensation that does not meet the requirements of Section 409A.

Section 409A applies to traditional nonqualified deferred compensation plans, certain severance arrangements, and certain equity awards. As described above, we maintain a non-qualified deferred compensation plan, have entered into severance and change of control agreements with our executive officers and grant equity awards. However, to assist in the prevention of adverse tax consequences under Section 409A, we structure our equity awards in a manner intended to comply with or be exempt from the applicable requirements of Section 409A. With respect to our non-qualified deferred compensation plan and the severance and change of control agreements, we have determined that such agreements are in compliance with or are exempt from Section 409A.

Accounting Considerations

We follow the applicable accounting rules for our stock-based compensation. The applicable accounting rules require companies to calculate the grant date fair value of stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables, even though the equity award recipients may never realize any value from their awards. The applicable accounting rules also require companies to recognize the compensation cost of their stock-based awards in their income statements over the period that a recipient is required to render service in exchange for the equity award. Compensation cost for stock-based awards with performance conditions is recognized only when it is probable that the performance conditions will be achieved.

Risks Related to Compensation Policies and Practices

Annually, we conduct a risk assessment of our compensation policies and practices for our employees, including those relating to our executive compensation program, and discuss the findings of this risk assessment with the Committee. The Committee directed Compensia to conduct this assessment for us. Our risk assessment includes a detailed analysis of our compensation programs in which employees at all levels of the organization may participate, including our executive officers. We believe that our compensation programs have been appropriately designed to attract and retain talent and properly reward our employees. Generally, our programs are designed to pay for performance and, thus, provide incentive-based compensation that encourages appropriate risk-taking. These programs contain various mitigating features, however, to ensure our employees, including our executive officers, are not encouraged to take excessive or unnecessary risks in managing our business. These features include:

•	Independent oversight of the compensation programs by the Committee;

•	Discretion provided to the Committee to set targets, monitor performance and determine final payouts;

•	Additional oversight of the compensation programs by a broad-based group of functions within the Company, including Human Resources, Finance and Legal and at multiple levels within the Company;

•

A balanced mix of compensation programs that focus our employees on achieving both short and long-term objectives, that include both performance-based and non-performance-based pay, and that provide a balanced mix of cash and equity compensation;

•	An annual review by the Committee of target compensation levels for our executive officers, including a review of the alignment of executive compensation with performance;

•	Caps on the maximum funding under the Company’s annual bonus program, including the Executive Officer Incentive Plan and the Quantum Incentive Plan;

•

An insider trading policy which expressly prohibits buying Company shares on margin or using or pledging owned shares as collateral for loans and engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities;

•	Incentives focused on the use of reportable and broad-based internal financial metrics (non-U.S. GAAP operating income and revenue);

•	Pay positioning targeted at the market median based on a reasonable competitive peer group and published surveys;

•	Multi-year service-based vesting requirements with respect to equity awards; and

•	Risk mitigators, including stock ownership guidelines for the CEO and Board of Directors and stock pledging policies are in place.

Based on the assessment conducted for fiscal 2018, we believe that our compensation programs are not likely to create excessive risks that might adversely affect the Company.

Recent Developments – Fiscal 2020 Compensation

The Compensation Committee approved the grant of performance stock unit awards to our executive officers in September 2019. In determining to award equity incentive compensation to our executive officers solely in the form of performance-based awards, the Committee sought to further align the interest of our executive officers with those of our stockholders.

Mr. Lerner, our President and Chief Executive Officer, and Mr. Dodson, our Senior Vice President and Chief Financial Officer, each received 240,000 performance-based restricted stock units, with vesting subject to specified levels of the average closing price of a share of the Company’s common stock during any 100-day trading period (“Market-Price PSUs”) following the award date. The vesting of this Market-Price PSU is subject to continued employment through the later of the certification date of achievement of the performance targets or the service vesting date, which occurs in three equal installments on September 5, 2020, September 5, 2021 and September 5, 2022. Mr. Lerner and Mr. Dodson each also received 60,000 performance-based restricted stock units, with vesting subject to the achievement of a specified EBITDA objective for fiscal 2020 (“Financial Results PSUs”). The vesting of this Financial Results PSU is subject to continued employment through the later of the certification date of achievement of the performance target or the service vesting date, which occurs in three equal installments commencing on the certification date, the first anniversary of the certification date and the second anniversary of the certification date.

Mr. Moorehead, our Chief Accounting Officer, received 48,000 Market-Price PSUs, 12,000 Financial Results PSUs and an additional 10,000 restricted stock units that vest in three equal annual installments on September 6, 2020, September 6, 2021 and September 6, 2022, subject to Mr. Moorehead’s continued employment.

Mr. Martella Jr., our Senior Vice President, Engineering, received 64,000 Market-Price PSUs and 16,000 Financial Results PSUs, subject to Mr. Martella’s continued employment.

We have omitted disclosure of the specified performance targets above, because these targets constitute confidential financial information and the disclosure of these targets would cause competitive harm to Quantum. The Committee believes that these targets are reasonably achievable, but will be challenging to achieve. In setting these targets, the Committee wished to align the interest of its stockholders with those of its executive officers and applied performance criteria that, if met, would benefit both the stockholders and the executive officers.

Executive Compensation – Fiscal 2019

The following table lists the compensation for our named executive officers as of the end of fiscal 2019 for fiscal years 2019, 2018, and 2017.

Summary Compensation Table – Fiscal 2019

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
James J. Lerner	2019	$337,981	$0	$1,913,500	$0	$0	$0	$1,910	$2,253,391
President & Chief Executive Officer(5)

J. Michael Dodson	2019	$318,462	$0	$730,148	$0	$0	$0	$44,363	$1,092,973
SVP Chief Financial Officer & Former Interim Chief Executive Officer(5)

Patrick J. Dennis	2019	$88,606	$0	$0	$0	$0	$0	$5,720	$94,326
Former President & Chief Executive Officer(6)	2018	$70,793	$0	$2,885,000	$1,071,025	$0	$0	$0	$4,026,818

Fuad Ahmad	2019	$74,279	$0	$0	$0	$0	$0	$70,146	$144,425
Former Senior Vice President & Chief Financial Officer(6)	2018	$364,543	$0	$541,950	$0	$0	$0	$1,442	$907,935
	2017	$315,154	$0	$761,000	$0	$0	$0	$2,354	$1,078,508

Donald E. Martella Jr.	2019	$352,952	$0	$0	$0	$0	$0	$0	$352,952
Senior Vice President Engineering	2018	$347,832	$0	$351,450	$0	$0	$0	$4,644	$703,926

Lewis W. Moorehead	2019	$121,154	$0	$193,833	$0	$0	$0	$0	$314,987
Chief Accounting Officer(5)

Shawn D. Hall	2019	$318,780	$0	$0	$0	$0	$0	$2,352	$321,132
Senior Vice President & General Counsel(6)	2018	$329,445	$0	$351,450	$0	$0	$0	$2,686	$683,581
	2017	$332,608	$0	$280,260	$0	$0	$0	$9,039	$621,907

William C. Britts	2019	$219,868	$0	$91,200	$0	$93,982	$0	$0	$405,050
Former Senior Vice President, WW Sales and Mktg(6)	2018	$362,533	$0	$429,550	$0	$73,445	$0	$0	$865,528
	2017	$370,004	$0	$167,760	$0	$105,643	$0	$0	$643,407

(1)	The amounts reported in the Salary column represent the dollar value of the cash base salaries earned in fiscal 2019.
(2)

During fiscal 2019, equity awards were approved to be made effective as of the first business day on which the Company becomes current with respect to its filings under the Exchange Act. The amounts reported represent the aggregate grant date fair value, calculated in accordance with ASC Topic 718 for stock-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of the value are disclosed under Note 7, Stock Incentive Plans and Stock-Based Compensation in the Company’s Annual Report on Form 10-K filed with the SEC on August 6, 2019.

(3)

For Mr. Britts, the total amount reported includes a total cash commission payment of $93,982 under the Fiscal 2018 Sales Compensation Plan. Mr. Britts separated from the Company on October 22, 2018, and this amount represents the commissions he earned against his prior fiscal year plan.

(4)	The amounts listed in All Other Compensation column of the Summary Compensation Table for fiscal 2019 consist of the following:

Name	401(k) Matching Contributions(a)	Severance Payments(b)	Financial Planning(c)	Vacation Paid upon Termination(d)	Other Comp(e)
James J. Lerner			$1,800
J. Michael Dodson					$44,364
Patrick J. Dennis				$5,721
Fuad Ahmad		$48,078		$22,068
Donald E. Martella Jr.
Lewis W. Moorehead
Shawn D. Hall			$2,352
William C. Britts

(a)	The Company did not make any 401(k) matching contributions in fiscal 2019.
(b)	Mr. Ahmad separated from the Company on May 30, 2018, and received a cash severance payment.
(c)	Payments include reimbursement for financial counseling and tax preparation services up to a maximum of $3,500 per year.
(d)	Payments include accrued vacation time paid out upon termination.
(e)	Other compensation includes reimbursements housing/travel/relo expenses for Mr. Dodson.
(5)

Messrs. Lerner, Dodson, and Moorehead were not Named Executive Officers prior to fiscal 2019. Mr. Moorehead, joined the Company on October 22, 2018, as Chief Accounting Officer and appointed to a Section 16 Officer effective January 29, 2019.

(6)	Messrs. Dennis, Ahmad, Britts and Hall separated from the Company on May 25, 2018, May 30, 2018, October 22, 2018, and June 17, 2019, respectively and forfeited any unearned and unvested equity.

Grants of Plan-Based Awards for Fiscal Year 2019

The following table presents information on plan-based awards granted to our named executive officers during fiscal 2019.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Lerner	7/1/2018	—	—		—	—	—	—	400,000	—		$880,000
	7/1/2018	—	—		—	—	—	—	150,000	—	—	$330,000
	7/1/2018	—	—		—	—	450,000	—	—	—	—	$703,500
	—		$0

J. Michael Dodson	6/1/2018	—	—		—	—	—	—	14,577	—	—	$44,314
	6/1/2018	—	—		—	—	—	—	125,000	—	—	$380,000
	6/1/2018	—	—		—		125,000		—	—	—	$305,834
	—		$0

Patrick J. Dennis	—	—	—		—	—	—	—	—	—	—	—
	—	—	—		—	—	—	—	—	—	—	—
	—

Fuad Ahmad	—	—	—		—	—	—	—	—	—	—	—
	—	—	—		—	—	—	—	—	—	—	—
	—

Donald E. Martella Jr.	—	—	—		—	—	—	—	—	—	—	—
	—	—	—		—	—	—	—	—	—	—	—
	—		$0

Lewis W. Moorehead	11/1/2018	—	—		—	—	—	—	50,000	—	—	$114,000
	11/1/2018	—	—		—	—	50,000	—	—	—	—	$79,833
	—		$0		—

William C. Britts	6/1/2018	—	—		—	—	—	—	30,000	—	—	$91,200
	—	—	—		—					—	—
	—	—	$0		—	—	—	—	—	—	—
	—		200,000	(4)						—	—

(1)

The Fiscal 2019 Performance Share Units (PSUs) are earned based on the achievement of specified levels of the average closing prices of a Share during any sixty (60) day trading period on a National Exchange occurring between July 1, 2018 and June 30, 2022 for Mr. Lerner and June 1, 2018 and May 31, 2022 for Mr. Dodson and Mr. Moorehead.

(2)

Restricted Stock Units (RSUs) will vest (based on continued employment) in equal installments annually over three years on each anniversary of the award’s grant date, which for accounting purposes is determined to be the date the award was approved, although each award will be effective as of the first business day on which the Company becomes current with respect to its filings under the Exchange Act.

(3)

The amounts reported were computed in accordance with ASC 718, excluding the effect of estimated forfeitures. See Note 7, Stock Incentive Plans and Stock-Based Compensation in the Company’s Annual Report on Form 10-K filed on August 6, 2019, regarding assumptions underlying the valuation of equity awards.

(4)

Amount reflects sales commissions target payments pursuant to the Fiscal Year 2018 Sales Compensation Plan based on the sale of the Company’s branded products and branded services. The applicable quota for fiscal 2018 was $484.1 million. Mr. Britts earned $93,982 in commissions following his separation from the Company on October 22, 2018.

Outstanding Equity Awards at Fiscal Year End 2019

The following table provides information with respect to outstanding stock options and restricted stock unit awards held by our named executive officers as of March 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
James J. Lerner						150,000	(9)	$357,000
						400,000	(10)	$952,000
									450,000	(11)	$703,500
J. Michael Dodson						125,000	(6)	$297,500
						14,577	(7)	$34,693
									125,000	(8)	$305,834
Donald E. Martella Jr.						3,125	(1)	$7,438
						7,500	(2)	$17,850
						13,333	(5)	$31,733
						5,875	(3)	$13,983
Lewis W. Moorehead						50,000	(12)	$119,000
									50,000	(13)	$119,000
Shawn D. Hall						3,125	(1)	$7,438
						7,500	(2)	$17,850
						5,208	(4)	$12,395
						13,333	(5)	$31,733
						5,875	(3)	$13,983

(1)	Granted 7/1/15; vest annually over four years beginning 7/1/15, subject to continued employment.
(2)	Granted 7/1/16; vest annually over three years beginning 7/1/16, subject to continued employment.
(3)

Granted on 7/1/16; Shares earned on 3/31/17 as performance condition threshold was satisfied. Vest annually over three years beginning 7/1/16. Quantum’s reverse split on 4/18/17 removed the fractional unvested share to final tranche, subject to continued employment.

(4)	Granted 3/2/17; vest annually over three years beginning 3/2/17, subject to continued employment.
(5)	Granted 7/1/17; vest annually over three years beginning 7/1/17, subject to continued employment.
(6)

Approved on 6/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; vest annually over three years beginning 6/1/18. Adjusted 6/1/19 vest to the date when the Company becomes current with its Exchange Act filings.

(7)

Approved on 6/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; cliff vest on 6/1/19. Adjusted to the date when the Company becomes current with its Exchange Act filings.

(8)

Approved on 6/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; vest annually over three years beginning 6/1/18 subject to satisfying performance-based criteria (based on continued employment).

(9)

Approved on 7/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; cliff vest on 7/1/19. Adjusted to the date when the Company becomes current with its Exchange Act filings.

(10)

Approved on 7/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; vest annually over three years beginning 7/1/18. Adjusted to vest to the date when the Company becomes current with its Exchange Act filings.

(11)

Approved on 7/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; vest annually over three years beginning 7/1/18 subject to satisfying performance-based criteria (based on continued employment).

(12)	Approved on 11/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; vest annual over three years beginning 11/1/18.
(13)

Approved on 11/1/18 and to be made effective when the Company becomes current with its Exchange Act filings; vest annually over three years beginning 11/1/18 subject to satisfying performance-based criteria (based on continued employment).

Option Exercises and Stock Vested in Fiscal 2019

The following table provides information on stock option exercises and restricted stock and restricted stock unit vesting for our named executive officers during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James J. Lerner	—	—	—	—
J. Michael Dodson	—	—	—	—
Patrick J. Dennis	—	—	—	—
Fuad Ahmad	—	—	25,000	$91,000
Donald E. Martella Jr.	—	—	23,168	$50,970
Lewis W. Moorehead	—	—	—	—
Shawn D. Hall			28,376	$63,729
William C. Britts			26,710	$66,508

(1)	The amount reported is calculated by multiplying the number of shares that vested by the market price of the underlying shares of the Company’s Common Stock on the vesting date.

Executive Compensation – Fiscal 2018

The following table lists the compensation for our named executive officers as of the end of fiscal 2018 for fiscal years 2018, 2017, and 2016.

Summary Compensation Table – Fiscal 2018

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Patrick J. Dennis	2018	$70,793	$0	$2,885,000		$1,071,025	$0	$0	$0	$4,026,818
President & Chief Executive Officer

Adalio T. Sanchez	2018	$117,692	$0	$533,039		$0	$57,903	$0	$8,029	$716,663
Former Interim President & Chief Executive Officer

Jon W. Gacek	2018	$380,769	$0	$902,055	(7)	$0	$0	$0	$1,262,021	$2,544,845
Former President & Chief Executive Officer(6)(10)	2017	$600,000	$0	$419,400		$0	$0	$0	$0	$1,019,400
	2016	$600,000	$0	$1,597,050		$0	$0	$0	$2,769	$2,199,819

Fuad Ahmad	2018	$364,543	$0	$541,950		$0	$0	$0	$1,442	$907,935
Senior Vice President & Chief Financial Officer(7)	2017	$315,154	$0	$761,000		$0	$0	$0	$2,354	$1,078,508

William C. Britts	2018	$362,533	$0	$429,550		$0	$73,445	$0	$0	$865,528
Senior Vice President, WW Sales and Mktg(10)	2017	$370,004	$0	$167,760		$0	$105,643	$0	$0	$643,407
	2016	$370,004	$0	$450,667		$0	$30,814	$0	$4,474	$855,959

Robert S. Clark	2018	$391,923	$0	$351,450		$0	$0	$0	$6,531	$749,904
Senior Vice President, Product Operations(8)(10)	2017	$400,000	$0	$167,760		$0	$0	$0	$3,105	$570,865
	2016	$391,923	$0	$450,667		$0	$0	$0	$6,262	$848,852

Donald E. Martella Jr.(9)	2018	$347,832	$0	$351,450		$0	$0	$0	$4,644	$703,926
Senior Vice President, Engineering

(1)

The amounts reported in the Salary column represent the dollar value of the cash base salaries earned in fiscal 2018. For Mr. Sanchez, the amount reflects his base salary paid on a monthly (and pro-rated for partial months of service) as earned during his time as Former Interim President & Chief Executive Officer. As part of a global cost cutting effort and effective January 29, 2018, through April 2, 2018, the base salaries of all executives were reduced by 15% including Mr. Dennis.

(2)

The amounts reported represent the aggregate grant date fair value, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of the value are disclosed under Note 7, Stock Incentive Plans and Share-Based Compensation in the Company’s Annual Report on Form 10-K filed with the SEC on August 6, 2019. For fiscal 2018, the performance-based restricted stock units were not earned as the company performance was not satisfied.

(3)

The amounts reported in this column represent performance-based cash incentive payments paid pursuant to Quantum’s Executive Officer Incentive Plan and may include amounts earned in a given fiscal year but not paid until the subsequent year. As Former Interim President & Chief Executive Officer, Mr. Sanchez was tasked with a Company cost savings initiative of which he satisfied following the end of fiscal 2018, and earned $57,903. For Mr. Britts, the total amount reported includes a total cash commission payment of $73,445 under the Fiscal 2018 Sales Compensation Plan.

(4)

There is no Change in Pension Value and no Non-Qualified Deferred Compensation Earnings reportable as the Company does not maintain a defined benefit or actuarial pension plan nor was there any compensation that was deferred.

(5)	The amounts listed in All Other Compensation column of the Summary Compensation Table for fiscal 2018 consist of the following:

Name	401(k) Matching Contributions(a)	Severance Payments(b)	Financial Planning(c)	Vacation Paid upon Termination(d)	Other Comp(e)
Patrick J. Dennis
Adalio T. Sanchez				$8,029
Jon W. Gacek	$692	$1,200,000	$3,500	$57,692	$136
Fuad Ahmad	$1,442
William C. Britts
Robert S. Clark	$3,231		$3,300
Donald E. Martella Jr.	$2,867		$1,180		$597

(a)	401(k) matching contributions were made for only the first quarter in fiscal 2018
(b)

Upon separation from the Company, Mr. Gacek’s received a cash severance payment per the conditions of his Change of Control Agreement. Actual payment of funds were deferred six months and one day from the date of separation in accordance with Section 409A.

(c)	Payments include reimbursement for financial counseling and tax preparation services up to a maximum of $3,500 per year.
(d)	Payments include accrued vacation time paid out upon termination.
(e)	Other compensation includes reimbursements for patents for Mr. Gacek and fitness program reimbursements for Mr. Martella.
(6)

Mr. Gacek separated from the Company on November 7, 2017, under the conditions of his Change Of Control agreement. The shares reflected in this column are the awards granted in association with the annual fiscal 2018 equity awards, however per the conditions of his agreement, any unvested and outstanding (i.e. unexpired) shares accelerate in vesting including his performance shares including the fiscal 2018 grant. Mr. Gacek had a total of 210,191 shares outstanding before taxes subject to release six months and one day after his separation date in accordance with Section 409A.

(7)

Per Mr. Ahmad’s employment agreement with the Company, Mr. Ahmad’s annual salary was structured as follows: For the first year of employment, his salary was a percentage of the “Total Fee Basis” of $400,000 subject to a 15% placement fee paid directly to FLG Partners, LLC, a leading CFO consulting and board advisory firm where Mr. Ahmad has been a partner since 2013. This placement fee was reduced to 10% of the “Total Fee Basis” for his second year of employment and further reduced to 5% of the “Total Fee Basis” where it would remain for his third year of employment and any continuing years of service thereafter. For fiscal 2018, Mr. Ahmad’s received an annual salary increase of 4.17% increasing his salary to $375,000 and the “Total Fee Basis” to $416,667 subject to the reduced 10% placement fee paid to FLG as this was Mr. Ahmad’s second year of employment with the Company. Mr. Ahmad separated from the Company on May 25, 2018.

(8)	Mr. Clark separated from the Company on May 11, 2018.
(9)	Mr. Martella was not a named executive officer in fiscal Year 2017.
(10)

Messrs. Gacek, Britts, and Clark had equity compensation reported for fiscal 2016 that did not include the performance-based equity grants. This table has been modified to include the performance-based equity grants calculated using the closing stock price on the date of the grant.

Grants of Plan-Based Awards for Fiscal Year 2018

The following table presents information on plan-based awards granted to our named executive officers during fiscal 2018.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick J. Dennis	2/1/2018	—	—		—	—	—	—	0	250,000	$4.2841	$1,071,025
	2/1/2018	—	—		—	—	—	—	125,000	—	—	$775,000
	2/1/2018	—	—		—	0	500,000	500,000	—	—	—	$2,110,000
	—		$0

Adalio T. Sanchez	2/1/2018	—	—		—	—	—	—	20,645	—	—	$127,999
	1/1/2018	—	—		—	—	—	—	40,000	—	—	$225,200
	12/1/2017	—	—		—	—	—	—	32,000	—	—	$179,840
	—		$115,806		$115,806

Jon W. Gacek	7/1/2017	—	—		—	—	—	—	51,975	—	—	$405,925
	7/1/2017	—	—		—	31,763	63,525	95,288	—	—	—	$496,130
	—	—	$600,000		$1,200,000	—	—	—	—	—	—	$—

Fuad Ahmad	12/1/2017	—	—		—	—	—	—	20,000	—	—	$112,400
	7/1/2017	—	—		—	0	0	0	25,000	—	—	$195,250
	7/1/2017	—	—		—	15,000	30,000	45,000	0	—	—	$234,300
	—	—	$208,340		$416,680	—	—	—	—	—	—	$—

William C. Britts	7/1/2017	—	—		—	—	—	—	25,000	0	—	$195,250
	7/1/2017	—	—		—	15,000	30,000	45,000	0	—	—	$234,300
	—	—	$185,002		$370,004	0	0	0	—	—	—	$—
	—	—	$200,000	(6)	$—	—	—	—	—	—	—	$—

Robert S. Clark	7/1/2017	—	—		—	0	0	0	20,000	—	—	$156,200
	7/1/2017	—	—		—	12,500	25,000	37,500	0	—	—	$195,250
	—	—	$200,000		$400,000	—	—	—	—	—	—	$—

Donald E. Martella Jr.	7/1/2017	—	—		—	0	0	0	20,000	—	—	$156,200
	7/1/2017	—	—		—	12,500	25,000	37,500	0	—	—	$195,250
	—	—	$177,500		$355,000	—	—	—	—	—	—	$—

(1)

The amounts reported reflect the target payments under the Company’s Executive Officer Incentive Plan. For fiscal 2018, these awards are subject to an annual payout cap of 200% of the executive officer’s annual bonus payment target for only our CEO, the Officers, and his direct reports. The Company’s Executive Officer Incentive Plan provides that no executive officer’s actual award under the plan may, for any period of three consecutive fiscal years, exceed $15 million. Because Mr. Dennis was hired in the fourth quarter of our fiscal 2018, he was not eligible to participate in the Company’s Executive Officer Incentive Plan but is eligible for the performance year ending March 31, 2019. Mr. Sanchez had a pro-rated bonus target of $115,806 based on the number of months he served as Former Interim Chief Executive Officer. Mr. Sanchez’s satisfied 50% of his performance goals including a cost savings initiative and earned a total bonus in the amount of $57,903.

(2)

Performance Share Units (PSUs) are earned only if the Company exceeds certain revenue targets as of March 31, 2018. For fiscal 2018, the Company had an operating gate that the Fiscal 2018 EPS must be greater than Fiscal 2017 EPS before any PSU would be earned. From there, significant performance on a specific product revenue must be achieved for the PSUs to be granted at threshold, target or maximum levels resulting in 50%, 100% or 150% awards respectively. Threshold performance was not satisfied and no PSUs were earned for fiscal 2018, with the exception to Mr. Gacek whose fiscal 2018 PSU grant was accelerated under the conditions of his change of control agreement. For Mr. Dennis, the performance-based RSUs vest based on the achievement of specified levels of the average of the closing prices for the Company’s Common Stock during the highest of the four quarterly periods ending June 30, 2021 (the “Average Price”), and subject to Mr. Dennis’ continued service with the Company.

(3)

Restricted Stock Units (RSUs) will vest (based on continued employment) in equal installments annually over three years on each anniversary of the award’s grant date. Mr. Sanchez was granted 40,000 shares for every month he served as Former Interim Chief Executive Officer with share pro-rated for any partial months of service. Mr. Sanchez received grants of Restricted Stock Units (RSUs) on 12/1/17, 1/1/18 and 2/1/18

as compensation for his role as Interim President & Chief Executive Officer and cliff vest (based on his offer letter) on 11/30/18. Mr. Ahmad was granted 20,000 shares for his assistance on the FY18 financial restructuring efforts on 12/1/17 that cliff vest on 12/1/18.
(4)

Stock Options will vest (based on continued employment) over four years as follows: one-fourth (1/4) of the Shares underlying the Option will be scheduled to vest on each of the one (1), two (2), three (3) and four (4) year anniversaries of the Option’s date of grant. The options remain exercisable for seven years from the date of grant, unless terminated earlier in accordance with their respective terms. In the event of termination of employment, the exercise period is one year if termination of employment is due to retirement, death, or disability and ninety days for any other termination of service.

(5)

The amounts reported were computed in accordance with ASC 718, excluding the effect of estimated forfeitures. See Note 7, Stock Incentive Plans and Stock-Based Compensation in the Company’s Annual Report on Form 10-K filed on August 6, 2019, regarding assumptions underlying the valuation of equity awards.

(6)

Amount reflects sales commissions target payments pursuant to the Fiscal Year 2018 Sales Compensation Plan based on the sale of the Company’s branded products and branded services. The applicable quota for fiscal 2018 was $484.1 million.

Outstanding Equity Awards at Fiscal Year End 2018

The following table provides information with respect to outstanding stock options and restricted stock unit awards held by our named executive officers as of March 31, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Patrick J. Dennis	0	250,000	(11)		$6.20	2/1/2025	125,000	(12)	$455,000	500,000	(13)	$2,110,000

Adalio T. Sanchez							32,000	(8)	$116,480
							40,000	(9)	$145,600
							20,645	(10)	$75,148

Fuad Ahmad							75,000	(5)	$273,000
							20,833	(4)	$75,832
							25,000	(6)	$91,000
							20,000	(7)	$72,800
							21,366	(3)	$77,772

William C. Britts							10,000	(1)	$36,400
							15,000	(2)	$54,600
							25,000	(6)	$91,000
							11,752	(3)	$42,777

Robert S. Clark							10,000	(1)	$36,400
							15,000	(2)	$54,600
							20,000	(6)	$72,800
							11,752	(3)	$42,777

Donald E. Martella Jr.							6,250	(1)	$22,750
							15,000	(2)	$54,600
							20,000	(6)	$72,800
							11,752	(3)	$42,777

(1)	Granted 7/1/15; vest annually over four years beginning 7/1/15, subject to continued employment.
(2)	Granted 7/1/16; vest annually over three years beginning 7/1/16, subject to continued employment.

(3)	Granted on 7/1/16; Shares earned on 3/31/17 as performance condition threshold was satisfied. Vest annually over three years beginning 7/1/16, subject to continued employment.
(4)	Granted 3/2/17; vest annually over three years beginning 3/1/17, subject to continued employment.
(5)	Granted 5/1/16; vest annually over four years beginning 5/1/16, subject to continued employment.
(6)	Granted 7/1/17; vest annually over three years beginning 7/1/17, subject to continued employment.
(7)	Granted 12/1/2017; cliff vest over one year from the grant date.
(8)	Granted 12/1/2017; cliff vest over on November 30, 2018.
(9)	Granted 1/1/2018; cliff vest over on November 30, 2018.
(10)	Granted 2/1/2018; cliff vest over on November 30, 2018.
(11)	Granted 2/1/18; vest annually over four years beginning 2/1/18, subject to continued employment.
(12)	Granted 2/1/18; vest annually over three years beginning 2/1/18, subject to continued employment.
(13)	Granted 2/1/18; earned based on the achievement of highest average stock price of the last four quarterly periods ending June 30, 2021, subject to continued employment.

Note:	The table above uses a price of $3.64 per share, the market price of the Company’s Common Stock as of March 31, 2018 to calculate the market value of shares or units that have not vested.

Option Exercises and Stock Vested in Fiscal 2018

The following table provides information on stock option exercises and restricted stock and restricted stock unit vesting for our named executive officers during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Patrick J. Dennis	—	—	0	$0
Adalio T. Sanchez	—	—	0	$0
Jon W. Gacek(2)	—	—	298,351	$1,586,045
Fuad Ahmad	—	—	46,101	$297,131
William C. Britts	—	—	30,918	$241,470
Robert S. Clark	—	—	30,918	$241,470
Donald E. Martella Jr.			24,749	$193,290

(1)	The amount reported is calculated by multiplying the number of shares that vested by the market price of the underlying shares of the Company’s Common Stock on the vesting date.
(2)

Mr. Gacek’s had a total of 88,160 units that vested on July 1, 2017, in addition to 210,191 units that accelerated in connection with his termination. The 210,191 units were subject to Section 409A and the settlement of 205,251 units was deferred 6 months and 1 day following the day of termination.

Non-Qualified Deferred Compensation

The Company’s Non-Qualified Deferred Compensation Plan is discussed under the section entitled “Compensation Discussion and Analysis – Perquisites and Other Benefits – Non-Qualified Deferred Compensation Plan.”

Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Interest or Other Earnings Accrued in Last Fiscal Year	Aggregate Withdrawals/ Distributions During Last Fiscal Year	Aggregate Balance of Executive’s Account at Last Fiscal Year End
Jon W. Gacek(1)	$876,422		$129,308		$747,114

(1)

The amounts for Mr. Gacek represent fully vested deferred stock units. Mr. Gacek terminated with the Company on November 7, 2017, and per the conditions of his Change of Control agreement, all outstanding stock units including performance shares were considered satisfied and fully accelerated on November 14, 2017. Mr. Gacek had 205,251 shares that accelerated on this date and the value of these stock units on the day of acceleration was based on the stock price $4.27 per share on the date of acceleration. These shares were subject to Section 409A and deferred 6 months and 1 day following the day of termination. The value of the shares on the last day of fiscal 2018 was based on the stock price of $3.64 per share on the last day of fiscal 2018.

Potential Payments Upon Termination or Change of Control for Fiscal 2018

We have entered into change of control agreements with our executive officers, whereby in the event of a “change of control” of the Company, which is defined to include, among other things, a merger or sale of all or substantially all of the assets of the Company or a change in the composition of the Board of Directors occurring within a 24 month period as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Change of Control Agreement), and, within 12 months of the change of control, there is an “Involuntary Termination” of such executive officer’s employment, then the executive officer is entitled to specified payments and benefits, subject to the executive officer’s execution of a release of claims in favor of the Company. The agreements define an “Involuntary Termination” to include, among other things, any termination of employment of the executive officer by the Company without “cause” or a significant reduction of the executive officer’s duties without his or her express written consent. The change of control agreements do not provide for the payment of any tax gross-up to offset any excise tax incurred as a result of any payment under the agreements.

The potential benefits that would be provided to Mr. Gacek, as President and CEO, per his most recent agreement prior to his separation in the event of both a change of control of the Company and a qualifying termination of employment included:

•	a lump sum payment equal to 200% of his then established base compensation;

•	a lump sum payment equal to 200% of his target annual bonus;

•	payment of COBRA premiums for twelve (12) months; and

•	vesting of any unvested stock-based compensation award then held by him.

Effective May 4, 2017, a majority change to the Company’s Board of Directors satisfied the first event to the Change of Control Agreements. Any involuntary terminations following this event and within 12 months of this date satisfy the second event to the Change of Control Agreements and subject to potential payment in connection with a CoC. Mr. Gacek separated from the Company on November 7, 2017, satisfying the conditions of his Change of Control Agreement. Upon separation and in exchange for a full release of claims in favor of Quantum, Mr. Gacek received severance payments and benefits that consisted of $1,200,000 (which is equivalent to 200% of his annual salary), accelerated vesting of any outstanding equity awards, and Company-paid COBRA health benefits for a period of 12 months.

The potential benefits that would be provided to our other executive officers in the event of both a change of control of the Company and a qualifying termination of employment during fiscal 2018 would be:

•	a lump sum payment equal to 150% of the executive officer’s then established base compensation;

•	a lump sum payment equal to 150% of the executive officer’s target annual bonus;

•	payment of COBRA premiums for twelve (12) months; and

•	vesting of any unvested equity-based compensation award then held by the executive officer.

Mr. Britts’ offer letter provides for the lump sum payment of severance benefits of 52 weeks of base salary in the event of a qualifying termination of employment that is not associated with a change of control of the Company, subject to his execution of a separation agreement and general release.

During our fiscal 2018 and prior to the expiration of the Company’s current Change of Control Agreements, the Committee took the opportunity to review the market practices of these agreements and how that compared to our current existing conditions. In partnership with internal and external legal counsel, Compensia, and Company management, we found that conditions in our current agreements exceeded market trends in several areas including the multiples used to calculate the total cash paid to executives following an involuntary termination in connection with CoC, the definitions of what triggers a CoC, and the percentage voting power any “person” has as a “beneficial owner” of the Company’s outstanding voting securities to satisfy the first event in a Change of Control. In January 2018, the Committee reviewed and approved the conditions to the existing CoC as it pertains to involuntary termination in connection with a CoC. These conditions are effective on May 5, 2018, one year and one day following the expiration of the May 4, 2017, Change of Control Event and include the following:

Involuntary Terminations in Connection with a Change of Control Effective May 5, 2018
Total Cash	CEO 1.5x Salary + 1.5x Target Bonus	Officers 1.0x Salary + 1.0x Target Bonus

Equity	Any outstanding stock-based compensation that the employee holds as of the termination date and not subject to performance criteria shall automatically become vested. Any stock-based compensation subject to performance criteria based on the company’s stock price, whether absolute or relative, shall be deemed to be earned based on the actual stock price performance through the close of the CoC transaction. Any stock-based compensation subject to performance criteria not based on the company’s stock price shall be deemed satisfied at target levels.

COBRA	If elected by the employee, the Company will proceed to reimburse the employee for premiums paid for coverage for up to 12 months for Executives and 18 months for the CEO after the date of the involuntary separation or until the which the employee or eligible dependents are no longer eligible to receive continuation coverage pursuant to COBRA.

Board Composition	Effective May 5, 2018, a change in Board composition is no longer a trigger for CoC.

Voting Power	Any “person” that becomes the “beneficial owner”, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the total voting power represented by the Corporation’s then outstanding voting securities.

Mr. Dennis joined the Company on January 16, 2018, the same time the revisions to the Change of Control were under consideration and being approved. Per the timing of Mr. Dennis’ hire, the conditions of his Change of Control Agreement included the following:

•	a lump sum payment equal to one hundred fifty percent (150%) of the Employee’s Base Compensation;

•	a lump sum payment equal to one hundred fifty percent (150%) of the Employee’s Incentive Pay as in effect immediately prior to the Involuntary Termination;

•	payment of COBRA premiums for twelve (18) months; and

•	vesting of any unvested stock-based compensation award then held by the executive officer.

Potential Payments Upon Termination or Change of Control for Fiscal 2019

Per the changes to our Change of Control agreement effective May 5, 2018 and set forth per the conditions described above for fiscal 2018, the following tables provides information concerning the estimated payments and benefits as they existed on the last day of fiscal 2019 (March 31, 2019) and fiscal 2018 (March 31, 2018) for our named executive officers. On January 29, 2019, Management recommended, and the Committee approved a change to the involuntary termination calculation not associated with a Change of Control. To align with more market competitive practices, the Committee agreed to pay six (6) months of salary and six (6) months of premium COBRA benefits to Officers outside the agreement in place for our President & Chief Executive Officer.

The Company was de-listed from the NYSE on January 15, 2019, and effective January 16, 2019, the Company began trading stock on OTC Pink operated by OTC Markets Group Inc. under the ticker (QMCO). The outstanding equity to accelerate in vesting upon an involuntary termination under a Change of Control is assumed based on the stock price value on OTC Pink ($2.38) on the last day of fiscal 2019.

Fiscal 2019

		Potential Payments Upon:
Name(3)	Type of Benefit	Involuntary Termination within 12 Months After a Change of Control	Involuntary Termination Not Associated with a Change of Control
James J. Lerner	Cash Severance Payments	$1,425,000	$475,000
	Vesting Acceleration(1)	$2,012,500	$908,333
	Continued Coverage of Employee Benefits(2)	$45,368	$30,245
	Total Termination Benefits:	$3,482,868	$1,176,078

J. Michael Dodson	Cash Severance Payments	$600,000	$200,000
	Vesting Acceleration(1)	$638,027	$0
	Continued Coverage of Employee Benefits(2)	$21,535	$10,768
	Total Termination Benefits:	$1,259,562	$210,768

Donald E. Martella Jr.	Cash Severance Payments	$532,500	$177,500
	Vesting Acceleration(1)	$71,003	$0
	Continued Coverage of Employee Benefits(2)	$29,991	$14,995
	Total Termination Benefits:	$633,493	$192,495

Lewis W. Moorehead	Cash Severance Payments	$450,000	$150,000
	Vesting Acceleration(1)	$212,816	$0
	Continued Coverage of Employee Benefits(2)	$27,645	$13,822
	Total Termination Benefits:	$690,461	$163,822

Shawn D. Hall	Cash Severance Payments	$506,412	$168,804
	Vesting Acceleration(1)	$83,398	$0
	Continued Coverage of Employee Benefits(2)	$30,245	$15,123
	Total Termination Benefits:	$620,055	$183,927

(1)

Reflects the aggregate market value of outstanding and unvested stock option grants and restricted stock unit awards. For unvested restricted stock unit awards, the aggregate market value is computed by multiplying (i) $2.38, by (ii) the number of unvested restricted stock unit awards outstanding at March 31, 2019 was the closing share price on OTC Pink. In the event of vesting acceleration or other modifications of stock-based awards, we account for such modifications in accordance with ASC 718.

(2)

Assumes continued coverage of employee benefits at the fiscal 2019 COBRA premium rate for health, dental, and vision coverage. For Mr. Lerner, the benefit coverage for an involuntary termination within 12 months after a Change of Control is calculated for 18 months per his agreement and 12 months for all other calculation purposes. in addition, in the event that Mr. Lerner is involuntarily separated with the first year of his employment, he is eligible for twelve (12) months of accelerated vesting for any outstanding RSUs and PSUs (which shall vest regardless of performance criteria attainment); provided that, if the Involuntary Termination occurs prior to the Grant Date, then in lieu of the accelerated vesting contemplated above, the Company will provide Mr. Lerner with a cash payment equal to the number of shares that would have vested multiplied by the closing price of a Share on the date of the Involuntary Termination.

(3)

Messrs. Ahmad, Britts, and Dennis separated from the Company prior to the end of fiscal 2019. Mr. Ahmad received a cash severance payment of $48,078 (calculated in accordance with the Company’s severance policy) in connection with his separation. Messrs. Britts and Dennis did not receive any severance benefits.

Fiscal 2018

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above and under the agreements as they existed on the last day of fiscal 2018 for our named executive officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2018 (March 31, 2018), outstanding equity awards were not assumed or substituted for in connection with a change of control of the Company, and the price per share of the Company’s Common Stock is the closing price on the NYSE as of that date ($3.64). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits differs with respect to such triggering event. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be substantially different.

	Type of Benefit	Potential Payments Upon:
Name		Involuntary Termination within 12 Months After a Change of Control	Involuntary Termination Not Associated with a Change of Control
Patrick J. Dennis	Cash Severance Payments	$1,425,000	$475,000
	Vesting Acceleration(1)	$2,885,000	$0
	Continued Coverage of Employee Benefits(2)	$23,037	$15,358
	Total Termination Benefits:	$4,333,037	$490,358

Adalio T. Sanchez	Cash Severance Payments	$0	$0
	Vesting Acceleration(1)	$337,228	$0
	Continued Coverage of Employee Benefits(2)	$0	$0
	Total Termination Benefits:	$337,228	$0

Jon W. Gacek	Total Termination Benefits:(3)	$2,112,314	$0

Fuad Ahmad	Cash Severance Payments	$898,456	$0
	Vesting Acceleration(1)	$590,404	$0
	Continued Coverage of Employee Benefits(2)	$24,181	$0
	Total Termination Benefits:	$1,513,042	$0

William C. Britts	Cash Severance Payments	$832,509	$370,004
	Vesting Acceleration(1)	$224,777	$0
	Continued Coverage of Employee Benefits(2)	$27,041	$0
	Total Termination Benefits:	$1,084,328	$370,004

Robert S. Clark	Cash Severance Payments	$900,000	$0
	Vesting Acceleration(1)	$206,577	$0
	Continued Coverage of Employee Benefits(2)	$15,303	$0
	Total Termination Benefits:	$1,121,880	$0

Donald E. Martella Jr.	Cash Severance Payments	$798,750	$0
	Vesting Acceleration(1)	$192,927	$0
	Continued Coverage of Employee Benefits(2)	$27,071	$0
	Total Termination Benefits:	$1,018,749	$0

(1)

Reflects the aggregate market value of outstanding and unvested stock option grants and restricted stock unit awards. For unvested stock options, the aggregate market value is computed by multiplying (i) the difference between $20.72 and the exercise price of the option, by (ii) the number of shares of the Company’s Common Stock underlying the unvested stock options at March 31, 2017 as adjusted for the reverse stock split that was effective on April 18, 2017. For unvested restricted stock unit awards, the aggregate market value is computed by multiplying (i) $6.96, by (ii) the number of unvested restricted stock unit awards outstanding at March 31, 2017 as adjusted for the reverse stock split that was effective on April 18, 2017. In the event of vesting acceleration or other modifications of stock-based awards, we account for such modifications in accordance with ASC 718.
(2)

Assumes continued coverage of employee benefits at the fiscal 2018 COBRA premium rate for health, dental, and vision coverage. For Mr. Dennis, the benefit coverage for an involuntary termination within 12 months after a Change of Control is calculated for 18 months per his agreement and 12 months for all other calculation purposes.

(3)

Mr. Gacek separated from the Company under the Change of Control conditions per the agreement set forth prior to the effective May 5, 2018 changes. Mr. Gacek was paid $1,200,000 in total cash, $14,798 in total COBRA premium payments. In addition, Mr. Gacek had 210,191 unvested restricted stock units outstanding that accelerated on November 14, 2017 following his separation with a value of $897,516. Settlement of 205,251 stock units was deferred six (6) months and one (1) day following his separation per the conditions of Section 409A.

CEO Pay Ratio

Presented below are the ratios of annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2019 and fiscal 2018. These ratios are reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratios reported by us may not be comparable to the pay ratios reported by other companies.

Fiscal 2019 CEO Pay Ratio

In fiscal 2019, Mr. Lerner joined the Company as our President and Chief Executive Officer on July 1, 2018, the second quarter of our fiscal year, after Mr. Dodson concluded his service as Interim Chief Executive Officer. For purposes of calculating the pay ratio consistent with SEC rules, we used the annualized total compensation of Mr. Lerner, our CEO as of March 31, 2019. The fiscal 2019 annualized total compensation for Mr. Lerner was $2,390,410 while the fiscal 2019 annual total compensation for our median employee was $122,373, and the ratio of these amounts is 19.5 to 1.

As permitted by SEC rules, and based on the Company’s belief there have not been any significant changes to either our workforce or the fiscal 2018 median employee’s circumstances that would result in a significant change to the pay ratio, we used the same median employee for our fiscal 2019 calculation.

Fiscal 2018 CEO Pay Ratio

Because of our transformational efforts in fiscal 2018, we had multiple Chief Executive Officers during the year. For purposes of calculating the pay ratio consistent with SEC rules, we used the annualized total compensation of Mr. Dennis, our CEO as of March 31, 2018, the last day of our fiscal year. The fiscal 2018 annualized total compensation for Mr. Dennis was $4,431,025 while the fiscal 2018 annual total compensation for our median employee was $122,508, and the ratio of these amounts is 36 to 1.

As permitted by SEC rules, to identify our median employee, we used wages and compensation reported in box 1 of the Form W-2 for 2017, as reported to the Internal Revenue Service, for U.S. based employees and equivalent earnings similar to the Form W-2 that were locally reported for our non-U.S. based employees. For our 7 new hires that started between January 1, 2018, and March 31, 2018, and did not have a Form W-2 in 2017, we used annualized target cash compensation from our Human Capital Management (HCM) system. We selected the median employee from among our entire population of active employees (excluding our CEO) as of March 31, 2018, including full-time, part-time, temporary, and non-U.S. employees. As of this date, there were 913 employees globally with 70% based in the U.S. and Canada, 22% based in EMEA, and 8% based in APAC.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of March 31, 2019 relating to compensation plans under which we may issue shares of our common stock.

	Number of shares to be issued upon exercise of outstanding options and settlement of outstanding restricted stock units		Weighted-average exercise price of outstanding options		Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	2,042,721	(2)	$5.04	(2)	2,770,689	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	2,042,721	(2)	$5.04	(2)	2,770,689	(3)

(1)	This category consists of our 2012 Long-Term Incentive Plan, and our Employee Stock Purchase Plan.
(2)

Consists of (i) 1,207 shares issuable upon exercise of outstanding options, (ii) 1,271,309 shares issuable upon settlement of restricted stock units that are not subject to performance conditions, and (iii) 770,205 shares issuable upon settlement of performance-based restricted stock units, which represents the maximum payment under the performance-based restricted stock units. The weighted-average exercise price in column (b) does not take these restricted stock units and performance-based restricted stock units into account.

(3)

Consists of 2,273,778 shares of common stock that remain available for issuance under our 2012 plan, 300,000 shares that remain available for issuance under our EKIN plan and 496,615 shares that remain available for issuance under our ESPP.

The table below presents information as of March 31, 2018 relating to compensation plans under which we may issue shares of our common stock.

	Number of shares to be issued upon exercise of outstanding options and settlement of outstanding restricted stock units		Weighted-average exercise price of outstanding options		Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	2,804,623	(2)	$6.19	(2)	3,100,784	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	2,804,623	(2)	$6.19	(2)	3,100,784	(3)

(1)	This category consists of our 2012 Long-Term Incentive Plan, and our Employee Stock Purchase Plan.
(2)

Consists of (i) 251,503 shares issuable upon exercise of outstanding options, (ii) 1,838,543 shares issuable upon settlement of restricted stock units that are not subject to performance conditions, and (iii) 714,577 shares issuable upon settlement of performance-based restricted stock units, which represents the maximum payment under the performance-based restricted stock units. The weighted-average exercise price in column (b) does not take these restricted stock units and performance-based restricted stock units into account.

(3)

Consists of 2,304,169 shares of common stock that remain available for issuance under our 2012 plan, 300,000 shares that remain available for issuance under our EKIN plan and 496,615 shares that remain available for issuance under our ESPP.

REPORT OF THE LEADERSHIP AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

We, the Leadership and Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within this Proxy Statement with the management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this Proxy Statement.

Submitted by the Leadership and Compensation Committee of the Board of Directors:

MEMBERS OF THE LEADERSHIP AND COMPENSATION COMMITTEE

Eric Singer, Chair John Fichthorn Marc Rothman

(1)

This report of the Leadership and Compensation Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee was established primarily to: (i) provide oversight of Quantum’s accounting and financial reporting processes and the audit of Quantum’s financial statements; and (ii) assist the Board of Directors in the oversight of: (a) the integrity of Quantum’s financial statements; (b) Quantum’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s performance, qualifications and independence; and (d) the performance of Quantum’s internal audit function.

The Audit Committee oversees Quantum’s financial reporting process and internal control structure on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Quantum’s internal control over financial reporting. Quantum’s independent auditors are responsible for expressing an opinion as to the conformity of Quantum’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Quantum’s internal control over financial reporting.

The Audit Committee, after appropriate review and discussion, determined that it had fulfilled its responsibilities under its charter during Fiscal 2019. The Audit Committee has reviewed and discussed the Consolidated Financial Statements for Fiscal 2019 with management and the Company’s independent registered public accounting firm; and management represented to the Audit Committee that Quantum’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles. This review included a discussion with management of the quality, not merely the acceptability, of Quantum’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Quantum’s Consolidated Financial Statements. The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence. In reliance on these views and discussions, and the report of the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited Consolidated Financial Statements in Quantum’s Annual Report on Form 10-K for the year ended March 31, 2019, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

MEMBERS OF THE AUDIT COMMITTEE

Marc E. Rothman, Chair

Raghavendra Rau

[1]

This report of the Audit Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT AND AUDIT-RELATED FEES

Fees Paid to Independent Registered Public Accounting Firm

The following table provides details on the fees billed by Armanino for the fiscal years ended March 31, 2017, 2018 and 2019, inclusive of out-of-pocket expenses.

	For the year ended March 31,
	2019	2018	2017
Nature of Services
Audit Fees	$1,232	$1,334	$1,334
Audit-related Fees	—	—	—
Tax Fees	—	—	—
Other Fees	—	—	—

Total Fees	$1,232	$1,334	$1,334

Fees Paid to Prior Independent Registered Public Accounting Firm

The following table provides details on the fees billed by the Company’s previous independent registered public accounting firm, PwC, for the fiscal years ended March 31, 2017, 2018 and 2019, inclusive of out-of-pocket expenses.

	For the year ended March 31,
	2019	2018	2017
Nature of Services
Audit Fees	$—	$2,769	$1,254
Audit-related Fees	—	—	7
Tax Fees	—	—	210
Other Fees	—	1,557	—

Total Fees	$—	$4,327	$1,471

Audit Fees. Audit fees of Armanino and PwC includes the aggregate fees incurred for the audits of Quantum’s annual consolidated financial statements and the review of the quarterly consolidated financial statements included in Quantum’s Quarterly Reports on form 10-Q.

Audit-related Fees. Audit-related fees paid to PwC for the fiscal year ended March 31, 2017 are for accounting consultations, internal control reviews and other non-statutory services related to accounting. No audit-related fees were paid for the fiscal years ended March 31, 2018 and 2019.

Tax Fees. PwC tax fees are for tax compliance and tax consulting. The tax compliance services principally include preparation and review of various tax returns.

Other Fees: other fees paid to PwC relate to costs associated with the SEC investigation.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by the Company’s independent registered public accounting firm are pre-approved by the Audit Committee. This is to avoid potential conflicts of interest that could arise if the Company received specified non-audit services from its auditing firm. Annually, the Audit Committee pre-approves appropriate audit, audit-related and tax services which are listed on a general approval schedule that the Company’s independent registered public accounting firm may perform for the Company. Where such services are expected to require more than ten hours of such firm’s billable senior partner or the equivalent time, the Company must notify the Audit Committee of the auditing firm’s performance of such services. For all services to be performed by the Company’s independent registered public accounting firm that are not specified in the general pre-approval schedule, the Company must obtain specific engagement approval from the Audit Committee for such services in advance. The Audit Committee receives all notifications and requests relating to the independent registered public accounting firm’s performance of services for the Company. The Audit Committee will review and make changes to the services listed under the general approval schedule on an annual basis and otherwise from time to time as necessary.

The Audit Committee believes that the provision of services by the Company’s independent registered public accounting firm described above is compatible with maintaining such firm’s independence from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table sets forth as of July 31, 2019, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Company’s current directors, (iii) each of the named executive officers for fiscal 2018 and fiscal 2019, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the business address for the beneficial owners listed below is 224 Airport Parkway, Suite 550, San Jose, CA 95110. The following share data has been adjusted to reflect the 1-for-8 reverse stock split effective April 18, 2017.

Name and Address	Number of Shares Beneficially Owned(1)		Approximate Percentage of Class(2)
5% or Greater Stockholders:
B. Riley Financial, Inc. 21255 Burbank Blvd., Suite 400 Woodlands Hills, CA 91367	6,091,363	(3)	16.8%

The TCW Group, Inc. 865 South Figueroa Street Los Angeles, CA 90017	4,327,179	(4)	10.7%

Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, CA 92660	4,309,464	(5)	10.6%

VIEX Capital Advisors, LLC 825 Third Avenue 33rd Floor New York, NY 10022	3,691,464	(6)	10.2%

BTC Holdings Fund I, LLC 430 Park Avenue, Suite 1202 New York, NY 10022	2,801,152	(7)	7.2%

Directors and Named Executive Officers:
James L. Lerner, President and CEO	283,334	(8)	*
J. Michael Dodson, Chief Financial Officer	56,244	(9)	*
Donald Martella Jr., Sr. Vice President of Engineering	101,164		*
Lewis Moorehead, Chief Accounting Officer	—		*
Shawn D. Hall**	84,985	(10)	*
William C. Britts**	161,987	(11)	*
Fuad Ahmad**	—	(12)	*
Patrick J. Dennis**	—	(13)	*
Robert S. Clark**	1,233	(14)	*
Jon Gacek**	—	(15)	*
Adalio Sanchez**	84,072	(16)	*
John Fichthorn, Director	2,529,928	(17)	7.0%
Raghavendra Rau, Director	87,185		*
Marc Rothman, Director	22,648		*
Eric Singer, Director	3,708,145	(18)	10.3%
All current directors and executive officers as a group (9 persons)(19)	6,788,648	(20)	18.6%

(*)	Less than 1%.
**	Terminated service with Quantum Corporation

(1)

Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company’s knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2)

Applicable percentage ownership is based on 36,176,823 shares of Common Stock outstanding as of July 31, 2019. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after July 31, 2019 and shares of Common Stock that are deliverable upon settlement of restricted stock units that vest within 60 days after July 31, 2019, are considered beneficially owned by the holder, but such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Shares of Common Stock subject to warrants currently exercisable or exercisable within 60 days after July 31, 2019 are considered beneficially owned by the holder, but such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)

Information is based on Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission on January 28, 2019 by B. Riley Financial, Inc. and its affiliates. B. Riley Financial, Inc. (“BRF”) beneficially owns and has shared voting and dispositive power with respect to 6,091,363 shares. B. Riley FBR, Inc. (“BRFBR”) beneficially owns and has shared voting and dispositive power with respect to 3,627,662 shares. B. Riley Capital Management, Inc. (“BRCM”) beneficially owns and has shared voting and dispositive power with respect to 2,463,701 shares. BRC Partners Management GP, LLC (“BRPGP”) beneficially owns and has shared voting and dispositive power with respect to 1,493,801 shares. BRC Partners Opportunity Fund, L.P. (“BRPLP”) beneficially owns and has shared voting and dispositive power with respect to 1,493,801 shares. BR Dialectic Capital Management, LLC (“BR Dialectic”) beneficially owns and has shared voting and dispositive power with respect to 969,900 shares. Dialectic Antithesis Partners, L.P. (“Dialectic”) beneficially owns and has shared voting and dispositive power with respect to 969,900 shares. BRPGP is the general partner of BRPLP. BRCM is an investment advisor to BRPLP. As a result, each of BRPGP and BRCM may be deemed to own the 1,493,801 shares owned directly by BRPLP. BR Dialectic is the general partner of Dialectic. BRCM is the parent company of BR Dialectic. As a result, each of BR Dialectic and BRCM may be deemed to beneficially own the 969,900 shares owned directly by Dialectic. BRD, as the parent company of BRFBR and BRCM may be deemed to beneficially own the 6,091,363 shares owned in the aggregate by BRCM and BRFBR. The foregoing should not be construed as an admission by BRF and any of its affiliates as to beneficial ownership of any shares owned by BRF or any other affiliate of BRF, as applicable. Each of the BRF affiliates contained in this note disclaims beneficial ownership of the shares that are not directly owned by such entity, except to the extent of their pecuniary interest therein. John Fichthorn was appointed to Quantum’s board of directors on April 4, 2019. Mr. Fichthorn is the head of Alternative Investments for B. Riley Capital Management, L.L.C., which is a wholly owned subsidiary of BRF.

(4)

Information is based on Schedule 13G filed with the Securities and Exchange Commission on December 10, 2018 by The TCW Group, Inc., on behalf of the TCW Business Unit. The reported shares consist of 478,813 shares of common stock held by The TCW Group, Inc., together with warrants to purchase 3,848,366 shares of common stock which are currently exercisable. Such warrants are subject to cashless exercise provisions; and therefore, the actual number of shares received upon exercise of the warrants may be less than the full amount disclosed hereunder if The TCW Group, Inc. elects to utilize such cashless exercise mechanics. The TCW Group, Inc. (“TCW”) reports beneficial ownership of these shares on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services, and is managed separately and operated independently. TCW disclaims beneficial ownership interest in the reported shares, except to the extent of its direct pecuniary interest therein. Investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect interest ownership interest in TCW that technically constitutes an indirect controlling interest. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated, including the TCW Business Unit. Entities affiliated with The Carlyle

Group may be deemed to share beneficial ownership of the Quantum shares reported as beneficial owned by TCW. The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by TCW.
(5)

Information is based on Schedule 13G filed with the Securities and Exchange Commission on January 10, 2019 by Pacific Investment Management Company LLC (“PIMCO”). The reported shares consist of warrants to purchase 4,309,464 shares of common stock which are currently exercisable. Such warrants are subject to cashless exercise provisions; and therefore, the actual number of shares received upon exercise of the warrants may be less than the full amount disclosed hereunder if PIMCO elects to utilize such cashless exercise mechanics. The reported shares are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. OC II FIE V LP, a private fund of which PIMCO is the investment adviser, holds these reported securities in its investment advisory account managed by PIMCO and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the reported securities.

(6)

Information is based on Schedule 13D (Amendment No. 10) filed with the Securities and Exchange Commission on November 13, 2017 by VIEX Capital Advisors, LLC (“VIEX Capital”) and its affiliates. VIEX Opportunities Fund, LP – Series One (“VIEX Series One”) beneficially owns and has shared voting and dispositive power with respect to 925,983 shares. VIEX Opportunities Fund, LP – Series Two (VIEX Series Two”) beneficially owns and has shared voting and dispositive power with respect to 176,648 shares. Each of VIEX Special Opportunities Fund III, LP (“VSO III”) beneficially owns and has shared voting and dispositive power with respect to 2,588,833 shares. VIEX Special Opportunities GP III LLC, as the general partner of VSO III, may be deemed to beneficially own and have shared voting and dispositive power with respect to 2,588,833 shares. VIEX GP, LLC (“VIEX GP”), as the general partner of VIEX Series One and VIEX Series Two, may be deemed to beneficially own and has shared voting and dispositive power with respect to 1,102,631 shares. VIEX Capital, as the investment manager of VIEX Series One and VIEX Series Two, and Eric Singer, as the managing member of VIEX GP and VIEX Capital, may be deemed to beneficially own and have shared voting and dispositive power with respect to 3,691,464 shares, which constitutes the shares owned by VIEX Series One, VIEX Series Two and VSO III. VIEX Capital, Eric Singer and each of their affiliates disclaim the beneficial ownership of the reported shares except to the extent of their pecuniary interest therein. Eric Signer was appointed to Quantum’s Board of Directors on November 9, 2017.

(7)

The reported shares consist of warrants to purchase 2,801,152 shares of common stock which are currently exercisable and held by BTC Holdings Fund I, LLC (“BTC”). Such warrants are subject to cashless exercise provisions; and therefore, the actual number of shares received upon exercise of the warrants may be less than the full amount disclosed hereunder if BTC elects to utilize such cashless exercise mechanics.

(8)

Consists of 283,334 shares of common stock that are deliverable in settlement of vested restricted stock units within sixty (60) days of July 31, 2019, subject to satisfaction of vesting requirements and applicable regulations.

(9)

Consists of 56,244 shares of common stock that are deliverable in settlement of vested restricted stock units within sixty (60) days of July 31, 2019, subject to satisfaction of vesting requirements and applicable regulations.

(10)	Mr. Hall terminated from Quantum on June 17, 2019. Therefore, Quantum is unable to disclose a current address.
(11)	Mr. Britts terminated from Quantum on October 22, 2018. Therefore, Quantum is unable to disclose a current address or confirm Mr. Britt’s beneficial ownership.
(12)	Mr. Ahmad terminated from Quantum on May 30, 2018. Therefore, Quantum is unable to disclose a current address or confirm Mr. Ahmad’s beneficial ownership.
(13)	Mr. Dennis terminated from Quantum on May 25, 2018. Therefore, Quantum is unable to disclose a current address or confirm Mr. Dennis’ beneficial ownership.
(14)	Mr. Clark terminated from Quantum on May 11, 2018. Therefore, Quantum is unable to disclose a current address or confirm Mr. Clark’s beneficial ownership.
(15)	Mr. Gacek terminated from Quantum on November 7, 2017. Therefore, Quantum is unable to disclose a current address.

(16)	Mr. Sanchez served as interim CEO during fiscal 2018 and completed his service as a Quantum Director on April 11, 2019.
(17)

Consists of 66,227 shares held directly by Mr. Fichthorn, 1,493,801 shares beneficially owned by BRC Partners Opportunity Fund, L.P. (“BRPLP”) and 969,900 shares beneficially owned by Dialectic Antithesis Partners, L.P. (“Dialectic”). Mr. Fichthorn was appointed to Quantum’s board of directors on April 4, 2019. BR Dialectic Capital Management, LLC is the investment manager of Dialectic and, as such, shares voting and dispositive power over the securities held by Dialectic. B. Riley Capital Management, LLC is the investment manager of BRPLP and, as such, shares voting and dispositive power over the securities held by BRPLP. Mr. Fichthorn is a portfolio manager for BR Dialectic Capital Management, LLC and B. Riley Capital Management, LLC; and therefore, shares voting and dispositive power over the reported securities, but Mr. Fichthorn disclaims beneficial ownership of any of Quantum’s securities in which he does not have a pecuniary interest or that he does not directly own. BR Dialectic Capital Management, LLC and B. Riley Capital Management, LLC are wholly owned subsidiaries of B. Riley Financial, Inc.

(18)

Mr. Singer was appointed to Quantum’s board of directors on November 9, 2017. Mr. Singer is the managing member of VIEX GP, LLC and VIEX Capital Advisors, LLC. Please refer to footnote (7) above, the contents of which are incorporated here. In addition, Mr. Singer holds 16,681 shares of common stock issued to him as a result of the vesting of restricted stock units granted to him as a Quantum director.

(19)

Includes (i) the following current directors: John Fichthorn, Raghavendra Rau, Marc Rothman and Eric Singer and (ii) the following current executive officers: James L. Lerner, James M. Dodson, Donald Martella Jr., Lewis Moorehead and Elizabeth King. Ms. King joined Quantum as its Chief Revenue Officer on April 1, 2019.

(20)

Represents 6,497,177 shares of Common Stock, 339,578 restricted stock units that are vested at July 31, 2019, or within sixty (60) days thereafter, subject to satisfaction of vesting requirements and applicable regulations.

Transactions with Related Persons

Certain Relationships and Related Transactions

We describe below transactions and series of similar transactions, since the beginning of our fiscal year 2018, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Employment Arrangements and Indemnification Agreements

We have entered into employment and consulting arrangements with certain of our current and former executive officers. These arrangements are described above in the section entitled Compensation Discussion & Analysis.

We have also entered into indemnification agreements with certain of our current and former directors and officers. The indemnification agreements and our restated certificate of incorporation and bylaws currently in effect require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Equity Award Grants to Executive Officers and Directors

We have granted stock options, RSUs and/or PSUs to our executive officers and our non-employee directors. These awards are described above in the sections entitled Compensation Discussion & Analysis and Director Compensation.

Other Transactions

Other than as described above under this section titled “Related Party Transactions,” since April 1, 2017, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee may review and approve in advance any related party transactions.

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions shall be deemed to be pre-approved by the audit committee, even if the aggregate amount involved will exceed $120,000, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

In addition, the Company’s Code of Business Conduct and Ethics – the High Road requires that the Company’s employees, officers and directors avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role unless disclosed to the Company’s ethics committee (the “Ethics Committee”) and approved in advance by the Ethics Committee or the Audit Committee, as applicable.

COMMUNICATING WITH THE COMPANY

We have from time-to-time received calls from stockholders inquiring about the available means of communication with the Company. If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

To reach Quantum Investor Relations, please call or send correspondence to:

Rob Fink

(646) 809-4048

ir@quantum.com

IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE OF INTERNET AVAILABILITY. YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS OF SHARES OF COMMON STOCK.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. Any proposal that a stockholder intends to submit for consideration at the Annual Meeting must be received by the Secretary of the Company within the time frames specified in the Company’s Bylaws and must include the information specified in the Bylaws. If any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

San Jose, California	J. Michael Dodson
October 16, 2019	Senior VP, Chief Financial Officer and Secretary

Exhibit A

QUANTUM CORPORATION

2012 LONG-TERM INCENTIVE PLAN

(November 13, 2019 Amendment and Restatement)

1.    Background and Purposes of the Plan. This amended and restated Plan is effective as of November 13, 2019, subject to approval by an affirmative vote of the holders of a majority of Shares that are present in person or by proxy and entitled to vote at the 2019 Annual Meeting of Stockholders of the Company.

The purposes of this Plan are:

•	to attract and retain the best available Employees, Directors and Consultants for positions of substantial responsibility,

•	to provide incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant not for consideration and for bona fide estate planning purposes to a trust or other entity approved by the Administrator and for the benefit of the Participant’s family.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Change in Control” means the occurrence of any of the following events:

(i)    A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company at the time of the acquisition of the additional stock will not be considered a Change in Control; or

(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means Quantum Corporation, a Delaware corporation, or any successor thereto.

(l)    “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity in a capacity other than as an Employee or Director; provided, however, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 under the Securities Act of 1933, as amended.

(m)    “Director” means a member of the Board.

(n)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced (for example, the downward “repricing” of an underwater stock option). The term Exchange Program excludes any action permitted under Section 13. The Administrator will determine the terms and conditions of any Exchange Program in its discretion, but only to the extent permitted by an amendment to the Plan that is approved by the Company’s stockholders.

(r)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s)    “Fiscal Year” means the fiscal year of the Company.

(t)    “Full Value Awards” means Awards of Restricted Stock, Restricted Stock Units, and Performance Shares.

(u)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)    “Option” means a stock option granted pursuant to the Plan.

(y)    “Outside Director” means a Director who is not an Employee or Consultant.

(z)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)    “Participant” means the holder of an outstanding Award.

(bb)    “Performance-Based Award” means any Award that is subject to the terms and conditions set forth in Section 10 of the Plan.

(cc)    Performance Period” means any Fiscal Year (or period of four (4) consecutive fiscal quarters) or such longer period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

(dd)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10 of the Plan.

(ee)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 of the Plan.

(ff)    “Period of Restriction” means the period during which Restricted Stock Units, Performance Shares, Performance Units and/or the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.

(gg)    “Plan” means this 2012 Long-Term Incentive Plan.

(hh)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ii)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)    “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(mm)    “Service Provider” means an Employee, Director or Consultant.

(nn)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(oo)    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.

(pp)    “Subsidiary” means a “subsidiary corporation or company,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.

(a)    Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall equal 9,768,750 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award will not become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to Restricted Stock awards, Restricted Stock units, Performance Units or Performance Shares will become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations under an Option or Stock Appreciation Right will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares purchased in the open market with proceeds from option exercises will not be added to the Share reserve under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) of the Plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.    Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(iv)    Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder (subject to the provisions of the Plan);

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction, limitation or requirement regarding any Award or the Shares covered thereby (for example, but not by way of limitation, any holding period or ownership requirement), based in each case on such factors as the Administrator (in its discretion) shall determine;

(vi)    to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not implement an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders to an amendment to the Plan that expressly permits the Exchange Program or Award Transfer Program);

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying or facilitating compliance with applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)    to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)    to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;

(xi)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

(xii)    to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)    to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv)    to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv)    to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xvi)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

(d)    Fiscal Year Limit on Outside Director Awards. No Outside Director may be granted, in any Fiscal Year, Awards (the value of which will be based on their grant date fair value determined in accordance with generally accepted accounting principles) which, in the aggregate, exceed $500,000, provided that such amount is increased to $750,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of applying the preceding limit.

5.    Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Stock Options.

(a)    Limitations.

(i)    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Service Provider, provided that, subject to Section 13, during any Fiscal Year, no Employee or Consultant may be granted Options and/or SARs covering more than a total of 1,000,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Options and/or SARs covering up to a total of an additional 1,000,000 Shares. (The grant limit for Outside Directors is in Section 4(d).)

(b)    Term of Option. The term of each Incentive Stock Option or Nonstatutory Stock Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)    In the case of an Incentive Stock Option

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

(d)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Award Agreement, this Plan or the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such designation has been permitted by the Administrator and provided a beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If a beneficiary designation has not been permitted by the Administrator or if no beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 13 of the Plan, during any Fiscal Year, no Employee or Consultant may be granted Full Value Awards covering more than 750,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Full Value Awards covering up to a total of an additional 750,000 Shares. (The grant limit for Outside Directors is in Section 4(d).)

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)    General Restrictions. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

8.    Restricted Stock Units.

(a)    Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 13 of the Plan, during any Fiscal Year, no Employee or Consultant may be granted Full Value Awards covering more than 750,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Full Value Awards covering up to a total of an additional 750,000 Shares. (The grant limit for Outside Directors is in Section 4(d).) After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i)    General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3 of the Plan, again will become available for grant under the Plan.

9.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided that, subject to the provisions of Section 13, during any Fiscal Year, no Employee or Consultant may be granted SARs and/or Options covering more than a total of 1,000,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted SARs and/or Options covering up to a total of an additional 1,000,000 Shares. (The grant limit for Outside Directors is in Section 4(d).)

(c)    Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) of the Plan relating to the maximum term and Section 6(d) of the Plan relating to exercise also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.    Performance Units and Performance Shares.

(a)    Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, that subject to the provisions of Section 13 of the Plan, during any Fiscal Year, no Employee or Consultant (a) may be granted Full Value Awards covering more than 750,000 Shares, except that during the Fiscal Year in which a Participant first becomes an Employee or Consultant, the Participant may be granted Full Value Awards covering up to a total of an additional 750,000 Shares, and (b) will receive Performance Units having an initial value greater than $10,000,000; provided, however, that in the Fiscal Year in which his or her service as an Employee or Consultant first commences, the Participant may be granted additional Performance Units having a value no greater than $10,000,000. (The grant limit for Outside Directors is in Section 4(d).)

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i)    General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/

Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof. No right to receive any ordinary cash dividends will exist with respect to any unvested Shares under the Performance Units/Shares. In the event of any extraordinary cash dividend payable with respect to Shares, the extraordinary cash dividends payable with respect to the unvested Shares under the Performance Units/Shares, if any (as determined in accordance with Section 13 and/or other applicable provisions of the Plan), will be subject to the same restrictions on vesting, transferability and forfeitability as the Shares subject to the Performance Shares/Units with respect to which the dividends are payable.

(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3 of the Plan, again will be available for grant under the Plan.

11.    Leaves of Absence/Transfer Between Locations. If determined by the Administrator (in its discretion and on a case-by-case basis) or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, such that vesting shall cease on the first day of any unpaid leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

13.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Sections 6(a), 7(a), 8(a), 9(b) and 10(a) of the

Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Also, for the avoidance of doubt and notwithstanding any contrary provision of the Plan, adjustments to Awards and the grant of new Awards (including, but not limited to, substitute Awards) under this Section 13 will not count against the per person numerical Share or dollar limits under the Plan (including, but not limited to, the Sections referenced above).

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-transaction corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)    Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares

underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

14.    Tax.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligations) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligations, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the maximum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the maximum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)    Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

15.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.    Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 18 of the Plan. Pursuant to the amendment and restatement of the Plan approved by the Administrator on September 30, 2019, subject to approval by the Company’s stockholders, the term of the Plan was extended until August 14, 2024.

18.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.    Compliance with Applicable Laws. The terms of the Plan are subject to Applicable Laws and shall be interpreted in such a manner as to comply with Applicable Laws.

20.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award and the Company may not permit the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Awards and/or Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the grant, exercise or vesting of Awards or the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to grant Awards, to allow exercise or vesting of Awards or to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.    Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a

Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

23.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Exhibit B

QUANTUM CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated November 13, 2019)

The following constitute the provisions of the Employee Stock Purchase Plan (herein called the “Plan”) of Quantum Corporation (herein called the “Company”).

1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other contributions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, this Plan document authorizes the purchase of Common Stock under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Board or a committee appointed by the Board and designed to achieve tax, securities law or other objectives.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(c) “Code Section 423(b) Plan” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b) of the Code.

(d) “Common Stock” shall mean the common stock of the Company.

(e) “Company” shall mean Quantum Corporation, a Delaware corporation.

(f) “Compensation” shall mean all regular straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or a committee appointed by the Board). The Board or a committee appointed by the Board shall have the power and discretion to (i) change the definition of Compensation for future Offering Periods, and (ii) determine what constitutes Compensation for Employees outside of the United States.

(g) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than three (3) months or re-employment upon the expiration of such leave is guaranteed by contract or statute; or (ii) notification by the Company of termination under a reduction-in-force. Termination of participation in the Plan in the case of a reduction-in-force shall be considered to have occurred upon the earlier of (x) the end of the employee’s continuation period, or (y) the first (1st) day after the three (3) month period immediately following the cessation of his or her employment services with the Company, provided, in each case, that he or she will not be entitled to participate in any Offering Period for which the Enrollment Date occurs after the cessation of his or her employment services with the Company.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board or a committee appointed by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries. The Board or a committee appointed by the Board, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2(f)) that the definition of Employee under the Plan or with respect to an Offering will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Board or a committee appointed by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week or not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Board or a committee appointed by the Board in its discretion), or (iii) is a highly compensated employee under Section 414(q) of the Code.

(j) “Enrollment Date” shall mean, unless otherwise determined by the Board or a committee appointed by the Board, the first Trading Day on or after every February 6 and August 6 of each year.

(k) “Exercise Date” shall mean, unless otherwise determined by the Board or a committee appointed by the Board, the date(s) approximately every six months after the Enrollment Date of an Offering Period and shall be one Trading Day prior to an Enrollment Date of the immediately following Offering Period.

(l) “Fair Market Value” shall mean, as of any date, the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as quoted on the stock exchange with the greatest volume of trading in Common Stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board or a committee appointed by the Board deems reliable.

(m) “New Exercise Date” shall mean a new Exercise Date if the Board or a committee appointed by the Board shortens any Offering Period then in progress.

(n) “Non-423(b) Component” shall mean the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

(o) “Offering” shall mean an offer of an option under the Plan that may be exercised during an Offering Period. For purposes of the Plan, the Board or a committee appointed by the Board may designate separate Offerings under the Plan in which Employees of one or more employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will apply separately to each Offering. To the extent permitted by Treasury Regulations Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

(p) “Offering Period” shall mean a period commencing on an Enrollment Date and ending on the Exercise Date, approximately six (6) months later, or as otherwise set forth in Section 4 hereof.

(q) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” shall mean this Employee Stock Purchase Plan, which includes a Code Section 423(b) Plan and a Non-423(b) Component.

(s) “Purchase Price” shall have the meaning as set forth in Section 7(b).

(t) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(u) “Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

3. Eligibility

(a) Any Employee (as defined in Section 2) who shall be employed by the Company or one of its Designated Subsidiaries on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, unless the Company, in its discretion, decides that such participation would infringe any U.S. or foreign law, rules or regulations.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately, after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase shares under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c) No employee of the Company or a Designated Subsidiary shall be eligible to participate in the Non-423(b) Component of the Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Act”).

(d) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the U.S. or resident aliens of the U.S. (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Code Section 423. In the case of the Non-423 Component, Employees may be excluded from participation in the Plan or an Offering if the Board or a committee appointed by the Board has determined that participation of such Employees is not advisable or practicable.

4. Offering Periods and Purchase Periods.

(a) Shares of the Company’s Common Stock shall be offered for purchase under the Plan through a series of consecutive and/or overlapping Offering Periods with a new Offering Period commencing on an Enrollment Date and shall continue thereafter until terminated in accordance with Section 19 hereof. The Board or a committee appointed by the Board shall have the power to change the duration of Offering Periods with respect to future Offerings. In no event shall the duration of an Offering Period exceed twenty-seven (27) months. Notwithstanding the foregoing, no offers hereunder shall be made until compliance with all applicable securities law has been obtained.

(b) The Plan shall be implemented through a series of consecutive and/or overlapping Offering Periods, each to be of such duration (not to exceed twenty-seven (27) months per Offering Period) as determined by the Board or a committee appointed by the Board prior to the Enrollment Date. Offering Periods may consist of one or more purchase periods during which payroll deductions are collected from Plan participants and accumulated under the Plan. Payroll deductions shall commence on the first payroll date following the Enrollment Date, or the beginning of the purchase period if applicable, and shall end on the last payroll date in the Offering Period, or the purchase period if applicable, to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10. The Board or a committee appointed by the Board will announce the Enrollment Date of an Offering Period, the duration of that Offering Period, and any applicable purchase period(s) during the Offering Period in advance of the Enrollment Date.

(c) A participant shall be granted a separate purchase right for each Offering Period in which the participant participates. The purchase right shall be granted on the Enrollment Date and shall be automatically exercised on the applicable Exercise Date within that Offering Period or any earlier day the purchase right is to be exercised hereunder.

(d) An Employee may participate in only one Offering Period at a time. Accordingly, an Employee who wishes to join a new Offering Period must withdraw from the current Offering Period pursuant to Section 10.

5. Participation. An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form and manner determined by the Company in its discretion from time to time. The Company, in its discretion, may decide that all participants in a specified Offering may submit contributions to the Plan by means other than payroll deductions. If participants are permitted or required to contribute to the Plan by other means, the Company, in its discretion, will determine the procedure for providing the contributions prior to the Exercise Date.

6. Payroll Deductions/Contributions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to contribute to the Plan (in the form of payroll deductions or otherwise) on each payday during the Offering Period at a rate not exceeding ten percent (10%) of the Compensation which he or she received on such payday, and the aggregate of such payroll deductions pursuant to the Plan during the Offering Period shall not exceed ten percent (10%) of his or her aggregate Compensation during said Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) All contributions made for a participant shall be credited to his or her account under the Plan.

(c) A participant may discontinue participation in the Plan as provided in Section 10, or may change the rate of payroll deductions or other contributions by submitting written notice to the Company in the form and manner prescribed by the Board or a committee appointed by the Board (or its designee) authorizing a change in the participant’s payroll deduction or contribution rate. The change rate shall be effective (i) in the case of a decrease in rate, with the first payroll period following the Company’s receipt of the notice of rate change, and (ii) in the case of an increase in rate at the beginning of the next Offering Period following the Company’s receipt of the notice of rate change. If a participant has not followed the procedures prescribed by the Board or a committee appointed by the Board (or its designee) to change the rate of payroll deductions or other contributions, the rate of his or her payroll deductions or other contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Board or a committee appointed by the Board may, in its sole discretion, limit the nature and/or number of payroll deduction or contribution rate changes that may be made by participants during any Offering Period.

7. Grant of Option.

(a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Dates during such Offering Period up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s contributions to the Plan accumulated during the Offering Period ending on such Exercise Date by the lower of (i) eighty-five percent

(85%) of the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date, or (ii) eighty-five (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase in one calendar year more than a number of shares determined by dividing US$25,000 by the Fair Market Value of a share of the Company’s Common Stock (determined at the time such option is granted), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be automatically exercised on the Exercise Date during the Offering Period, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period.

(b) The purchase price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date (such price, the “Purchase Price”).

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s contributions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all contributions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Contributions shall recommence at the rate provided in such participant’s subscription scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(d) If the Board or a committee appointed by the Board determines, in its sole discretion, that the exercise of an option or the disposition of Common Stock issued under the Plan will result in tax liability for which the Company or a Designated Subsidiary will have an obligation to withhold, the participant must make adequate provision for the payment of such federal, state, local and foreign income, social insurance, employment and any other applicable taxes. At any time, the Company or the Designated Subsidiary may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or the Designated Subsidiary any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the eligible Employee.

8. Exercise of Option. The participant’s option for the purchase of shares will be exercised automatically on each Exercise Date of each Offering Period and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions or other contributions in his or her account unless prior to such Exercise Date the participant has withdrawn from the Offering Period as provided in Section 10 or unless any of the limitations under Sections 3, 7 or 12 would be exceeded. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant. No fractional shares shall be purchased; any payroll deductions or other contributions accumulated in a participant’s account which are not sufficient to purchase a full share, or which would cause the limitations under Sections 3, 7 or 12 hereof to be exceeded, shall be returned to the participant after the Exercise Date.

9. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, the shares of Common Stock purchased upon exercise of the option. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the contributions credited to his or her account under the Plan at any time prior to the end of the Offering Period by giving written notice to the Company in the form and manner prescribed by the Board or a committee appointed by the Board for such purpose. All of the participant’s contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, contributions may not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Upon termination of the participant’s employment prior to the end of the Offering Period for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated; provided that if an Employee shall take a leave of absence approved by the Company in accordance with Section 2(g) of this Plan during an Offering Period in which the Employee is a participant, the participant will be deemed to have his or her contributions reduced to 0% during such leave of absence, but he or she shall continue to be a participant in the applicable Offering Period and upon his or her return to employment with the Company shall be eligible to participate fully in any remaining portion of the applicable Offering Period. If the participant fails to return to employment with the Company at the end of such authorized leave of absence, or if his or her employment is otherwise terminated earlier, he or she shall be deemed to have withdrawn from participation in the Plan.

(c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

(d) A participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary will not be treated as terminated under the Plan; however, if a participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Code Section 423.

11. Interest. No interest shall accrue on the contributions of a participant in the Plan, unless required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 9,725,769, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. In addition, in no event shall more than 300,000 shares of the Company’s Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 18) be made available for sale under the Plan on any one Exercise Date. Furthermore, the maximum number of shares that each participant may purchase on any one Exercise Date shall not exceed 10,000 shares of the Company’s Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 18). However, the Board or a committee appointed by the Board, in its discretion and prior to the commencement of an Offering Period, may decide to impose a different limit on the number of shares of the Company’s Common Stock that each participant may purchase on any one Exercise Date during such Offering Period. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof at the beginning of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) or the 300,000 share limit for any one Exercise Date, the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of contributions, if necessary.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized exchange agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, or as otherwise directed by the participant.

13. Administration. The Plan shall be administered by the Board or a committee appointed by the Board. The Board or a committee appointed by the Board will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Board or a committee appointed by the Board, the Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Board or a committee appointed by the Board is specifically authorized (in its discretion) to adopt rules and procedures regarding eligibility to participate, the form and manner for making elections under the Plan, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest (if any), conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements and withholding procedures and handling of stock certificates that vary with applicable local requirements. The Board of a committee appointed by the Board also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, interpretation and determination made by the Board of a committee appointed by the Board will, to the full extent permitted by law, be final and binding upon all parties.

14. Designation of Beneficiary.

(a) Unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the end of the Offering Period.

(b) Unless otherwise determined by the Company, such designation of beneficiary may be changed by the participant at any time by written notice to the Company in the form and manner prescribed by the Board or a committee appointed by the Board for such purpose. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipients of the shares and/or cash under applicable law.

(c) All beneficiary designations will be in such form and manner as the Board or a committee appointed by the Board may prescribe from time to time.

15. Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such contributions, except under Offerings or for participants in the Non-423 Component for which applicable laws require that contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually as promptly as practically feasible following an Exercise Date, which statements will set forth the amounts of contributions, the per share Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company that affects the shares of Common Stock, then the Board or a committee appointed by the Board shall, in such manner as it may deem equitable, adjust the number and class of shares of Common Stock (or other securities, property or cash) that may be delivered under the Plan, and the number, class, and price of shares of Common Stock subject to any option under the Plan which has not yet been exercised, as determined by the Board or a committee appointed by the Board (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board or a committee appointed by the Board on an Exercise Date if the Board or its committee, as applicable, determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding or contributing to the Plan in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board or a committee appointed by the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or a committee appointed by the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the action by the Board or a committee appointed by the Board;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions or other contributions; and

(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Stockholder Approval. If required by Section 19, any amendment to the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date such amendment is adopted. If such stockholder approval is obtained at a duly held stockholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

(a) solicited substantially in accordance with Section 14(a) of the Act and the rules and regulations promulgated thereunder, or solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

(b) obtained at or prior to the first annual meeting of stockholders held subsequent to the later of (i) the first registration of Common Stock under Section 12 of the Act, or (ii) the acquisition of an equity security for which exemption is claimed.

In the case of approval by written consent, it must be obtained in accordance with applicable state law.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a New Exercise Date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or a committee appointed by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board or a committee appointed by the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

24. Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and such Offering Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or asset sale. The Board or a committee appointed by the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

25. Code Section 409A. The Code Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase shares of Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase shares of Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or a committee appointed by the Board. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or a committee appointed by the Board with respect thereto.

26. No Right to Employment. Participation in the Plan by a participant will not be construed as giving a participant the right to be retained as an employee of the Company or a Subsidiary, as applicable. Further, the Company or a Subsidiary may dismiss a participant from employment at any time, free from any liability or any claim under the Plan.

27. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or participant as if the invalid, illegal or unenforceable provision had not been included.

28. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all applicable laws and will be construed accordingly.

29. Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of California without regard to any provisions of California law relating to the conflict of laws.

QUANTUM CORPORATION 224 AIRPORT PARKWAY, SUITE 550 SAN JOSE, CA 95110 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your Notice or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your Notice or proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E86148-P30109 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY QUANTUM CORPORATION The Board of Directors Recommends a Vote “For” each of the Nominees named in Proposal 1. Vote on Directors 1. Proposal to elect to the Board of Directors. 1a. John A. Fichthorn 1b. James J. Lerner 1c. Raghavendra Rau 1d. Marc E. Rothman 1e. Eric B. Singer For Against Abstain Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors and allocate them among director nominees for which you do not vote “Against” or “Abstain.” To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific board nominee or nominees as explained in the proxy statement or to withhold authority to cumulate votes, mark the box to the right and write your instructions. If you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee. You may not cumulate votes “Against” a nominee. The Board of Directors Recommends a Vote “For” Proposals 2, 3, 4, and 5. 2. Proposal to ratify the appointment of Armanino LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2020. 3. Proposal to adopt a resolution approving, on an advisory basis, the compensation of the Company’s named executive officers. 4. Proposal to approve an amended and restated 2012 Long-Term Incentive Plan. 5. Proposal to approve an amended and restated Employee Stock Purchase Plan. For Against Abstain The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees named in Proposal 1 and FOR Proposals 2, 3, 4, and 5. If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy are authorized to vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If the signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature/Title (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com. Proxy Card QUANTUM CORPORATION Annual Meeting of Stockholders — November 13, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of Quantum Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated October 15, 2019, and hereby appoint(s) James J. Lerner and J. Michael Dodson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Quantum Corporation, to be held on November 13, 2019 at 11:30 a.m., Eastern Time, at the law offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York 10019, and at any adjournments or postponements thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. In accordance with the discretion and at the instruction of the Board of Directors, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in Quantum’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors’ (or an authorized committee thereof) recommendations. Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors except for nominees for whom you have voted “Against” or “Abstain”, in accordance with the instruction of the Board of Directors. At the Annual Meeting, unless you specifically instruct otherwise, the Board of Directors will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of the Company’s director nominees, and will provide instructions as to the order of priority of our nominees in the event that fewer than all of our nominees are elected. If any nominee named on the reverse side for good cause will not serve or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. Cumulative Voting Instructions (Mark the corresponding box on the reverse side) (If you noted cumulative voting instructions, please check the corresponding box on the reverse side.) PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued, and to be signed and dated, on the reverse side.) E86149-P30109